                                                FILED PURSUANT TO RULE 424(B)(5)
                                                      REGISTRATION NO. 333-58995

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 27, 2000)

                              MID-STATE TRUST VIII
                                     Issuer
                             MID-STATE HOMES, INC.
                             DEPOSITOR AND SERVICER
                                  $386,500,000
                                 (APPROXIMATE)
                           7.791% ASSET-BACKED NOTES

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT.

The notes represent obligations of Mid-State Trust VIII only. The holders of the notes will have no recourse to Mid-State Homes, Inc. or any of its affiliates.

Neither the notes nor the accounts securing them are insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the notes only if it is accompanied by the prospectus.

MID-STATE TRUST VIII WILL ISSUE ASSET-BACKED NOTES WITH AN INITIAL PRINCIPAL AMOUNT OF APPROXIMATELY $386,500,000, BEARING INTEREST AT THE RATE OF 7.791% PER ANNUM. THE NOTES WILL BE RATED "AAA" BY STANDARD & POOR'S, A DIVISION OF THE MCGRAW-HILL COMPANIES, INC. AND "AAA" BY MOODY'S INVESTORS SERVICE, INC.

The assets of the trust, which will secure the notes, will consist primarily of accounts, including building and instalment sale contracts, promissory notes and related mortgages, and other security agreements. The accounts were originated by Jim Walter Homes, Inc. and its affiliates, Dream Homes, Inc. and Neatherlin Homes, Inc., which are in the business of marketing and supervising the construction of standardized, partially-finished, detached, single-family residential homes. See "THE COMPANY" and "THE ASSETS OF THE TRUST" in this prospectus supplement and "THE ASSETS OF THE TRUST" in the prospectus.

The notes will be credit enhanced by means of a financial guaranty insurance policy under which Ambac Assurance Corporation, an insurer rated "AAA," "Aaa" and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch IBCA, Inc. respectively, will insure that noteholders will receive timely payments of interest and payment of any unpaid principal on the maturity date of the notes. See "THE POLICY" and "AMBAC ASSURANCE CORPORATION" in this prospectus supplement.

                                                  [LOGO]

As of the cut-off date, the notes were overcollateralized by approximately $30,454,519.88. The amount of overcollateralization is subject to change as described in this prospectus supplement.

Please read this prospectus supplement and the accompanying prospectus carefully to understand the risks associated with these investments.

The yield to maturity of the notes will be affected by the principal payment rates on the accounts securing the notes.

                                                                             UNDERWRITING          PROCEEDS TO
                                                     PRICE TO PUBLIC(1)        DISCOUNT          DEPOSITOR(1)(2)
Per Note...........................................       99.9974%               0.35%              99.6474%
Total..............................................     $386,489,951          $1,352,750          $385,137,201

(1) Plus accrued interest, if any, from April 15, 2000.
(2) Before deducting expenses, estimated to be $1,500,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Banc of America Securities LLC                                   Lehman Brothers

                              Salomon Smith Barney

April 27, 2000

               IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information is provided to you about the notes in two distinct documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may apply to your notes and (b) this prospectus supplement, which describes the specific terms of your notes.

     If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus state the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Prospectus Supplement Definitions" beginning on page S-40 in this document and under the caption "Index of Defined Terms" beginning on page 58 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors," "The Company," "The Assets of the Trust" and "Description of the Notes." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language that includes the words "expects," "intends," "anticipates," "estimates," or analogous expressions, or by other qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from these forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the control of the depositor. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to these forward-looking statements to reflect any change in the depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                              PROSPECTUS SUPPLEMENT

                                TABLE OF CONTENTS


SUMMARY INFORMATION.............................................................................................S-1
RISK FACTORS....................................................................................................S-7
     Limited Liquidity of the Notes.............................................................................S-7
     Limited Assets.............................................................................................S-7
     Limited Obligations of Insurer.............................................................................S-7
     If the Insurer Defaults, Losses to Noteholders May Result if Overcollateralization Becomes Exhausted.......S-7
     Potential for Losses Increases if Mortgage Collateral Includes Delinquent Accounts or if Accounts
         Become Delinquent......................................................................................S-8
     Risk of Consumer Litigation................................................................................S-9
     Rate of Prepayments on Accounts May Adversely Affect Yield and Weighted Average Life of Notes..............S-9
     Limited Rights of Noteholders.............................................................................S-10
     Year 2000 Legislation May Affect Timely Exercise of Remedies..............................................S-10
     Rights of Beneficial Owners May Be Limited By Book-Entry System...........................................S-11
THE ISSUER.....................................................................................................S-11
USE OF PROCEEDS................................................................................................S-11
THE COMPANY....................................................................................................S-11
     Homebuilding Activities...................................................................................S-11
     Servicing.................................................................................................S-12
     Repossessions.............................................................................................S-13
     Real Estate Owned.........................................................................................S-13
     Time to Recovery..........................................................................................S-14
THE ASSETS OF THE TRUST........................................................................................S-14
     Effective Financing Rate..................................................................................S-15
     Total Accounts Comprising the Mortgage Collateral.........................................................S-15
DESCRIPTION OF THE NOTES.......................................................................................S-19
     Interest and Principal Payments on the Notes..............................................................S-19
     Application of Available Funds............................................................................S-19
     Defined Terms.............................................................................................S-19
     Redemption of the Notes...................................................................................S-21
     Weighted Average Life of the Notes........................................................................S-21
     Registration of Notes.....................................................................................S-25
THE POLICY.....................................................................................................S-26
AMBAC ASSURANCE CORPORATION....................................................................................S-28
THE INDENTURE..................................................................................................S-29
     Events of Default.........................................................................................S-29
     Rights Upon Event of Default..............................................................................S-30
     Modification of Indenture.................................................................................S-31
     Limitations on Suits......................................................................................S-31
     Reports to Noteholders....................................................................................S-32
     The Indenture Trustee.....................................................................................S-32
THE SERVICING AGREEMENT........................................................................................S-32
     General...................................................................................................S-32
     Servicing Fee.............................................................................................S-32
     Annual Accountants' Report................................................................................S-32
     Events of Default.........................................................................................S-32
     Rights Upon Event of Default..............................................................................S-33
     Termination and Replacement of Servicer...................................................................S-33
     Trigger Events............................................................................................S-33
     Amendments................................................................................................S-34
LEGAL INVESTMENT CONSIDERATIONS................................................................................S-34
ERISA CONSIDERATIONS...........................................................................................S-35
FEDERAL INCOME TAX CONSEQUENCES................................................................................S-36



     General...................................................................................................S-36
     Original Issue Discount...................................................................................S-36
THE TRUST AGREEMENT............................................................................................S-37
THE PURCHASE AND SALE AGREEMENT................................................................................S-37
DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION........................................................S-37
     Expenses..................................................................................................S-37
     Capital Resources and Liquidity...........................................................................S-37
     Results of Operations.....................................................................................S-37
     Impact of Inflation and Changing Prices...................................................................S-37
PLAN OF DISTRIBUTION...........................................................................................S-37
LEGAL MATTERS..................................................................................................S-38
EXPERTS........................................................................................................S-39
NOTE RATINGS...................................................................................................S-39
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS.....................................................................S-40


                               SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL DETAILED INFORMATION ABOUT THE NOTES.

                                                 RELEVANT PARTIES

Issuer....................................  Mid-State Trust VIII will be the issuer of the notes. It will be a
                                            business trust established under the
                                            laws of Delaware pursuant to a trust
                                            agreement, dated as of April 12,
                                            2000, between Mid-State Homes, Inc.
                                            and Wilmington Trust Company, as
                                            owner trustee. The issuer will own
                                            the assets securing the notes. These
                                            assets will be accounts, including
                                            building and instalment sale
                                            contracts, promissory notes, related
                                            mortgages and other security
                                            agreements. The issuer will issue
                                            the notes pursuant to an indenture
                                            with the indenture trustee. The
                                            notes will be obligations solely of
                                            the issuer. See "THE ISSUER" in this
                                            prospectus supplement and in the
                                            prospectus.

Depositor.................................  Mid-State Homes, Inc. will be the depositor and, pursuant to a
                                            purchase and sale agreement between
                                            the depositor and the issuer, will
                                            transfer the accounts to the issuer
                                            on or about May 3, 2000. The
                                            depositor will be the settlor and
                                            sole beneficiary of the issuer. The
                                            depositor is an indirect
                                            wholly-owned subsidiary of Walter
                                            Industries, Inc. See "THE PURCHASE
                                            AND SALE AGREEMENT" in this
                                            prospectus supplement and in the
                                            prospectus.

Owner Trustee.............................  Wilmington Trust Company will be the owner trustee of the issuer. The
                                            owner trustee will be required to
                                            cause the transfer of ownership of
                                            the accounts to the issuer, to cause
                                            the issuer to pledge the accounts as
                                            security for the notes, and to cause
                                            the issuance of the notes pursuant
                                            to the indenture. See "THE TRUST
                                            AGREEMENT" in this prospectus
                                            supplement and in the prospectus.

Indenture Trustee.........................  First Union National Bank will be the indenture trustee for the
                                            benefit of holders of the notes. See
                                            "THE INDENTURE--The Indenture
                                            Trustee" in this prospectus
                                            supplement and in the prospectus.

Servicer..................................  Mid-State Homes, Inc. will also be the servicer. As the servicer, it
                                            will collect payments on the
                                            accounts, prepare and deliver
                                            monthly reports to the indenture
                                            trustee concerning payments made on
                                            the accounts and will be responsible
                                            for ensuring the maintenance of any
                                            required insurance policies on the
                                            properties. See "THE SERVICING
                                            AGREEMENT" in this prospectus
                                            supplement and in the prospectus.

                                            The servicer may transfer its
                                            responsibilities to a successor
                                            servicer. An affiliate of the
                                            servicer, Jim Walter Homes, Inc.,
                                            will perform some servicing
                                            functions with respect to the
                                            accounts pursuant to a sub-servicing
                                            agreement.

Insurer...................................  The insurer will be Ambac Assurance
                                            Corporation, a Wisconsin-domiciled
                                            stock insurance corporation whose
                                            only business is that of financial
                                            guarantee and surety insurance. The
                                            insurer's financial strength is
                                            rated "AAA," "Aaa" and "AAA" by
                                            Standard & Poor's, a division of The
                                            McGraw-Hill Companies, Inc., Moody's
                                            Investors Service, Inc and Fitch
                                            IBCA, Inc., respectively. See "AMBAC
                                            ASSURANCE CORPORATION" in this
                                            prospectus supplement.

                                            When the notes are issued, the
                                            insurer will deliver to the
                                            indenture trustee, for the benefit
                                            of each noteholder, a financial
                                            guaranty insurance policy in which
                                            the insurer will unconditionally and
                                            irrevocably guarantee to the
                                            indenture trustee, for the benefit
                                            of each noteholder, that payments
                                            will be made, including interest due
                                            on the notes on each payment date
                                            and any unpaid principal on the
                                            maturity date of the notes, as
                                            described herein under "THE POLICY."

                     OVERVIEW OF THE SECURITY FOR THE NOTES

General...................................  The collateral securing payments of amounts due on the notes will
                                            include the following:

                                            -  Accounts, each originated by Jim
                                               Walter Homes, Inc. or one of its
                                               affiliates, Dream Homes, Inc. or
                                               Neatherlin Homes, Inc.,
                                               consisting primarily of building
                                               and instalment sale contracts,
                                               promissory notes, related
                                               mortgages and other security
                                               agreements. As of the cut-off
                                               date, the aggregate present value
                                               of the future scheduled monthly
                                               payments on the accounts will be
                                               approximately $416,954,519.88.
                                               See "The Accounts" below, "THE
                                               COMPANY" and "THE ASSETS OF THE
                                               TRUST" in this prospectus
                                               supplement, and "THE ASSETS OF
                                               THE TRUST" in the prospectus.

                                            -  Funds representing payments
                                               collected on the accounts. These
                                               funds will be deposited in a
                                               collection account that will be
                                               established in the name of the
                                               indenture trustee. Amounts
                                               deposited into this collection
                                               account, together with the
                                               interest thereon, less expenses
                                               incurred by the issuer, will be
                                               available to make payments of
                                               principal of, and interest on,
                                               the notes. See "THE ASSETS OF THE
                                               TRUST" in the prospectus.

                                            -  Payments due under insurance
                                               policies insuring the properties
                                               underlying the accounts.

                                            -  Contractual rights under the
                                               servicing agreement and under the
                                               purchase and sale agreement,
                                               including the right to compel
                                               performance of the sub-servicer.

                                            -  Rights to receive payments under
                                               the financial guaranty policy.
                                               See "OVERVIEW OF THE POLICY"
                                               below and "THE POLICY" in this
                                               prospectus supplement.

Cut-Off Date..............................  February 29, 2000 will be the date after which payments due or received
                                            on the accounts will be transferred
                                            to the trust and available for
                                            payment to the holders of the notes.

The Accounts..............................  9,552 accounts will secure the notes. The approximate aggregate
                                            present value of future scheduled
                                            monthly payments on the accounts, as
                                            of the cut-off date, will be
                                            approximately $416,954,519.88. These
                                            accounts will have, as of the
                                            cut-off date, a weighted average
                                            finance charge of approximately
                                            8.991% and a weighted average
                                            remaining term to maturity of
                                            approximately 273 months. See "THE
                                            ASSETS OF THE TRUST" in this
                                            prospectus supplement.

                             OVERVIEW OF THE POLICY

The Policy................................  The insurer will deliver the financial guaranty insurance policy
                                            concurrently with the issuance of
                                            the notes. Pursuant to the financial
                                            guaranty insurance policy, the
                                            insurer will unconditionally and
                                            irrevocably guarantee to the
                                            indenture trustee, for the benefit
                                            of the holders of the notes, the
                                            full and complete payment of:

                                            -  interest due on the notes on any
                                               payment date;

                                            -  the amount, if any, by which the
                                               outstanding principal amount of
                                               the notes exceeds the aggregate
                                               present value of future scheduled
                                               monthly payments on the accounts
                                               on any payment date;

                                            -  subject to certain conditions,
                                               any amount previously distributed
                                               to a noteholder that is sought to
                                               be recovered as a voidable
                                               preference by a trustee in a
                                               bankruptcy; and

                                            -  the entire outstanding principal
                                               amount of the notes to the extent
                                               not paid on the maturity date of
                                               the notes or earlier acceleration
                                               of the notes at the option of the
                                               insurer pursuant to the
                                               indenture.

                                            See "THE POLICY" in this prospectus
                                            supplement.

                              OVERVIEW OF THE NOTES

General Description of the Notes..........  The notes will be issued on or about
                                            May 3, 2000.

Principal Amount..........................  The approximate aggregate principal amount of the notes will be
                                            $386,500,000.

Payments of Interest......................  Interest on the notes will be payable monthly on each payment
                                            date, beginning May 15, 2000, in an
                                            amount equal to interest accrued
                                            during the period beginning on the
                                            15th day of the month preceding the
                                            month of such payment date and
                                            ending on the 14th day of the month
                                            in which such payment date occurs.
                                            Interest will be calculated at an
                                            interest rate of 7.791% per annum
                                            and will be calculated on the basis
                                            of a 360-day year consisting of
                                            twelve 30-day months.

                                            See "DESCRIPTION OF THE
                                            NOTES--Interest and Principal
                                            Payments on the Notes" in this
                                            prospectus supplement.

Payments of Principal.....................  On each payment date, a payment of principal of the notes will be due
                                            in an amount equal to the least of
                                            (1) the available funds in the
                                            collection account in excess of the
                                            amount of interest due on the notes
                                            and reimbursements and other amounts
                                            owed to the insurer on that payment
                                            date, (2) the amount which, when
                                            paid as principal of the notes, will
                                            result in an overcollateralization
                                            amount equal to the targeted
                                            overcollateralization level and (3)
                                            the outstanding principal amount of
                                            the notes.

                                            See "DESCRIPTION OF THE
                                            NOTES--Interest and Principal
                                            Payments on the Notes" in this
                                            prospectus supplement.

Payment Dates.............................  Payments on the notes will be made monthly on the 15th day of each
                                            month, or if such date is not a
                                            business day, the next business day
                                            thereafter.

Collection Period.........................  The payments made on each payment date, other than the first payment
                                            date, will have been collected
                                            during the one-month period ending
                                            on the close of business on the last
                                            day of the month preceding the month
                                            in which the related payment date
                                            occurs. The payments made on the
                                            first payment date will have been
                                            collected during the period
                                            beginning after the close of
                                            business on the cut-off date (I.E.,
                                            February 29, 2000) and ending on the
                                            close of business on April 30, 2000.

Denominations and Form of Notes...........  The issuer will offer the notes for purchase in denominations of $1,000
                                            and integral multiples thereof.

                                            The issuer will offer the notes in
                                            book-entry form only. Initially, the
                                            issuer will register the notes in
                                            the name of Cede & Co., the nominee
                                            of The Depository Trust Company
                                            ("DTC"). See "DESCRIPTION OF THE
                                            NOTES--Registration of Notes" in
                                            this prospectus supplement.

Record Date...............................  Payments on the notes will be made on each payment date to holders of
                                            record (which initially will be Cede
                                            & Co., as nominee for DTC) at the
                                            close of business on the day
                                            immediately prior to such payment
                                            date.

Maturity Date.............................  On the payment date occurring in
                                            March 2038, the entire principal
                                            amount of the notes will be due to
                                            the extent not previously paid.

Note Ratings..............................  The issuer will not issue the notes unless they have been rated "AAA" by
                                            Standard & Poor's, a division of The
                                            McGraw-Hill Companies, Inc. and
                                            "Aaa" by Moody's Investors Service,
                                            Inc. A security rating is not a
                                            recommendation to buy, sell or hold
                                            the notes. A rating may be subject
                                            to revision or withdrawal at any
                                            time by the assigning rating agency.
                                            The ratings address the likelihood
                                            of timely payment of interest and
                                            the ultimate payment of principal on
                                            the notes. The ratings do not
                                            address the possibility that, as a
                                            result of principal prepayments, the
                                            yield on your notes may be lower
                                            than expected.

                                            See "NOTE RATINGS" in this
                                            prospectus supplement and in the
                                            prospectus.

Optional Redemption of Notes..............  The issuer may, at its option, redeem all (but not less than all)
                                            of the notes at 100% of the unpaid
                                            principal amount of the notes plus
                                            accrued interest, but only under the
                                            circumstances specified in the
                                            indenture. Specifically, the issuer
                                            may redeem all of the notes if,
                                            after giving effect to the payment
                                            of principal that would be made on
                                            any payment date absent such
                                            redemption, the aggregate principal
                                            amount of the notes outstanding is
                                            less than or equal to 10% of the
                                            original aggregate principal amount
                                            of the notes.

                                            See "DESCRIPTION OF THE
                                            NOTES--Redemption of the Notes" in
                                            this prospectus supplement.

Risk Factors..............................  There are risks associated with the notes as described herein and in the
                                            prospectus under "RISK FACTORS." You
                                            should consider these risks
                                            carefully. See "RISK FACTORS" in
                                            this prospectus supplement and in
                                            the prospectus.

Legal Investment Considerations...........  THE NOTES WILL NOT CONSTITUTE
                                            "MORTGAGE RELATED SECURITIES" FOR
                                            PURPOSES OF THE SECONDARY MORTGAGE
                                            MARKET ENHANCEMENT ACT OF 1984, AS
                                            AMENDED. If your legal investment
                                            activities are subject to legal
                                            investment laws and regulations,
                                            regulatory capital requirements, or
                                            review by regulatory authorities,
                                            you may be subject to restrictions
                                            on investment in the notes and
                                            should consult your own legal, tax
                                            and accounting advisors in
                                            determining the suitability of and
                                            consequences to you of the purchase,
                                            ownership and disposition of the
                                            notes.

                                            See "LEGAL INVESTMENT
                                            CONSIDERATIONS" in this prospectus
                                            supplement and in the prospectus.

ERISA Considerations......................  If you are a fiduciary of an employee benefit plan or other
                                            retirement plan or arrangement
                                            subject to Title I of the Employee

                                            Retirement Income Security Act of
                                            1974, as amended ("ERISA"), or
                                            Section 4975 of the Internal Revenue
                                            Code of 1986, as amended (the
                                            "Code"), or a government plan, as
                                            defined by Section 3(32) of ERISA,
                                            subject to any federal, state or
                                            local law ("Similar Law") which is,
                                            to a material extent, similar to the
                                            foregoing provisions of ERISA or the
                                            Code (collectively, a "Plan"), you
                                            should carefully review with your
                                            legal advisors whether the purchase
                                            or holding of the notes could give
                                            rise to a transaction prohibited or
                                            otherwise not permissible under
                                            ERISA, the Code or Similar Law.

                                            See "ERISA CONSIDERATIONS" in this
                                            prospectus supplement and in the
                                            prospectus.

Tax Status of the Notes...................  The notes will be treated as debt for federal income tax purposes.

                                            The notes will not constitute "loans
                                            secured by an interest in real
                                            property" for "domestic building and
                                            loan associations" or "real estate
                                            assets" for "real estate investment
                                            trusts."

                                            See "FEDERAL INCOME TAX
                                            CONSEQUENCES" in this prospectus
                                            supplement and "MATERIAL FEDERAL
                                            INCOME TAX CONSEQUENCES" in the
                                            prospectus.

Reports...................................  The indenture trustee will prepare monthly unaudited reports as to the
                                            payments made on the notes. However,
                                            if you purchase a note, you will not
                                            have the right to review such
                                            reports unless notes are issued in
                                            registered form to note owners, or
                                            their nominees, rather than to DTC.
                                            The issuer presently intends to
                                            issue the notes in book-entry form
                                            only, registered in the name of
                                            DTC's nominee, Cede & Co. Notes will
                                            be issued in registered form to note
                                            owners or their nominees only in
                                            certain limited circumstances. If
                                            notes are not issued in such a
                                            manner, the indenture trustee will
                                            send the reports only to Cede & Co.,
                                            as nominee of DTC and registered
                                            holder of the notes. See
                                            "DESCRIPTION OF THE
                                            NOTES--Registration of the Notes" in
                                            the prospectus supplement.

                                  RISK FACTORS

     There are risks associated with the notes. This part of the prospectus supplement, along with the corresponding "Risk Factors" section of the attached prospectus, summarizes those risks. You should consider carefully all information that appears under the "Risk Factors" heading.

LIMITED LIQUIDITY OF THE NOTES

     There is currently no secondary market for the notes. The underwriters intend to make a market in the notes but are not obligated to do so. There can be no assurance that a market will develop or, if it does develop, that it will assure the liquidity of investments in the notes or will continue for the life of the notes. Further, no application will be made to list the notes on any securities exchange. Accordingly, the liquidity of the notes may be limited.

LIMITED ASSETS

     The notes will represent obligations solely of the issuer. None of the notes or accounts will be guaranteed or insured by a governmental instrumentality. Holders of the notes will have no recourse to the depositor or any of its affiliates. The notes' security is limited to the security pledged under the indenture. If the issuer is unable to make the payments due on the notes and an event of default under the indenture occurs and the maturity of the notes is accelerated, it is unlikely that the issuer will be able to pay the accelerated principal amount due on the notes at the time of acceleration.

LIMITED OBLIGATIONS OF INSURER

     The insurer will be obligated only to pay insured amounts consisting of (1) for each applicable payment date, any shortfall in amounts available in the collection account to pay interest due on the aggregate current principal amount of the notes, (2) the amount by which the aggregate principal balance of the notes (before giving effect to principal paid, if any, on that payment date) exceeds the aggregate present value of future scheduled monthly payments on the accounts as of the last day of the month preceding the month of that payment date, (3) subject to the conditions specified in the indenture, any amount previously distributed to a noteholder that is recoverable and is sought to be recovered as a voidable preference by a trustee in a bankruptcy and (4) on the maturity date or earlier acceleration of the notes at the option of the insurer pursuant to the terms of the indenture, the entire outstanding principal amount of the notes to the extent unpaid each in accordance with the terms of the policy. Even if the maturity of the notes were accelerated upon an event of default under the indenture, the insurer would only be obligated to pay the items listed in clauses (1) and (2) above and not to pay the accelerated principal balance, although the insurer in its discretion may elect to pay it.

IF THE INSURER DEFAULTS, LOSSES TO NOTEHOLDERS MAY RESULT IF
OVERCOLLATERALIZATION BECOMES EXHAUSTED

     As of the cut-off date, the aggregate present value of the future scheduled monthly payments on the accounts is expected to be approximately $416,954,519.88, while the aggregate principal balance of the notes is expected to be $386,500,000. Because the aggregate present value of the future scheduled monthly payments on the accounts will exceed the aggregate principal balance of the notes, as of the closing date the notes will be overcollateralized. However, there can be no assurance that the notes will continue to be overcollateralized. It is possible that the notes will cease to be overcollateralized, that the insurer will fail to pay the insured amounts, and that the holders of the notes will not receive payments on the notes.

     On each payment date, except as described below, available funds in the collection account received through the last day of the month preceding that payment date, if any, in excess of the amount of interest due on the notes on that payment date and reimbursements and other amounts owed to the insurer will be applied to pay principal of the notes. Unless a default, breach, insolvency or other event specified in the servicing agreement has occurred and is continuing, available funds in the collection account received through the last day of the month preceding that payment date, if any, in excess of the amount of interest due on the notes on that payment date and reimbursements and other amounts owed to the insurer will be applied to principal of the notes only to the extent necessary to reduce the outstanding principal amount of the notes to the amount at which the targeted level of overcollateralization is achieved or maintained. So long as a default, breach, insolvency or other event specified in the servicing agreement has not occurred, the balance of the excess, if any, will be released to the issuer and distributed to the owner of the beneficial interest in the issuer, which initially will be Mid-State Homes, Inc.

     In the absence of losses or delinquencies on the accounts, payments applied to pay principal of the notes will increase the level of overcollateralization from the original level. However, it is possible that delinquencies and losses incurred in connection with the accounts will reduce or eliminate the notes' overcollateralization. This would happen if the aggregate present value of future scheduled monthly payments on the accounts declined because of these losses more than the principal amount of the notes declined because of payments of principal. If the notes' overcollateralization becomes exhausted, and if the accounts incur further losses, then principal of and interest on the notes may not be paid in full if the insurer fails to pay insured amounts.

POTENTIAL FOR LOSSES INCREASES IF MORTGAGE COLLATERAL INCLUDES DELINQUENT ACCOUNTS OR IF ACCOUNTS BECOME DELINQUENT

     Some of the accounts are delinquent. In addition, some of the accounts may become delinquent. It is possible that delinquent accounts will go into foreclosure and that the properties securing such accounts may become repossessed properties.

     As of the cut-off date, approximately 2.25% of the accounts were considered to be "delinquent." An account becomes "delinquent" if the servicer receives anything less than a full monthly payment by the end of the subsequent calendar month. An account continues to be considered as "delinquent" when it becomes subject to foreclosure or bankruptcy, unless it is paying pursuant to a bankruptcy plan. Approximately 1.06% of the total accounts had payments that were past due by 31-60 days. Approximately 0.31% of the total accounts had payments that were past due by 61-90 days. Approximately 0.88% of the total accounts had payments that were past due by 91 or more days. Approximately 3.80% of the obligors on accounts, representing approximately 2.92% of the aggregate present value of future scheduled monthly payments on the accounts, have filed for bankruptcy.

     Amounts realized upon resale of repossessed properties may be less than the then-present value of future scheduled monthly payments of the related accounts at the time of repossession. In addition, certain states have adopted statutes limiting the right of mortgagees to obtain deficiency judgments against customers following foreclosure. If the amount realized upon resale is less than the outstanding present value of future scheduled monthly payments of the prior account, the servicer may be unable to collect the amount of such deficiency. If losses incurred in connection with repossessing homes exceed the credit enhancement for the notes and the insurer fails to pay insured amounts, then the notes may be adversely affected.

     If the issuer fails to make payments due on the notes, the insurer will be obligated to pay only the amounts described above under "--Limited Obligations of Insurer."

RISK OF CONSUMER LITIGATION

     From time to time, litigation (including group or class action litigation) is instituted or threatened against Jim Walter Homes, Inc. ("Jim Walter Homes"), or its affiliates, including Mid-State Homes, Inc. ("Mid-State"). In the past, Jim Walter Homes and Mid-State have paid substantial amounts in settlement of certain class action claims.

     Mid-State and Jim Walter Homes have been named as defendants in a group of 38 related lawsuits in Alabama, each asserting claims for breach of warranty for alleged defective construction and claims of fraud for statements made by Jim Walter Homes sales representatives promising "quality, well-built homes" (the "Alabama Lawsuits"). Each of the Alabama Lawsuits claims compensatory and punitive damages. The plaintiffs in each of the Alabama Lawsuits are represented by the same attorney. The facts alleged in 30 of the Alabama Lawsuits (the "Pre-Emergence Lawsuits") relate to homes built before or during the time when Mid-State and Jim Walter Homes were in Chapter 11 bankruptcy proceedings (as described in the Prospectus under "THE DEPOSITOR") and the other eight Alabama Lawsuits relate to homes built after Mid-State and Jim Walter Homes emerged from bankruptcy. Mid-State and Jim Walter Homes have filed for declaratory judgment in the Bankruptcy Court asserting that the claims alleged in the Pre-Emergence Lawsuits were discharged when Mid-State, Jim Walter Homes and their affiliates emerged from bankruptcy. One of the Alabama Lawsuits was tried in May 1999 and resulted in a jury awarding damages to the plaintiff consisting of $40,000 in compensatory damages and $50,000 in punitive damages. Mid-State and Jim Walter Homes have appealed that verdict to the Alabama Supreme Court on various grounds. The Alabama state court judges in all of the other Alabama Lawsuits stayed proceedings in those cases, pending the outcome of the Bankruptcy Court declaratory judgement proceeding and/or the decision of the Alabama Supreme Court. Since August 1999, five more cases have been filed by plaintiffs in Mississippi (the "Mississippi Lawsuits"), all asserting claims and alleging facts substantially similar to those asserted and alleged in the Alabama Lawsuits. Plaintiff's counsel in all the Mississippi Lawsuits is the same counsel as in the Alabama Lawsuits.

     Only one of the Accounts (representing approximately 0.004% of the Aggregate Economic Balance) is secured by a home that is the subject of an Alabama Lawsuit and none of the Accounts is secured by any of the homes that is subject to the Mississippi Lawsuits. In the event that similar actions are brought in Alabama, Mississippi or other jurisdictions involving other Accounts, it is possible that the Trust would be named a party thereto and the costs associated with such a litigation could adversely affect payments on the Notes. It is also possible that the Trust may be added as a party to the one Alabama Lawsuit that involves an Account.

     Jim Walter Homes and/or Mid-State are party to a number of other lawsuits arising in the ordinary course of their businesses.

     The results of litigation cannot be predicted with certainty. In particular, the plaintiffs in the Alabama Lawsuits and the Mississippi Lawsuits are not required to specifically quantify damages sought until trial; the punitive damages claimed in any of these lawsuits could be substantial. No prediction can be made as to whether the final outcome of the Alabama Lawsuits, the Mississippi Lawsuits or any other existing litigation will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes or Mid-State.

RATE OF PREPAYMENTS ON ACCOUNTS MAY ADVERSELY AFFECT YIELD AND WEIGHTED AVERAGE LIFE OF NOTES

     The rate of prepayments on the accounts will affect the weighted average life and the maturity of the notes. A variety of economic, geographic, social and other factors may influence prepayments on the accounts. These include interest rates, national and local economic conditions, repossessions, aging, seasonality, changes in housing needs, job transfers and unemployment.

     If prevailing interest rates fall significantly below the effective financing rates on the accounts, the rate of prepayments on the accounts is likely to be higher than if prevailing interest rates remain close to or above the effective financing rates applicable to the accounts. Conversely, if prevailing interest rates rise above the effective financing rates on the accounts, the rate of prepayment is likely to decrease.

     If you purchase notes at a discount or a premium to their principal balance, and if you calculate your anticipated yield to maturity based upon an assumed rate of payment of principal that is faster or slower than the actual rate of payment of principal, then your actual yield to maturity will differ from that which you initially calculated. You bear the risk of not being able to reinvest payments of principal at a yield at least equal to that of your notes.

LIMITED RIGHTS OF NOTEHOLDERS

     As a noteholder, you will have limited rights to commence proceedings under the indenture. No holder of any note will have the right to institute any proceedings, judicial or otherwise, for any remedy under the indenture unless all of the following conditions are met:

     - the holder previously has given to the indenture trustee written notice of a continuing event of default under the indenture;

     - the holders of 40% or more in principal amount of the then outstanding notes have made written request of the indenture trustee to institute the proceedings in its own name as indenture trustee and have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred if the indenture trustee complies with such request;

     - the indenture trustee has for 60 days after its receipt of the notice neglected or refused to institute any such proceeding; and

     - the holders of a majority in principal amount of the then outstanding notes have given no direction inconsistent with such written request during such 60-day period.

     Notwithstanding the foregoing, there will be no restriction on the ability of the holders of the notes to institute any proceedings, judicial or otherwise, to recover due and unpaid principal and interest on the notes.

YEAR 2000 LEGISLATION MAY AFFECT TIMELY EXERCISE OF REMEDIES

     In July 1999, Congress approved, and the President signed into law, legislation that limits legal liability for losses due to year 2000 computer-related errors. This legislation, among other things, also protects obligors from foreclosure if their accounts become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their account payments.

     This legislation is not intended to extinguish or otherwise affect an obligor's payment obligations but instead delays the enforcement of an obligation on an otherwise defaulted account. Obligors seeking foreclosure protection under this legislation must provide timely written notice and documentation to the servicer of the failure of their payments to be accurately or timely applied. Absent an extension from the servicer, obligors will then have four weeks to make up late payments on their loans. This legislation does not apply to accounts for which a default occurred before December 15, 1999, or for which an imminent default was foreseeable before that date. Moreover, this legislation does not protect obligors who deliver notice of a claim related to a year 2000 failure after March 15, 2000. Accounts that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

     This legislation could delay the servicer's ability to foreclose on any accounts which became delinquent during the period from December 15, 1999 to March 15, 2000. These delays would consequently affect the timing of distributions on the notes.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

     The issuer will issue the notes in book-entry form. Transactions in the notes can only be carried out through The Depository Trust Company, its participating members, and those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participating member. If you purchase the notes, your ability to pledge your notes, and the liquidity of your notes generally, may be limited because you will not possess a physical certificate for your notes. In addition, you may experience delays in receiving payments on your notes.

                                   THE ISSUER

     The Issuer was created pursuant to the Trust Agreement between the Depositor and the Owner Trustee (the "Trust Agreement") on April 12, 2000. The Trust Agreement provides that the Trust will terminate in no event later than the date upon which the Issuer's obligations under the Indenture have been discharged or terminated.

     Audited financial statements of the Issuer are included in Appendix A to this Prospectus Supplement. For a further discussion of the Issuer, see "DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION" in this Prospectus Supplement and "THE ISSUER" in the Prospectus.

                                 USE OF PROCEEDS

     The Issuer will use the proceeds from the sale of the Notes to purchase the building and instalment sale contracts, promissory notes, related mortgages and other security agreements that secure the Notes (the "Accounts") and to pay the expenses of the offering. The Depositor will use a portion of the net proceeds from its sale of the Accounts (i) to purchase certain of the Accounts from Mid-State Trust V, (ii) to repay a financing (the "Kittyhawk Financing") consisting of a commercial paper conduit administered by Bank of America, N.A. (an affiliate of Banc of America Securities LLC) that is secured by certain other Accounts and (iii) the remainder for general corporate purposes. Mid-State Trust V is a Delaware business trust for which Mid-State is the depositor. The Accounts that will be purchased by the depositor from Mid-State Trust V have been owned and will be owned until the Closing Date by Mid-State Trust V. The price the Issuer pays for such Accounts will represent a portion of the net proceeds from the sale of the Notes. Mid-State Trust V will apply the amounts received by it to pay down certificates issued by it and owned by a commercial paper vehicle administered by Bank of America, N.A. The Accounts that are currently pledged as security for the Kittyhawk Financing were formerly assets of Mid-State Trust III, which was the issuer of certain asset-backed notes which were redeemed in April 2000. The Depositor acquired such Accounts in connection with such redemption.

                                   THE COMPANY

HOMEBUILDING ACTIVITIES

     For a more complete review of homebuilding activities, underwriting and credit policies and servicing see the discussion in the Prospectus under the heading "THE COMPANY." The following chart shows the sales volume of Jim Walter Homes and its homebuilding affiliates and the percent of homes sold in three stages of completion and modular homes for fiscal years 1978 to 1999 and the nine months ended February 29, 2000:

                             HOMEBUILDING ACTIVITIES


                                                                                       PERCENT OF UNIT SALES
                                                                      --------------------------------------------------------
                                                                      UNITS                 VARIOUS        90%
                                                                      SOLD       SHELL      STAGES      COMPLETE       MODULAR
                                                                      ----       -----      ------      --------       -------

Nine Months Ended February 29, 2000..............................     3,288        7%         9%          69%           15%

   FISCAL YEAR ENDED MAY 31,
1999.............................................................     3,737       12          9           75             4
1998.............................................................     3,702       13          7           80            --
1997.............................................................     3,900       10          1           89            --
1996.............................................................     3,760       18          4           78            --
1995.............................................................     4,126       25          9           66            --
1994.............................................................     4,331       23         10           67            --
1993.............................................................     4,784       26         12           62            --
1992.............................................................     5,305       29         13           58            --
1991.............................................................     5,229       30         13           57            --
1990.............................................................     5,213       30         11           59            --
1989.............................................................     5,126       27          9           64            --
1988 (nine months)...............................................     4,240       28          7           65            --

   FISCAL YEAR ENDED AUGUST 31,

1987.............................................................     6,100       30         10           60            --
1986.............................................................     6,403       28         12           60            --
1985.............................................................     7,203       43         25           32            --
1984.............................................................     7,809       37         25           38            --
1983.............................................................     8,706       27         33           40            --
1982.............................................................    10,267       26         34           40            --
1981.............................................................     9,226       27         37           36            --
1980.............................................................    10,095       27         36           37            --
1979.............................................................     9,358       21         38           41            --
1978.............................................................     8,952       20         38           42            --


SERVICING

     In the ordinary course of its business, Mid-State keeps historical delinquency, repossession and real estate owned information according to separate portfolios of accounts within the total portfolio. Mid-State, however, believes that the total portfolio information shows the average performance of its accounts over time, rather than a performance that might be affected by the relative seasoning of a separate portfolio. In the case of the delinquency and repossession experience, information as of the Cut-Off Date is given below for the Accounts separately. As of February 29, 2000, Mid-State's mortgage portfolio (including mortgage indebtedness sold to others and serviced by Mid-State) had an aggregate Economic Balance of approximately $1,954,511,000. No assurance can be given, however, that the future experience of the Accounts will be comparable to the historical information set forth below. See the "THE SERVICING AGREEMENT" herein and in the Prospectus and "THE COMPANY--Servicing" in the Prospectus.

     The following table summarizes the delinquency characteristics for all outstanding accounts owned or serviced by Mid-State at the end of each of the past twelve fiscal years. As of each such date, the table presents the number of delinquent accounts and the dollar amount (in millions) in Gross Receivable Amounts. "Gross Receivable Amounts" consist of the amount financed and the total dollar amount of finance charges paid over the duration of the related accounts.

                                  DELINQUENCIES


                                                               FISCAL YEAR ENDED
                                                                   AT MAY 31,
                              -------------------------------------------------------------------------------------------
                              1988(1)     1989     1990     1991     1992     1993      1994     1995     1996     1997
                              -------     ----     ----     ----     ----     ----      ----     ----     ----     ----
Total Accounts Outstanding     76,331   78,752   85,504   85,418   88,751   88,977    83,945   80,182   76,112   72,656

Delinquencies as a Percent of
   Total Accounts
   Outstanding:
     31-60 Days                  1.34%    1.07%    1.26%    1.30%    1.36%    1.30%     1.30%    1.66%    1.28%    1.43%
     61-90 Days                  0.49%    0.41%    0.51%    0.62%    0.57%    0.51%     0.61%    0.54%    0.63%    0.53%
     91-Days or more             2.93%    2.73%    4.04%    4.32%    4.47%    3.99%     4.16%    4.22%    4.10%    3.37%
                                 ----     ----     ----     ----     ----     ----      ----     ----     ----     ----
Total (31 Days or more)          4.76%    4.21%    5.81%    6.24%    6.40%    5.80%     6.07%    6.42%    6.01%    5.33%

Gross Receivable Amount of
   Total Accounts
   Outstanding (Millions)     $ 3,397  $ 3,505  $ 3,674  $ 3,858  $ 4,053  $ 4,187   $ 4,176  $ 4,257  $ 4,208  $ 4,257

Delinquencies as a Percent of
   Gross Receivable Amount:
     31-60 Days                  1.14%    0.91%    0.94%    1.04%    1.07%    0.96%     1.09%    1.59%    1.10%    1.30%
     61-90 Days                  0.46%    0.37%    0.39%    0.55%    0.52%    0.45%     0.55%    0.53%    0.62%    0.54%
     91-Days or more             2.38%    2.43%    2.82%    3.04%    3.31%    3.12%     3.23%    3.17%    3.14%    2.78%
                                 ----     ----     ----     ----     ----     ----      ----     ----     ----     ----
Total (31 Days or more)          3.98%    3.71%    4.15%    4.63%    4.90%    4.53%     4.87%    5.29%    4.86%    4.62%



                               ----------------
                                  1998     1999
                                  ----     ----
Total Accounts Outstanding      68,740   63,732

Delinquencies as a Percent of
   Total Accounts
   Outstanding:
     31-60 Days                   1.60%    1.51%
     61-90 Days                   0.61%    0.63%
     91-Days or more              3.64%    3.62%
                                  ----     ----
Total (31 Days or more)           5.85%    5.76%

Gross Receivable Amount of
   Total Accounts
   Outstanding (Millions)      $ 4,239  $ 4,191

Delinquencies as a Percent of
   Gross Receivable Amount:
     31-60 Days                   1.46%    1.29%
     61-90 Days                   0.56%    0.65%
     91-Days or more              3.06%    3.29%
                                  ----     ----
Total (31 Days or more)           5.08%    5.23%


----------
(1)  The nine-month period ended May 31.

     As of the Cut-Off Date, the delinquency characteristics for the Accounts as a percentage of total Accounts and as a percentage of Gross Receivable Amounts of the Accounts, were, respectively, 1.06% and 0.85% for Accounts 31-60 days past due, 0.31% and 0.26% for Accounts 61-90 days past due, 0.88% and 0.63% for Accounts 91 days or more past due and 2.25% and 1.73% for all delinquent Accounts.

REPOSSESSIONS

     Repossessed property is rehabilitated, if necessary, and resold. The following table sets forth certain information concerning the repossession experience of all outstanding accounts in the Depositor's servicing portfolio for each of the past twelve fiscal years.

                                  REPOSSESSIONS


                                                                 FISCAL YEAR ENDED
                                                                    AT MAY 31,
                              ------------------------------------------------------------------------------------
                              1988(1) 1989   1990   1991   1992   1993   1994   1995   1996   1997   1998   1999
Total Accounts
   Outstanding                76,331 78,752 85,504 85,418 88,751 88,977 83,945 80,182 76,112 72,656 68,740 63,732

Accounts Repossessed           1,689  2,479  2,152  2,224  2,379  2,180  1,963  1,914  1,676  1,824  1,682  1,682
Accounts Repossessed as a
   Percent of Total Accounts     2.2%   3.2%  2.5%    2.6%   2.7%   2.5%   2.3%   2.4%   2.2%   2.5%   2.4%   2.6%



----------
(1)  The nine-month period ended May 31.

REAL ESTATE OWNED

     The number of homes held as real estate owned is set forth in the following aging summary of all outstanding accounts in the Depositor's servicing portfolio for the past twelve fiscal years.

                                REAL ESTATE OWNED


                                                            FISCAL YEAR ENDED
                                                                 AT MAY 31,
                            ------------------------------------------------------------------------------------
                             1988   1989   1990   1991   1992   1993   1994   1995   1996   1997   1998   1999
0-3 Months                   0.24%  0.29%  0.17%  0.11%  0.12%  0.06%  0.07%  0.05%  0.09%  0.14%  0.13%  0.12%
4-6 Months                   0.10%  0.09%  0.07%  0.04%  0.03%  0.01%  0.01%  0.01%  0.02%  0.01%  0.02%  0.05%
More than 6 Months           0.07%  0.12%  0.10%  0.09%  0.05%  0.02%  0.02%  0.01%  0.01%  0.02%  0.04%  0.04%
                             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Total Real Estate Owned as a
   Percent of Total Accounts 0.41%  0.50%  0.34%  0.24%  0.20%  0.09%  0.10%  0.07%  0.12%  0.17%  0.19%  0.21%


     For further information concerning recoveries, see "THE COMPANY--Real Estate Owned" in the Prospectus.

TIME TO RECOVERY

     Accounts that are delinquent may go into foreclosure, and the property underlying such Accounts may be repossessed, leading to losses on the Accounts. If the Issuer fails to make payments due on the Notes, the insurer will be obligated to pay only Insured Amounts. If the Insurer fails to make payments under the policy, you may suffer a loss. See "RISK FACTORS--Potential for Losses Increases if Mortgage Collateral Includes Delinquent Accounts or if Accounts Become Delinquent," "--Limited Assets," "--Limited Obligations of Insurer," "--Rate of Prepayments on Accounts May Adversely Affect Yield and Weighted Average Life of Notes," and "--If the Insurer Defaults, Losses to Noteholders May Result if Overcollateralization Becomes Exhausted" in this Prospectus Supplement, and "THE COMPANY--Time to Recovery" in the Prospectus.

                             THE ASSETS OF THE TRUST

     The collateral which will secure the Notes (the "Mortgage Collateral") consists of Accounts, which comprise approximately 15.61% of the accounts owned directly or indirectly by the Depositor on the Cut-Off Date. The Mortgage Collateral had an aggregate Economic Balance of approximately $416,954,519.88 as of the Cut-Off Date (the "Aggregate Economic Balance"). The characteristics of the Accounts delivered at closing will not vary by more than five percent (by Aggregate Economic Balance as of the Cut-Off Date) from the characteristics thereof that are described herein.

     Approximately 69.35% of the Mortgage Collateral will consist of Accounts that were originated by Jim Walter Homes, Inc., Dream Homes, Inc. or Neatherlin Homes, Inc. prior to February 29, 2000 and are currently owned by Mid-State Trust V (the "Mid-State Trust V Accounts"). Approximately 30.65% of the Mortgage Collateral, all of which was originated by Jim Walter Homes, Inc., will consist of Accounts that were conveyed to the Depositor upon the termination of a prior securitization by the Depositor (the "Mid-State Trust III Accounts").

     The Mortgage Collateral does not include any "real estate owned" as of the Cut-Off Date. As of the Cut-Off Date, no Accounts were in foreclosure. As of the Cut-Off Date, the obligors on Accounts with an Economic Balance of $12,165,526.21, representing approximately 2.92% of the Aggregate Economic Balance, were in bankruptcy or similar proceedings. Certain of these obligors nevertheless are making payments on the Accounts. As of the Cut-Off Date, the obligors on Accounts with an Economic Balance of $907,624.25, representing approximately 0.22% of the Aggregate Economic Balance, were not in foreclosure or bankruptcy, but were over 120 days delinquent.

     As of the Cut-Off Date, approximately 52% of Accounts had Insurance Policies issued by Best Insurors, Inc. See "THE ASSETS OF THE TRUST--Mortgage Collateral" in the Prospectus.

     Set forth below is a description of additional characteristics of the Accounts as of the Cut-Off Date. Such information does not reflect changes that may have occurred to the Accounts subsequent to the Cut-Off Date.

                   ACCOUNTS COMPRISING THE MORTGAGE COLLATERAL


                                                  MID-STATE                MID-STATE
                                             TRUST III ACCOUNTS        TRUST V ACCOUNTS             TOTAL
                                             ------------------        ----------------             -----
 Number of Accounts..................                       5,157                   4,395                  9,552
 Average Economic Balance............             $     24,778.19         $     65,795.99        $     43,651.02
 Weighted Average Remaining Term
    (months)(1) .....................                         138                     333                    273
 Weighted Average Effective Financing
    Rate.............................                       9.990%                  8.550%                 8.991%
 Current Economic Balance............             $127,781,147.07         $289,173,372.81        $416,954,519.88
 Original Economic Balance(2) .......             $175,518,105.51         $290,418,393.38        $465,936,498.89
 Percentage of Total Current Economic
    Balance..........................                       30.65%                  69.35%                100.00%


----------
(1) The remaining term of an Account is based on the original term of the Account less the number of months elapsed between the original first payment due date and the Cut-Off Date.

(2) The original Economic Balance for an Account is equal to the original Gross Receivable Amount less total original finance charges.

EFFECTIVE FINANCING RATE

     The Effective Financing Rates of the Mid-State Trust V Accounts range from 8.490% to 10.999%. The Effective Financing Rates of the Mid-State Trust III Accounts range from 9.478% to 11.000%. The weighted average Effective Financing Rate for the Accounts is 8.991%

TOTAL ACCOUNTS COMPRISING THE MORTGAGE COLLATERAL

     As of the Cut-Off Date, Accounts having an aggregate Economic Balance of $384,397,104.79 are secured by homes representing new sales, and Accounts having an aggregate Economic Balance of $32,557,415.09 are secured by homes that have been repossessed and resold.

     The following tables set forth at the Cut-Off Date (i) the years of calculated scheduled final payment for the Accounts comprising the Mortgage Collateral, (ii) the outstanding Economic Balances of the Accounts, (iii) the original Economic Balances of the Accounts, (iv) the years of first payment date of the Accounts, and (v) the geographical distribution of the Accounts.

                      CALCULATED SCHEDULED FINAL PAYMENT(1)


                                                                                                OUTSTANDING
                                                                NUMBER OF ACCOUNTS            ECONOMIC BALANCE
                                                                ------------------            ----------------
                                                               NUMBER      PERCENT            AMOUNT       PERCENT
                                                               ------      -------            ------       -------
Calendar Year of Calculated Scheduled Final Payment:
     2000..............................................           31         0.32%     $     36,372.61       0.01%
     2001..............................................           42         0.44           136,989.93       0.03
     2002..............................................           12         0.13            47,091.76       0.01
     2003..............................................          104         1.09           955,099.20       0.23
     2004..............................................          187         1.96         2,437,433.79       0.58
     2005..............................................           45         0.47           679,399.36       0.16
     2006..............................................          138         1.44         1,579,123.54       0.38
     2007..............................................          182         1.91         2,383,427.23       0.57
     2008..............................................        1,452        15.20        34,490,414.55       8.27
     2009..............................................        1,327        13.89        31,839,080.86       7.64
     2010..............................................          151         1.58         3,391,926.44       0.81
     2011..............................................          114         1.19         2,794,802.24       0.67
     2012..............................................           86         0.90         2,137,010.56       0.51
     2013..............................................           64         0.67         1,632,806.92       0.39
     2014..............................................          690         7.22        25,621,976.31       6.15
     2015..............................................          157         1.64         5,116,004.67       1.23
     2016..............................................           60         0.63         1,950,829.21       0.47
     2017..............................................          102         1.07         3,625,705.40       0.87
     2018..............................................           65         0.68         2,103,760.33       0.50
     2019..............................................          140         1.47         6,062,709.54       1.45
     2020..............................................           57         0.60         2,591,832.52       0.62
     2021..............................................           16         0.17           608,502.96       0.15
     2022..............................................           41         0.43         1,666,432.44       0.40
     2023..............................................           39         0.41         1,572,270.79       0.38
     2024..............................................        1,289        13.49        64,067,357.34      15.37
     2025..............................................          352         3.69        17,792,612.00       4.27
     2027..............................................            1         0.01            68,158.12       0.02
     2029..............................................        1,866        19.54       142,475,772.64      34.17
     2030..............................................          742         7.77        57,089,616.62      13.69
                                                              ------      -------     ----------------     ------
         Total(2)......................................        9,552       100.00%     $416,954,519.88     100.00%
                                                              ======      =======     ================     ======


     Weighted Average Period to Calculated Scheduled Final Payment: 273 months.

----------
(1) Calculated Scheduled Final Payment is determined by adding the original term of an Account to the first payment due date and subtracting one month.

(2)  Percentages may not add to 100% due to rounding.

                          OUTSTANDING ECONOMIC BALANCE


                                                                                               OUTSTANDING
                                                          NUMBER OF ACCOUNTS                 ECONOMIC BALANCE
                                                          ------------------            -------------------------
                                                          NUMBER     PERCENT            AMOUNT            PERCENT
                                                          ------     -------            ------            -------
Outstanding Economic Balance:
   Less than $10,000.00..............................        316        3.31%         $  2,017,838.19        0.48%
   10,000.01-20,000.00...............................      1,450       15.18            23,224,112.21        5.57
   20,000.01-30,000.00...............................      1,914       20.04            46,973,867.33       11.27
   30,000.01-40,000.00...............................      1,353       14.16            46,588,231.03       11.17
   40,000.01-50,000.00...............................        930        9.74            42,015,966.15       10.08
   50,000.01-60,000.00...............................        851        8.91            46,579,783.40       11.17
   Over $60,000.00...................................      2,738       28.66           209,554,721.57       50.26
                                                           -----     -------         ----------------     -------
      Total(1).......................................      9,552      100.00%         $416,954,519.88      100.00%
                                                           =====      ======          ===============      ======


     Average  Outstanding Economic Balance: $43,651.

----------
(1)  Percentages may not add to 100% due to rounding.

                          ORIGINAL ECONOMIC BALANCE(1)


                                                                                             OUTSTANDING
                                                          NUMBER OF ACCOUNTS              ECONOMIC BALANCE
                                                          --------------------------------------------------------
                                                          NUMBER     PERCENT              AMOUNT          PERCENT
                                                          ------     -------              ------          -------
Original Economic Balance:
   Less than $10,000.00...............................        68        0.71%       $    275,049.25          0.07%
   10,000.01-20,000.00................................       493        5.16           5,308,293.54          1.27
   20,000.01-30,000.00................................     1,521       15.92          28,067,781.13          6.73
   30,000.01-40,000.00................................     1,902       19.91          50,857,974.54         12.20
   40,000.01-50,000.00................................     1,537       16.09          58,308,709.14         13.98
   50,000.01-60,000.00................................     1,188       12.44          59,111,615.49         14.18
   Over $60,000.00....................................     2,843       29.76         215,025,096.79         51.57
                                                           -----     -------       ----------------       -------
      Total(2)........................................     9,552      100.00%       $416,954,519.88        100.00%
                                                           =====      ======        ===============        ======


     Average Original Economic Balance: $48,779.

----------
(1) The original Economic Balance for an account is equal to the original Gross Receivable Amount less total original finance charges.

(2)  Percentages may not add to 100% due to rounding.

                           YEARS OF FIRST PAYMENT DATE


                                                                                              OUTSTANDING
                                                              NUMBER OF ACCOUNTS            ECONOMIC BALANCE
                                                              -----------------------------------------------------
 YEAR OF FIRST PAYMENT DATE                                   NUMBER     PERCENT           AMOUNT           PERCENT
 --------------------------                                   ------     -------           ------           -------
 1988.....................................................     1,410       14.76%       $ 30,453,944.20       7.30%
 1989.....................................................     2,205       23.08          55,795,869.17      13.38
 1990.....................................................       493        5.16          13,065,777.72       3.13
 1991.....................................................       135        1.41           2,821,665.99       0.68
 1992.....................................................       113        1.18           2,563,806.13       0.61
 1993.....................................................       107        1.12           2,755,295.86       0.66
 1994.....................................................        88        0.92           2,266,648.28       0.54
 1995.....................................................       126        1.32           3,283,713.36       0.79
 1996.....................................................        89        0.93           2,527,991.71       0.61
 1997.....................................................       129        1.35           3,922,046.89       0.94
 1998.....................................................        88        0.92           2,796,394.79       0.67
 1999.....................................................     3,095       32.40         196,303,500.38      47.08
 2000.....................................................     1,474       15.43          98,397,865.40      23.60
                                                               -----     -------      -----------------    -------
       Total(1)...........................................     9,552      100.00%       $416,954,519.88     100.00%
                                                               =====      ======        ===============     ======


----------
(1)  Percentages may not add to 100% due to rounding.

                            GEOGRAPHICAL DISTRIBUTION


                                                                                              OUTSTANDING
                                                              NUMBER OF ACCOUNTS            ECONOMIC BALANCE
                                                              -----------------------------------------------------
STATE                                                         NUMBER     PERCENT           AMOUNT           PERCENT
-----                                                         ------     -------           ------           -------
Alabama.................................................         875       9.16%       $ 34,415,858.64        8.25%
Arizona.................................................          74       0.77           2,912,876.05        0.70
Arkansas................................................         451       4.72          17,656,481.25        4.23
Florida.................................................         846       8.86          36,375,228.91        8.72
Georgia.................................................         662       6.93          28,051,713.88        6.73
Illinois................................................          15       0.16             886,333.06        0.21
Indiana.................................................          21       0.22           1,528,424.33        0.37
Kansas..................................................           3       0.03             159,717.17        0.04
Kentucky................................................         170       1.78           7,687,702.55        1.84
Louisiana...............................................         592       6.20          25,062,303.41        6.01
Maryland................................................           2       0.02             103,562.18        0.02
Mississippi.............................................       1,368      14.32          55,279,656.71       13.26
Missouri................................................          69       0.72           3,674,039.23        0.88
New Mexico..............................................          32       0.34           1,997,427.16        0.48
North Carolina..........................................         510       5.34          26,477,655.02        6.35
Ohio....................................................          45       0.47           2,525,324.44        0.61
Oklahoma................................................         268       2.81          10,920,053.78        2.62
South Carolina..........................................         535       5.60          23,119,873.24        5.54
Tennessee...............................................         408       4.27          16,944,561.84        4.06
Texas...................................................       2,082      21.80          94,890,734.72       22.76
Virginia................................................         354       3.71          19,018,772.02        4.56
West Virginia...........................................         170       1.78           7,266,220.29        1.74
                                                               -----     ------        ---------------      ------
      Total(1)..........................................       9,552     100.00%       $416,954,519.88      100.00%
                                                               -----     ------        ---------------      ------


----------

(1)  Percentages may not add to 100% due to rounding.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the indenture, dated May 3, 2000, between the Issuer and the Indenture Trustee (the "Indenture"). The Notes will be secured by assignments to the Indenture Trustee of Collateral consisting of
(i) the Mortgage Collateral, (ii) the payments received thereon after the Cut-Off Date, (iii) the net reinvestment income of such payments, (iv) insurance proceeds and (v) the Servicing Agreement and the Purchase and Sale Agreement. Such Collateral will also secure payment of certain amounts due to the Insurer under the agreement pursuant to which the Policy is issued (the "Insurance Agreement").

See "THE ASSETS OF THE TRUST--Mortgage Collateral" in the Prospectus.

     The following are summaries of the material provisions of the Notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indenture.

INTEREST AND PRINCIPAL PAYMENTS ON THE NOTES

     Interest on the Notes will be payable monthly from Available Funds on each Payment Date in an amount equal to interest accrued during the Interest Accrual Period immediately preceding such Payment Date at the Note Rate. The "Note Rate" will be at a rate of 7.791% per annum. On each Payment Date, a payment of principal of the Notes will be due in an amount equal to the Optimal Principal Amount.

APPLICATION OF AVAILABLE FUNDS

     On each Payment Date, the Indenture Trustee will be required to pay the following amounts, in the following order of priority, out of Available Funds to the extent available:

              (i) to the Noteholders, the amount of interest accrued on the Notes during the related Interest Accrual Period;

              (ii) to the Insurer, all amounts due to reimburse the Insurer for draws under the Policy and any other amounts due in connection with the Policy and its related agreements that are not included in Issuer Expenses;

              (iii) to the Noteholders, a payment of principal on the Notes equal to the Optimal Principal Amount until the Principal Balance of the Notes is reduced to zero; and

              (iv) to the Issuer.

     Following the Target Overcollateralization Date, unless there exists an uncured Trigger Event, the portion, if any, of Remaining Available Funds for any Payment Date that is not applied to payment of principal of the Notes will be released to the Issuer, free of the lien of the Indenture, and will no longer be available to make payments on the Notes. Such funds will then be distributed to the owner of the beneficial interest in the Issuer, which initially will be Mid-State.

DEFINED TERMS

     "Available Funds" in respect of a Payment Date are funds equal to the (A) the sum of (i) the amount of collections on the Accounts on deposit in the Collection Account at the close of business on the last business day of the Collection Period, (ii) net reinvestment income earned on funds in the Collection Account from the date two business days prior to the preceding Payment Date (in the case of the first Payment Date, from the Closing Date) to the date two business days prior to such Payment Date and

(iii) net reinvestment income on funds in the Holding Account from the preceding Payment Date through the business day of the month immediately preceding the Payment Date minus (B) Issuer Expenses.

     "Collection Period" with respect to any Payment Date (other than the first Payment Date) is the one-month period ending on the close of business on the last day of the month preceding the month in which such Payment Date occurs. With respect to the first Payment Date, the Collection Period is the period beginning on the Cut-Off Date and ending on the close of business on the last day of the month preceding the month on which such Payment Date occurs.

     "Issuer Expenses" are all of the Issuer's expenses (other than amounts due on the Notes), including, without limitation, the fees and expenses of the Owner Trustee, the Indenture Trustee, the fee of the Servicer and any premiums on the Policy and other amounts due to the Insurer under the Insurance Agreement. See "THE TRUST AGREEMENT," "THE INDENTURE--The Indenture Trustee" and "THE SERVICING AGREEMENT--Servicing Fee" herein and in the Prospectus.

     "Remaining Available Funds" for a Payment Date are the Available Funds for such Payment Date reduced by (i) the amount of interest due on the Notes on such Payment Date and (ii) the amount due to the Insurer for any unreimbursed draw under the Policy and certain other amounts owed to the Insurer under the Insurance Agreement, other than those included in Issuer Expenses.

     "Interest Accrual Period" with respect to any Payment Date is the period beginning on the 15th day of the month preceding the month in which such Payment Date occurs and ending on the 14th day of the month in which such Payment Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes will be payable from any funds on deposit in the Collection Account on such Payment Date.

     "Optimal Principal Amount" is equal to (A) on any Payment Date on which there exists an uncured Trigger Event (as defined herein), the Remaining Available Funds; and (B) on any Payment Date on which there does not exist an uncured Trigger Event, the amount which, when paid as principal on the Notes, will result in an Overcollateralization Amount equal to the Target Overcollateralization Level (as defined below); provided that in no event will the Optimal Principal Amount for any Payment Date exceed the Remaining Available Funds for such Payment Date or the aggregate outstanding principal amount of the Notes (the "Aggregate Current Principal Amount") on such Payment Date.

     "Target Overcollateralization Level" as of any Payment Date, is (a) an amount equal to the greatest of (i) (A) prior to the Target Overcollateralization Date, the product of (x) 10% and (y) the initial Aggregate Economic Balance of the Accounts and (B) on or following the Target Overcollateralization Date, the product of (x) 15.5% and (y) the Aggregate Economic Balance of the Accounts as of the last day of the month preceding the month of such Payment Date, (ii) $14,593,408.20, and (iii) two times the difference between (x) the product of (A) 50% and (B) the average of the aggregate of the Economic Balances of all Accounts, which were more than 90 days delinquent on the last day of each of the three months preceding the month of such Payment Date, and (y) an amount equal to four times the interest portion of Remaining Available Funds for such Payment Date, or (b) in the event that Mid-State Homes, Inc. is no longer the Servicer, an amount equal to the greater of (x) the Aggregate Current Principal Amount of the Notes and (y) the Aggregate Economic Balance of the Accounts as of the last day of the month preceding the month of such Payment Date.

     "Target Overcollateralization Date" is the Payment Date occurring in April 2004.

     "Overcollateralization Amount" as of any Payment Date, is an amount equal to (a) the Aggregate Economic Balance of the Accounts on the last day of the month preceding the month of such Payment

Date less (b) the Aggregate Current Principal Amount of the Notes, in each case after giving effect to the payments made on such Payment Date.

     "Overcollateralization Deficit" means the amount, if any, by which the Aggregate Current Principal Amount of the Notes (before giving effect to the principal payment, if any, funded out of Remaining Available Funds on such Payment Date) exceeds the Aggregate Economic Balance of the Accounts as of the last day of the month preceding the month of such Payment Date.

REDEMPTION OF THE NOTES

     All (but not less than all) of the outstanding Notes may be redeemed on any Payment Date at the option of the Issuer, at 100% of the unpaid principal amount of the Notes plus accrued and unpaid interest, if, after giving effect to the payment of principal to be made on such Payment Date on the basis of Remaining Available Funds, the aggregate principal amount of the Notes outstanding is less than or equal to 10% of the original aggregate principal amount of the Notes.

WEIGHTED AVERAGE LIFE OF THE NOTES

     The following information is given solely to illustrate the effect of prepayments in respect of the Accounts on the weighted average life of the Notes and is not a prediction of the prepayment rate, the repossession rate or the effects of repossessions that might actually be experienced in respect of the Accounts.

     The weighted average life of the Notes refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of the Notes will be repaid to the investor. The weighted average life of the Notes will be influenced by, among other factors, the rate at which collections are made on the Accounts. Payments on the Accounts may be in the form of scheduled payments or prepayments (for this purpose, the term "prepayments" includes prepayments in full and receipt of proceeds from Insurance Policies that are not applied to the restoration of the home). It is expected that, consistent with Mid-State's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Account together with a small amount of cash. Consequently, liquidations of Accounts due to repossessions are expected to generate minimal, if any, cash proceeds.

     Because of the initial overcollateralization, the likelihood of prepayments on the Accounts and the application of the Remaining Available Funds to pay principal of the Notes only to the extent required to reach the applicable Target Overcollateralization Level, unless a Trigger Event has occurred and has not been cured), it is expected that the Notes could be fully paid significantly earlier than the Maturity Date. On the other hand, there will be no cash flow in respect of Accounts secured by repossessed properties until a new Account is generated upon the sale, if any, of the related repossessed property; and such cash flow would normally be in a lesser amount. There can be no assurance that any of the foregoing events will occur or as to the timing of the occurrence of such events.

     The weighted average life of the Notes as computed herein and the other information in the table below assume that: (i) the Accounts consist of ten groups of fully-amortizing fixed-rate accounts with the following characteristics:


                                          EFFECTIVE
                   ECONOMIC               FINANCING         ORIGINAL        REMAINING
GROUP              BALANCE                  RATE              TERM             TERM
-----              --------               ---------         --------        ---------
  1               $    3,186,795.32        8.498                173              167
  2                    6,556,254.91        8.499                235              230
  3                   76,089,210.65        8.498                300              294
  4                  193,762,535.19        8.499                360              355
  5                    4,087,329.46        9.955                176               50
  6                   72,667,882.96        9.982                237              106
  7                   33,614,048.71        9.997                279              168
  8                   10,865,777.71       10.028                255              211
  9                   10,253,672.78       10.007                300              282
  10                   5,871,012.19       10.055                360              353

                  $  416,954,519.88


(ii) Issuer Expenses consist of the servicing fee and the premium on the Policy;
(iii) no Event of Default under the Indenture occurs and no Trigger Event occurs; (iv) there are no delinquent monthly payments, no repossessions of houses and no resales thereof for new Accounts; (v) the Issuer does not redeem the Notes as provided under "Redemption of Notes" above; (vi) the Notes are issued on May 3, 2000; and (vii) the Collection Accounts reinvestment rate is 4.000% per annum. The actual characteristics of the Accounts may differ from the assumed characteristics described above. No representation is made that the Accounts will not experience delinquencies or losses or that resales of repossessed houses will not occur and new Accounts will not be generated.

     Prepayments on Accounts that are not due to repossessions are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the conditional prepayment rate ("CPR"), represents an assumed annual rate of prepayments relative to the outstanding Economic Balance of the Accounts at the beginning of the related period. The CPR is expressed as an annual rate, which is applied monthly as a percentage of the Accounts outstanding at the beginning of each month reduced by scheduled payments due on the Accounts. As used in the tables below, "7% CPR" assumes prepayments at an annual rate of 7%; "8% CPR" assumes prepayments at an annual rate of 8%; and so on.

     The tables below were prepared on the basis of the assumptions specified above and there will be discrepancies between the characteristics of the actual Accounts and the characteristics of the Accounts assumed in preparing the tables, and discrepancies between the actual Issuer Expenses and the Issuer Expenses assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the remaining principal amount of the Notes outstanding and weighted average lives of the Notes set forth in the table. In addition, since the actual Accounts have characteristics which differ from those assumed in preparing the table, the payments of principal on the Notes may be made earlier or later than as indicated in the table.

     The table below was also prepared on the basis of the assumptions that there are no delinquencies in respect of the Accounts. In the actual servicing of the Accounts, it is expected that there will be delinquencies, losses, resales of repossessed houses and new Accounts generated that can vary from the assumptions used in the calculation of the tables on the following pages. In general, repossessed houses will be sold for a new Account with little or no cash downpayment, and there will be some period of time between the repossession of the house and the origination of the new Account (which may have a lower Economic Balance), during which period no collections are received in respect of the repossessed house. Such discrepancies may have an effect on the weighted average life of the Notes and the percentages of the remaining principal amount of the Notes set forth in each table.

     It is not likely that the Accounts will prepay at any constant level of CPR to maturity or that all the Accounts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Accounts (which include recently originated Accounts) could produce slower distributions of principal than indicated in the table at the various levels of CPR specified even if the weighted average remaining term to scheduled maturity of the Accounts is 273 months.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated repayment rates, repossession rates and principal amounts of new Accounts assumed to be generated in respect of repossessions under a variety of their own assumptions as to the matters set forth above.

     There is no assurance that prepayments of the Accounts will conform to any level of CPR set forth above in this section or any other level of CPR. The rates of prepayments on the Accounts are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall, and particularly if they fall significantly below the Effective Financing Rates of the Accounts, the rate of repayment on such Accounts is likely to increase. Conversely, if interest rates rise, and particularly if they rise significantly above the Effective Financing Rates of the Accounts, the rate of repayment would be expected to decrease. Other factors affecting prepayment of Accounts include changes in the homeowner's housing needs, job transfers, unemployment and the homeowner's net equity in the properties. The CPR does not purport to be either an historical description of the voluntary prepayment experience of the Accounts or a prediction of the anticipated amount of prepayments of the Accounts.

     Based on the assumptions described above, the following table indicates the resulting weighted average life of the Notes and sets forth the percentage of the original principal amount of the Notes that would be outstanding immediately prior to giving effect to the payment due on each of the dates shown at the indicated percentages of CPR.


                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
                NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR
PAYMENT PERIOD    PAYMENT DATE   4.0% CPR    5.0% CPR   6.0% CPR    7.0% CPR   8.0% CPR    9.0% CPR    10.0% CPR
--------------    ------------   --------    --------   --------    --------   --------    --------    ---------
                                                     Percentage of Initial Balance Remaining
                                -----------------------------------------------------------------------------------
         0           Initial      100.0%      100.0%     100.0%      100.0%      100.0%     100.0%      100.0%
        12         April, 2001     90.6%       89.4%      88.3%       87.2%       86.0%      84.9%       83.8%
        24         April, 2002     82.8%       80.8%      78.8%       76.8%       74.9%      72.9%       71.0%
        36         April, 2003     76.1%       73.4%      70.7%       68.0%       65.4%      62.9%       60.4%
        48         April, 2004     69.4%       66.1%      62.8%       59.7%       57.1%      54.5%       51.7%
        60         April, 2005     62.6%       59.4%      56.2%       53.3%       50.4%      47.7%       45.1%
        72         April, 2006     57.4%       53.9%      50.5%       47.3%       44.3%      41.5%       38.8%
        84         April, 2007     52.3%       48.5%      45.0%       41.7%       38.7%      35.8%       33.1%
        96         April, 2008     47.2%       43.4%      39.8%       36.5%       33.5%      30.6%       28.0%
       108         April, 2009     42.6%       38.7%      35.2%       31.9%       28.9%      26.2%       23.7%
       120         April, 2010     39.5%       35.5%      31.9%       28.7%       25.7%      23.0%       20.6%
       132         April, 2011     36.4%       32.4%      28.8%       25.6%       22.7%      20.0%       17.3%
       144         April, 2012     33.4%       29.4%      25.9%       22.8%       19.9%      16.9%       14.3%
       156         April, 2013     30.4%       26.5%      23.1%       20.0%       16.8%      14.1%       11.7%
       168         April, 2014     27.5%       23.8%      20.4%       17.1%       14.1%      11.6%        9.3%
       180         April, 2015     25.2%       21.5%      17.9%       14.7%       11.9%       9.5%        7.5%
       192         April, 2016     22.9%       19.2%      15.6%       12.5%        9.9%       7.7%        5.8%
       204         April, 2017     20.7%       16.7%      13.3%       10.5%        8.1%       6.0%        4.4%
       216         April, 2018     18.2%       14.4%      11.2%        8.6%        6.4%       4.6%        3.1%
       228         April, 2019     15.7%       12.2%       9.3%        6.9%        4.9%       3.3%        1.9%
       240         April, 2020     13.4%       10.2%       7.5%        5.3%        3.5%       2.1%        0.9%
       252         April, 2021     11.1%        8.2%       5.8%        3.8%        2.3%       1.0%        0.0%
       264         April, 2022      8.8%        6.2%       4.1%        2.5%        1.1%       0.1%        0.0%
       276         April, 2023      6.6%        4.3%       2.6%        1.2%        0.1%       0.0%        0.0%
       288         April, 2024      4.4%        2.6%       1.1%        0.0%        0.0%       0.0%        0.0%
       300         April, 2025      2.6%        1.2%       0.0%        0.0%        0.0%       0.0%        0.0%
       312         April, 2026      1.2%        0.0%       0.0%        0.0%        0.0%       0.0%        0.0%
       324         April, 2027      0.0%        0.0%       0.0%        0.0%        0.0%       0.0%        0.0%

To Maturity:

Weighted Average Life
  (Years)(1)                        9.5         8.7        7.9         7.3         6.7        6.2         5.8
Modified Duration (Years)(2)        5.5         5.2        4.9         4.6         4.4        4.1         3.9
Principal Payment
  Window (Months)(3)                323         313        301         289         278        266         253
Expected Final Maturity        03/15/27    05/15/26   05/15/25    05/15/24    06/15/23   06/15/22    05/15/21

To Call:

Weighted Average Life
  (Years)(1)..                      9.2         8.4        7.6         7.0         6.4        5.9         5.5
Modified Duration (Years)(2)        5.5         5.1        4.8         4.5         4.3        4.1         3.8
Principal Payment
  Window (Months)(3)                258         241        224         207         192        178         165
Expected Final Maturity        10/15/21    05/15/20   12/15/18    07/15/17    04/15/16   02/15/15    01/15/14


----------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and (iii) dividing the sum by the total principal paid on the Note.

(2)  Assuming price of 99.9974% plus accrued interest from April 15, 2000.

(3) The number of months from and including the first payment date to the month in which the final payment of principal would be made.

Based on the assumptions described above, the expected final Payment Date is January 15, 2029, and the weighted average life of the Notes is 14.0 years, in each case assuming a prepayment speed of 0% CPR.

REGISTRATION OF NOTES

     The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of Notes. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Note owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants and indirect participants (unless and until Definitive Notes, as defined below, are issued). In addition, Note owners will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and Participants. Note owners will not receive or be entitled to receive Notes representing their respective interests in the Notes, except under the limited circumstances described below.

     Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede, as nominee of DTC. Note owners will not be Noteholders as that term is used in the Indenture. Note owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

     While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Unless and until Definitive Notes are issued, Note owners who are not Participants may transfer ownership of Notes only through Participants by instructing such Participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     The Notes will be issued in registered form to Note owners, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes"), only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Issuer or the Trustee is unable to locate a qualified successor, (ii) the Issuer, at its sole option elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, DTC, at the direction of Note owners having a majority in percentage interests of the Note owners together, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical notes being issued to Note owners is no longer in the best interest of Note owners. Upon issuance of Definitive Notes to Note owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

     DTC has advised the Issuer and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Notes only at the direction of one or more Participants to whose DTC account the Notes are credited. DTC has advised the Issuer that DTC will take such action with respect to the Notes only at the direction of and on behalf of the related Participants, with respect to such Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with the actions taken with respect to other Notes.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants, the ability of a Note owner to pledge its Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes. In addition, under a book-entry format, Note owners may experience delays in their receipt of payments, since payments will be made by the Indenture Trustee, to Cede, as nominee for DTC.

     Neither the Issuer, the Depositor nor the Indenture Trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an indirect participant in whose name Notes are registered, the ability of the owners of such Notes to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts paid on such Notes may be impaired.

                                   THE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. The information in this section regarding the Policy has been supplied by Ambac Assurance Corporation (the "Insurer") for inclusion herein. Only the Notes will be entitled to the benefit of the Policy to be issued by the Insurer.

     The Insurer will issue a financial guaranty insurance policy (the "Policy") which unconditionally and irrevocably guarantees to any Holder (as defined below) of a Note that an amount equal to the Insured Amount and Preference Amounts (as defined below), if any, will be paid to the Indenture Trustee or its successor, as trustee for the Holders of the Notes. The Insurer's obligations under the Policy with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the Notes unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any amounts payable under the Policy no later than 12:00 noon, New York time, on the later of the Payment Date on which the related Insured Payment (as defined below) with respect to the Notes is due or the Business Day following receipt in New York, New York on a Business Day of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Amounts due under the Policy, unless otherwise stated therein, are to be disbursed by the Insurer to the Indenture Trustee on behalf of the Holders of the Notes by wire transfer of immediately available funds.

     As used in this section and in the Policy, the following terms shall have the following meanings:

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture or the Insurer is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means, for any payment date, the excess, if any, of Required Payments over Available Funds.

     "Required Payments" means, with respect to the Notes as of any Payment Date, (i) interest due on such Payment Date on the Aggregate Current Principal Amount of the Notes at the Note Interest Rate, (ii) the Overcollateralization Deficit, if any and (iii) the Aggregate Current Principal Amount of the Notes to the extent unpaid on the Maturity Date or such earlier date due to an acceleration of the Notes.

     "Holder" means any person who is the registered or beneficial owner of any Note and who, on the applicable Payment Date, is entitled under the terms of the Note to payment thereunder.

     "Insured Amount" means, as of any Payment Date, any Deficiency Amount.

     "Insured Payments" shall mean the aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of (i) Insured Amounts for a payment date and (ii) Preference Amounts for any given Business Day.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

     "Preference Amount" means any amount previously distributed to a Holder of a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in a bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction. The inclusion of any such amount in the Insured Amount is subject to certain conditions set forth in the Policy.

     The Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of Notes.

                           AMBAC ASSURANCE CORPORATION

     The following information has been supplied by Ambac Assurance Corporation (the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Servicer, the Underwriter or any of their affiliates as to the accuracy or completeness of such information.

     The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Insurer primarily insures newly issued municipal and structured finance obligations. The Insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC, Inc.), a 100% publicly-held company. Moody's, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the Insurer.

     The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 2000; Commission File Number 1-10777), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The following table sets forth the Insurer's capitalization for the years ended December 31, 1998 and December 31, 1999, in conformity with generally accepted accounting principles.

                           AMBAC ASSURANCE CORPORATION
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)


                                                     DECEMBER 31,     DECEMBER 31,
                                                         1998             1999
                                                     ------------     ------------
                                                          -----            -----
 Unearned premiums.................................      $1,303           $1,442
 Other liabilities.................................         548              524
                                                          -----            -----
 Total liabilities.................................       1,851            1,966
                                                          -----            -----
 Stockholder's equity:
 Common Stock......................................          82               82
 Additional paid-in capital........................         541              752
 Accumulated other comprehensive income (loss).....         138             (92)
 Retained earnings.................................       1,405            1,674
                                                          -----            -----
 Total stockholder's equity........................       2,166            2,416
                                                          -----            -----
 Total liabilities and stockholder's equity........      $4,017           $4,382
                                                         ======           ======


     For additional financial information concerning the Insurer, see the audited financial statements of the Insurer incorporated by reference in this Prospectus Supplement. Copies of the financial statement of the Insurer incorporated by reference in this Prospectus Supplement and copies of the Insurer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

     The Insurer makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under the headings "THE POLICY" and "AMBAC ASSURANCE CORPORATION" in this Prospectus Supplement and in the financial statements incorporated in this Prospectus Supplement by reference.

                                  THE INDENTURE

     The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture and the discussion contained in the Prospectus under the heading "THE INDENTURE."

EVENTS OF DEFAULT

     An "Event of Default" with respect to the Notes is defined in the Indenture as the occurrence of one or more of the following events: (i) a default in the payment of any interest due on any Note and the expiration of a thirty day grace period; (ii) a default in the payment of any amount due under the Notes by the Maturity Date; (iii) a failure to apply funds in the Collection Account in accordance with the Indenture and such failure continues for a period of two days; (iv) the failure to pay the Aggregate Current Principal Amount of the Notes on the Maturity Date; (v) a default in the observance of certain negative covenants in the Indenture; (vi) a default in the observance of any other covenant in the Indenture and the continuation of any such default for a period of five Business Days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least 40% in principal amount of the Notes then outstanding, such written notice specifying the Event of Default and stating that such notice is a "Notice of Default"; or (vii) certain events of bankruptcy or insolvency with respect to the Issuer.

RIGHTS UPON EVENT OF DEFAULT

     The Indenture provides that the Indenture Trustee may exercise remedies on behalf of the Noteholders and the Insurer only if an Event of Default has occurred and is continuing. With respect to the Indenture and the Notes, upon the occurrence and continuance of any Event of Default, the Controlling Party may direct the actions of the Indenture Trustee with respect to the exercise of any of the remedies provided in the Indenture. "Controlling Party" means (i) the Insurer so long as an Insurer Default (as defined below) shall not have occurred and be continuing and (ii) the Indenture Trustee so long as an Insurer Default shall have occurred; provided, however, that the Indenture Trustee shall be Controlling Party after delivery by the Insurer to the Indenture Trustee of a notice of resignation as Controlling Party. At the direction of the Controlling Party, the Indenture Trustee shall proceed, in its own name, subject to the Indenture, to protect and enforce its rights and the rights of the Noteholders and the Insurer by such remedies provided for in the Indenture as the Controlling Party shall deem most effectual to protect and enforce such rights. "Insurer Default" means the failure by the Insurer to make a payment required under the Policy in accordance with its terms.

     If an Event of Default should occur and be continuing, if the Insurer is the Controlling Party, the Insurer, or if the Insurer is not the Controlling Party, the Indenture Trustee or the holders of at least 40% in principal amount of the Notes then outstanding, may declare the principal of the Notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded and annulled by the holders of a majority in principal amount of the Notes then outstanding. If, following an Event of Default, the Notes have been declared to be due and payable, the Controlling Party may direct the Indenture Trustee, if certain conditions specified in the Indenture are satisfied, and if the Insurer is not the Controlling Party, the Indenture Trustee has not been otherwise directed by the holders of all of the Notes, to refrain from selling the Accounts and to continue to apply all amounts received on the Accounts to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the Notes. If, however, the Insurer is not the Controlling Party and the Indenture Trustee determines that anticipated collections on the Accounts would be insufficient to pay the Notes in accordance with their terms, the Accounts may be sold by the Indenture Trustee with the consent or at the direction of the holders of at least 66-2/3% in principal amount of the then outstanding Notes.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of the Insurer or any of the holders of Notes, unless the Insurer or such holders, as applicable, have offered to the Indenture Trustee security or indemnity satisfactory to it against loss, liability or expense incurred in compliance with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Insurer, or if the Insurer is not the Controlling Party, the holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, and the Insurer, or if the Insurer is not the Controlling Party, the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the Insurer, or if the Insurer is not the Controlling Party, the holder of each outstanding Note affected thereby. See "DESCRIPTION OF THE NOTES--Registration of the Notes" herein.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than 50% in principal amount of the then outstanding Notes and so long as the Insurer is not in default under the Policy, the Insurer, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture or modify (except as provided below) in any manner the rights of the holders of the Notes.

     Without the consent of the holders of any Notes and so long as the Insurer is not in default under the Policy, with the consent of the Insurer, the Indenture Trustee and the Issuer may execute a supplemental indenture for any of the following purposes, among other things: (a) to correct or amplify the description of any property subject to the lien of the Indenture or to better convey to the Indenture Trustee any property required to be subject to the lien of the Indenture; (b) to evidence the succession of another person to the Issuer; (c) to add to the covenants of the Issuer for the benefit of the holders of all Notes and the Insurer or to surrender any right or power conferred upon the Issuer under the Indenture; (d) to cure any ambiguity; and (e) to modify the Indenture as necessary to effect qualification of the Indenture under the Trust Indenture Act of 1939.

     Without the consent of the holders of each outstanding Note affected thereby and, so long as the Insurer is not in default under the Policy, without the consent of the Insurer no supplemental indenture shall (a) change the Maturity Date of the principal of, or the Payment Date for any instalment of interest on, any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, or change the earliest date on which any Note may be redeemed or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage in principal amount of the then outstanding Notes, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture, or of certain defaults thereunder and their consequences as proved for in the Indenture, (c) modify the provisions of the Indenture relating to the sale of property subject to the lien under the Indenture or specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the Insurer or the holders of each outstanding Note affected thereby, as applicable, (d) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the Insurer or the holder of any Note of the security afforded by the lien of the Indenture or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the principal and interest payable on any Note.

LIMITATIONS ON SUITS

     No holder of any Note will have the right to institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (b) the holders of not less than 40% in principal amount of the then outstanding Notes have made written request of the Indenture Trustee to institute such proceedings in its own name as Indenture Trustee and have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Indenture Trustee has for 60 days after its receipt of such notice neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the then outstanding Notes.

REPORTS TO NOTEHOLDERS

     On each Payment Date the Indenture Trustee is required to deliver to the Noteholders a written report setting forth the amount of the monthly payment which represents principal and the amount which represents interest (in each case on a per individual Note basis), and the remaining outstanding principal amount of an individual Note after giving effect to the payment of principal made on such Payment Date.

THE INDENTURE TRUSTEE

     The Indenture Trustee will be First Union National Bank, a national banking association.

                             THE SERVICING AGREEMENT

GENERAL

     Generally, all payments received on the Mortgage Collateral will be deposited on a daily basis in a holding account (the "Holding Account") established with and in the name of First Union National Bank, as custodian for itself as the Indenture Trustee, prior to the Closing Date. The Servicer will transfer the payments attributable to the Mortgage Collateral, net of the applicable servicing fee and other permitted deductions, including Issuer expenses into the Collection Account.

SERVICING FEE

     The servicing fee, which is equal to one-twelfth of the product of 0.60% (60 basis points) and the Aggregate Economic Balance of the Accounts being serviced as of the last day of the preceding month, will be calculated and paid monthly. The servicing fee will be paid to the Servicer out of the Holding Account upon submission of a withdrawal request in accordance with the Servicing Agreement. In addition to the servicing fee, the Servicer will receive all transfer fees, late payment charges, interest on taxes and insurance paid on behalf of the Accounts and similar charges, to the extent such fees and expenses are collected from obligors.

     Out of its servicing fee, the Servicer is obligated to pay normal expenses and disbursements incurred in connection with servicing the Accounts, including the fees and disbursements of its independent accountants and expenses incurred in connection with reports to the Indenture Trustee. Fees and expenses incurred in connection with realization upon defaulted Accounts are reimbursable from the Holding Account.

ANNUAL ACCOUNTANTS' REPORT

     The Servicer is required to cause a firm of independent certified public accountants to furnish to the Issuer, the Indenture Trustee and the Insurer, on or before 120 days after the end of each of its fiscal years beginning with the fiscal year ending May 31, 2001, a statement to the effect that such firm (a) has examined the Servicer's financial statements for the preceding fiscal year in accordance with generally accepted auditing standards and has issued an opinion thereon, and (b) has examined certain documents and records relating to the servicing of the Accounts during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Accounts or has set forth such exceptions.

EVENTS OF DEFAULT

     Events of default under the Servicing Agreement will include: (a) any failure to deposit into the Holding Account any required payment within two business days after it is required to be deposited;

(b) any failure by the Servicer duly to observe or perform any other of its covenants or agreements in the Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure by the Indenture Trustee, the Insurer or the holders of Notes representing a majority in principal amount of the then outstanding Notes; (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Servicer, any sub-servicer or any affiliate of either; (d) any representation, warranty or statement of the Servicer made in the Servicing Agreement or any other certificate delivered in connection with the issuance of the Notes being materially incorrect as of the time such representation, warranty or statement was made, which defect has not been cured within 30 days after the Servicer received notice of the defect; and (e) any failure of the Servicer to deliver to the Indenture Trustee a weekly report covering transfers from the Holding Account to the Collection Account in the absence of force majeure.

         RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under the Servicing Agreement remains unremedied, if the Insurer is the Controlling Party, the Insurer, or if the Insurer is not the Controlling Party, the Issuer or the Indenture Trustee (in each case subject to the provisions of the Indenture) or, with the consent of the Controlling Party, holders of Notes representing a majority in principal amount of the then outstanding Notes may terminate all of the rights and obligations of the Servicer under the Servicing Agreement. Upon such termination, the Issuer will be obligated to obtain a substitute servicer satisfactory to the Controlling Party. If the Issuer fails to appoint a servicer satisfactory to the Controlling Party, the Controlling Party may appoint or petition, in a court of competent jurisdiction, for the appointment of a servicer to act as successor to the Servicer under the Servicing Agreement. Pending the appointment of a successor Servicer, the Indenture Trustee will be obligated to act as Servicer. (If First Union National Bank, as Indenture Trustee, were to become Servicer, it is expected to engage an affiliate as sub-servicer.) The Controlling Party and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Servicing Agreement. No resignation by the Successor Servicer shall be effective until the new servicer enters into a servicing agreement with the Issuer and the Indenture Trustee that is satisfactory to the Controlling Party.

         TERMINATION AND REPLACEMENT OF SERVICER

     If a Trigger Event occurs, or if certain performance tests are not met, the Indenture Trustee or the Insurer will have the option to, but neither is obligated to: (i) terminate the rights of the Servicer under the Servicing Agreement and appoint a new Servicer thereunder; (ii) direct the obligors on the Accounts to make payments directly to the successor Servicer; and/or (iii) avail itself of any other remedies under the Servicing Agreement or the Indenture. In addition, the occurrence of a Trigger Event would affect the application of Remaining Available Funds to the payment of principal of the Notes under the Indenture. See the definition of "Optimal Principal Amount" under "DESCRIPTION OF THE NOTES--Defined Terms" herein.

         TRIGGER EVENTS

     A "Trigger Event" under the Servicing Agreement includes the occurrence of any of the following events:

              (i) the Issuer fails to make a payment due under the Indenture or the Insurance Agreement and such failure continues for two business days;

              (ii) the Servicer fails to make a required payment or deposit due under the Servicing Agreement and such failure continues for four business days;

              (iii) an event of default under the Servicing Agreement occurs by reason of (a) the Servicer's failure to perform any covenants or agreements of the Servicer contained in the Servicing Agreement; (b) certain events of insolvency in respect of the Servicer; or (c) any representation or warranty made by the Servicer pursuant to the Servicing Agreement proves to be incorrect;

              (iv) a breach of any covenant of the Servicer in the Servicing Agreement which in the reasonable opinion of the Insurer may have a materially adverse effect on the Servicer or its performance under the Servicing Agreement that is not cured within 60 days after the Servicer becomes aware thereof or after notice thereof from any Person;

              (v) any representation or warranty by Mid-State in the Purchase and Sale Agreement, or any representation or warranty by the Issuer in the Indenture, is incorrect and such breach may have a materially adverse effect on the Issuer or the Noteholders and is not cured, or the related Account is not substituted for or repurchased by Mid-State and in either case released from the lien of the Indenture, within 9 days after notice thereof from the Insurer;

              (vi) certain events of insolvency in respect of the Issuer;

              (vii) the Purchase and Sale Agreement, the Servicing Agreement or the Indenture ceases to be in full force and effect;

              (viii) the lien of the Indenture ceases to be effective or ceases to be of a first priority; or

              (ix) overcollateralization and loss and delinquency tests with respect to the performance of the Accounts are not met.

AMENDMENTS

     The Servicing Agreement may be amended with the consent of the Insurer (if it is the Controlling Party) but without the consent of the Indenture Trustee or any Noteholder if such amendment does not adversely affect in any material respect the interests of any Noteholder. However, amendments affecting amounts to be deposited in the Holding Account or the Collection Account, altering the priorities with which any allocation of funds shall be made under the Servicing Agreement, creating liens on the collateral securing the payment of principal and interest on the Notes or modifying certain specified provisions of the Servicing Agreement may be approved only with the consent of the Indenture Trustee, the Insurer and the holders of more than 50% in principal amount of the Notes.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Notes, is subject to significant interpretive uncertainties.

     No representation is made as to the proper characterization of any Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Notes constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

     The Issuer, the Owner Trustee, the Depositor, the Servicer, the Indenture Trustee and Walter Industries, an affiliate of the Depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Code, with respect to any employee benefit plans or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively, the "Plans"). While Mid-State has no present intention to transfer the beneficial interest in the Issuer to any person other than an affiliate of Mid-State (including a trust beneficially owned by Mid-State or an affiliate), any transferee of such beneficial interest (including a transferee that is not such an affiliate) may be such a "party in interest" or "disqualified person" with respect to Plans. With respect to a Plan, prohibited transactions within the meaning of ERISA and the Code may arise if the Notes are acquired by such Plan with respect to which any of the parties identified above, including the holders of the beneficial interest in the Issuer, is a service provider or other category of "party in interest" or "disqualified person," unless the acquisition of such Notes is exempt from the ERISA prohibited transaction rules because the Notes are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a "qualified professional asset manager" or pursuant to any other suitable exemption.

     A possible violation of the prohibited transaction rules also could occur if a Plan purchased Notes pursuant to this offering if the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, any Underwriter (as defined herein), or any of their employees, affiliates or financial consultants (i) manage any part of the Plan's investment portfolio on a discretionary basis, or
(ii) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of such Plan that such advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the Issuer, the Owner Trustee, any Underwriter, Mid-State, the Servicer, the Indenture Trustee and their respective affiliates will not, and no Plan should, allow the purchase of Notes with assets of any Plan if the Issuer, the Owner Trustee, the Indenture Trustee, any Underwriter, Mid-State or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire such Notes the management services or advice described in the previous sentence.

     On November 13, 1986, the Department of Labor issued a final regulation concerning the definition of what constitutes the assets of an ERISA-Covered Plan (Reg. Section 2510.3-101, 51 Fed. Reg. 41262) (the "Plan Asset Regulation"). Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets are deemed to include both the equity interest itself and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation by "benefit plan investors" is not "significant."

     Although there is no guidance under ERISA on how this definition applies generally, and in particular, to a security issued by a special purpose self-liquidating pool of assets, Cadwalader, Wickersham & Taft ("ERISA Counsel") believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation. This belief is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that such purchasers will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     If the underlying assets of the Trust (as opposed to the Notes alone) were to be deemed to be "plan assets" under ERISA, (a) the prudence and other fiduciary responsibility standards of Part 4 of Subtitle B of Title I of ERISA, applicable to investments made by Plans and their fiduciaries, would extend to investments made by the Trust; and (b) certain transactions in which the Trust might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA CONSIDERATIONS" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Cadwalader, Wickersham & Taft, counsel to the Issuer, as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes, in reliance on laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the Notes applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes. Unless stated otherwise, for purposes of the following summary, references to "Noteholder" and "holder" mean the beneficial owner of a Note.

     This summary must be read in conjunction with the disclosure in the Prospectus under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," which disclosure is incorporated herein by reference.

GENERAL

     Cadwalader, Wickersham & Taft, counsel for the Issuer, has advised the Issuer that in its opinion the Notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Accounts nor as an equity interest in the Issuer or a separate association taxable as a corporation. Cadwalader, Wickersham & Taft has further advised the Issuer that in its opinion, under current law, the Trust will not be treated as an association, publicly traded partnership or a taxable mortgage pool ("TMP") taxable as a corporation (as defined in Code Section 7701(i)).

     Based on the foregoing, for federal income tax purposes, (i) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

ORIGINAL ISSUE DISCOUNT

     It is anticipated that the Notes will not be issued with original issue discount for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Original Issue Discount and Premium" in the Prospectus.

                               THE TRUST AGREEMENT

     The Trust Agreement will provide that the Owner Trustee is entitled to an annual fee equal to $8,000. For a further discussion of the provisions of the Trust Agreement see the discussion contained in the Prospectus under the heading "THE TRUST AGREEMENT."

                        THE PURCHASE AND SALE AGREEMENT

     Pursuant to the Purchase and Sale Agreement, the Depositor will sell and assign to the Issuer all its right, title and interest in the Mortgage Collateral as further described in the Prospectus under "THE PURCHASE AND SALE AGREEMENT."

             DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION

EXPENSES

     Substantially all of the anticipated expenses of the Issuer will consist of interest payments due on the Notes and amounts payable for the Issuer's operating expenses (including, without limitation, amounts payable under the Indenture, the Trust Agreement and the Servicing Agreement that may be payable by the Trust). Payments on the Accounts are intended to be sufficient to make timely payments of interest on the Notes and to retire the Notes not later than the Maturity Date.

CAPITAL RESOURCES AND LIQUIDITY

     The primary sources of the Issuer's funds will be collections in respect of the Accounts and reinvestment income therefrom. The Issuer is expected to have sufficient liquidity and capital resources to make timely payments of interest on the Notes and to retire the Notes not later than the Maturity Date. See "DESCRIPTION OF THE NOTES--Interest and Principal Payments on the Notes" and "THE ASSETS OF THE TRUST--Mortgage Collateral" herein.

RESULTS OF OPERATIONS

     The Issuer's results of operations will depend primarily on the rate at which payments are made on the Accounts, the level of income from reinvestment of payments on the Accounts and the level of the Issuer's operating expenses.

IMPACT OF INFLATION AND CHANGING PRICES

     Inflation and increased prices may result in increases in the level of the Issuer's operating expenses. However, such increases may be offset, in whole or in part, by increases in income from reinvestment of payments on the Mortgage Collateral. See "THE ASSETS OF THE TRUST--Mortgage Collateral" herein.

                              PLAN OF DISTRIBUTION

     The Depositor, as sole beneficial owner of the Issuer, has entered into an Underwriting Agreement with Banc of America Securities LLC and Lehman Brothers Inc., as representatives of the several underwriters named therein (collectively with the other underwriters, the "Underwriters"). Subject to the terms and conditions of the Underwriting Agreement, the Depositor has agreed to cause the Issuer to sell to the Underwriters, and the Underwriters have agreed to purchase, the respective principal amounts of the Notes set forth opposite their names below.


                                                                                               PRINCIPAL
                                                                                               AMOUNT OF
UNDERWRITERS                                                                                     NOTES
------------                                                                                   ---------
Banc of America Securities LLC..........................................................        $231,900,000
Lehman Brothers Inc.....................................................................         115,950,000
Salomon Smith Barney Inc................................................................          38,650,000
                                                                                                ------------
Total...................................................................................        $386,500,000
                                                                                                ============


     Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes, if any of the Notes are purchased.

     The Underwriters have advised the Depositor and the Issuer that they propose to offer the Notes to the public at the price set forth on the cover page hereof, and to certain dealers at such prices less a concession not in excess of 0.21%. After the initial public offering, the public offering prices and such concessions may be changed.

     During and after the offering, the Underwriters may purchase and sell Notes in the open market. These transactions may include overallotment and stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

     Immediately prior to the sale of the Accounts to the Issuer, all of the Accounts were subject to financing administered by an affiliate of one of the Underwriters. A portion of the proceeds received from the sale of the Notes will be applied to repay such financing.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"), as amended, or contribute to payments the Underwriters may be required to make in respect thereof. The Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Howard Clark, vice chairman of Lehman Brothers Inc., serves on the Board of Directors of Walter Industries, Inc.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Owner Trustee in its individual capacity by Richards, Layton & Finger, Wilmington, Delaware; for the Depositor by Cadwalader, Wickersham & Taft, New York, New York and by Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Tampa, Florida, as to matters of Florida law; for the Indenture Trustee by Morris, James, Hitchens and Williams LLP, Wilmington, Delaware; for the Issuer by Cadwalader, Wickersham & Taft, New York, New York; by Richards, Layton & Finger, as to matters of Delaware law; and for the Underwriters by Brown & Wood LLP, New York, New York. Brown & Wood LLP has rendered, and may from time to time render, legal services to Mid-State Homes, Inc. and its affiliates.

                                     EXPERTS

     The audited financial statements of the Trust are included as an exhibit hereto in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of the Insurer and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this Prospectus Supplement, and upon the authority of said firm in accounting and auditing.

                                  NOTE RATINGS

     It is a condition of issuance that the Notes be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). Such ratings will reflect only the views of Moody's and Standard & Poor's. The ratings of the Notes address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes. When rating securities, Moody's and Standard & Poor's consider the transaction in its entirety and rely on factors in addition to the amount and performance of the collateral securing the debt and any external credit enhancement. Any reduction in the Insurer's rating or claims-paying ability rating may cause a reduction in the ratings of the Notes. An explanation of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, telephone (212) 553-0300 and Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10017, telephone (212) 208-8000. There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by either of such rating agencies if, in its judgment, circumstances so warrant. A revision, withdrawal or qualification of either of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

                   INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS


A

Accounts.........................................S-11
Aggregate Current Principal Amount...............S-20
Aggregate Economic Balance.......................S-14
Alabama Lawsuits..................................S-9
Available Funds..................................S-19

B

Business Day.....................................S-27

C

Cede.............................................S-25
Code..............................................S-6
Collection Period................................S-20
Controlling Party................................S-30
CPR..............................................S-22

D

Deficiency Amount................................S-27
Definitive Notes.................................S-25
DTC.........................................S-4, S-25

E

ERISA.............................................S-6
ERISA Counsel....................................S-35
Event of Default.................................S-29

G

Gross Receivable Amounts.........................S-12

H

holder...........................................S-36
Holder...........................................S-27
Holding Account..................................S-32

I

Indenture........................................S-19
indirect participants............................S-25
Insurance Agreement..............................S-19
Insured Amount...................................S-27
Insured Payments.................................S-27
Insurer....................................S-26, S-28
Insurer Default..................................S-30
Interest Accrual Period..........................S-20
Issuer Expenses..................................S-20

J

Jim Walter Homes..................................S-9

K

Kittyhawk Financing..............................S-11

M

Mid-State.........................................S-9
Mid-State Trust III Accounts.....................S-14
Mid-State Trust V Accounts.......................S-14
Mississippi Lawsuits..............................S-9
Moody's..........................................S-39
Mortgage Collateral..............................S-14

N

Note Rate........................................S-19
Noteholder.......................................S-36
Notice...........................................S-27

O

Optimal Principal Amount.........................S-20
Overcollateralization Amount.....................S-20
Overcollateralization Deficit....................S-21

P

Participants.....................................S-25
Plan..............................................S-6
Plan Asset Regulation............................S-35
Plans............................................S-35
Policy...........................................S-26
Pre-Emergence Lawsuits............................S-9
Preference Amount................................S-27
prepayments......................................S-21

R

Remaining Available Funds........................S-20
Required Payments................................S-27
Rules............................................S-25

S

Securities Act...................................S-38
Similar Law.......................................S-6
Standard & Poor's................................S-39

T

Target Overcollateralization Date................S-20
Target Overcollateralization Level...............S-20
TMP..............................................S-36
Trigger Event....................................S-33
Trust Agreement..................................S-11

U

Underwriters.....................................S-37


                                                                    APPENDIX A






MID-STATE TRUST VIII
FINANCIAL STATEMENTS
APRIL 19, 2000

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Trust-Holder of
Mid-State Trust VIII

In our opinion, the accompanying balance sheet and the related statements of operations, change in trust-holder's equity and cash flows present fairly, in all material respects, the financial position of Mid-State Trust VIII (the "Trust") at April 19, 2000, and the results of its operations and its cash flows for the period from April 12, 2000 (date of inception) through April 19, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------


April 19, 2000

MID-STATE TRUST VIII

BALANCE SHEET
APRIL 19, 2000
-------------------------------------------

ASSETS

Cash .............................   $  500
                                     ------
                                     $  500
                                     ------

EQUITY

Trust-holder's equity ............   $  500
                                     ------
                                     $  500
                                     ------













  The accompanying notes are an integral part of these financial statements.

MID-STATE TRUST VIII

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 12, 2000 (DATE OF INCEPTION) TO APRIL 19, 2000
------------------------------------------------------------------------


Revenues ...............................   $     --

Expenses ...............................         --
                                           ----------
Net income .............................   $     --
                                           ----------













  The accompanying notes are an integral part of these financial statements.

MID-STATE TRUST VIII

STATEMENT OF CHANGE IN TRUST-HOLDER'S EQUITY
FOR THE PERIOD FROM APRIL 12, 2000 (DATE OF INCEPTION) TO APRIL 19, 2000
------------------------------------------------------------------------



Trust-holder's equity at inception (April 12, 2000) .............   $   --

Add: contributed equity .........................................        500
                                                                    --------
Trust-holder's equity at end of period (April 19, 2000) .........        500
                                                                    --------













  The accompanying notes are an integral part of these financial statements.

MID-STATE TRUST VIII

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 12, 2000 (DATE OF INCEPTION) TO APRIL 19, 2000
------------------------------------------------------------------------





CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ........................................   $   --
                                                        --------

    Net cash from operating activities ..............       --
                                                        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Net cash from investing activities ..............       --
                                                        --------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Equity contribution from Mid-State Homes, Inc. ....        500
                                                        --------

    Net cash from financing activities ..............        500
                                                        --------

Net increase in cash ................................        500

Cash at inception (April 12, 2000) ..................       --

Cash at end of period (April 19, 2000) ..............   $    500
                                                        --------













  The accompanying notes are an integral part of these financial statements.

MID-STATE TRUST VIII

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 12, 2000 (DATE OF INCEPTION) TO APRIL 19, 2000
-------------------------------------------------------------------------


1.   BASIS OF FINANCIAL STATEMENT PRESENTATION

     The financial statements include the accounts of Mid-State Trust VIII ("Trust VIII"). Trust VIII is a business trust established under the laws of Delaware pursuant to a certificate of trust filed by Wilmington Trust Company (the Owner Trustee of Trust VIII), a Delaware banking corporation, on April 12, 2000. Mid-State Homes, Inc. ("Mid-State") is the settlor and sole beneficiary of Trust VIII.

     At April 19, 2000, Trust VIII has not commenced operations and the only activity has been an equity contribution of $500 from Mid-State on April 19, 2000. On or about May 3, 2000, Mid-State will transfer certain assets to Trust VIII. These assets will include certain building and instalment sale contracts, promissory notes, related mortgages and other security agreements (the "Accounts"). The Accounts were originated by Jim Walter Homes, Inc. ("Jim Walter"), an affiliate of Mid-State. Jim Walter is in the business of marketing and supervising the construction of standardized, partially finished, detached, single-family residential homes. Trust VIII will own these Accounts and these Accounts will secure asset-backed notes ("Notes") issued by Trust VIII. The Notes will be obligations solely of Trust VIII.

2.   ACCOUNTING POLICY

     CASH

     Cash is comprised of an interest bearing bank deposit with First Union National Bank (the Indenture Trustee of Trust VIII).

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




                                   PROSPECTUS

                              MID-STATE HOMES, INC.
                                    DEPOSITOR

                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                                   ----------

---------------------------
                              EACH TRUST--

 YOU SHOULD CAREFULLY         -   will issue a series of asset-backed notes that
 CONSIDER THE RISK FACTORS        will consist of one or more classes; and
 BEGINNING ON PAGE 6 OF
 THIS PROSPECTUS.             -   will own--

 Neither the securities of           -  a pool of building and instalment sale
 any series nor the related             contracts, promissory notes and related
 underlying assets will be              mortgages, and other security
 insured or guaranteed by               agreements; and
 any governmental agency or
 instrumentality.                    -  other assets described in this
                                        prospectus and the accompanying
 The securities of each                 prospectus supplement.
 series will represent debt
 obligations of the related   EACH SERIES OF NOTES--
 trust only and will not
 represent obligations of     -   will represent debt obligations of the related
 or interests in any other        trust;
 entity.
                              -   may be entitled to one or more of the other
 This prospectus may be           types of credit support described in this
 used to offer and sell any       prospectus; and
 series of securities only
 if accompanied by the        -   will be paid only from the assets of the
 prospectus supplement for        related trust.
 that series.


---------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                 THE DATE OF THIS PROSPECTUS IS APRIL 27, 2000.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information is provided to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

     -   the principal balances and/or interest rates of each class;

     -   the timing and priority of interest and principal payments;

     -   statistical and other information about the accounts;

     -   information about credit enhancement, if any, for each class;

     -   the ratings for each class; and

     -   the method for selling the notes.

     IF THE TERMS OF A PARTICULAR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The notes are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Defined Terms" beginning on page 58 in this prospectus.

     The depositor's principal executive office is located at 1500 North Dale Mabry Highway, Tampa, Florida 33607, and the depositor's telephone number is
(813) 871-4811.

                                   PROSPECTUS

                                TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
     AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT..................................................................II
SUMMARY OF PROSPECTUS.............................................................................................1
RISK FACTORS......................................................................................................6
     Limited Liquidity of Notes...................................................................................6
     Limited Assets for Payment on Notes..........................................................................6
     Ratings Assigned to the Notes Will Have Limitations..........................................................6
     Bankruptcy or Insolvency of the Issuer.......................................................................7
     Limited Rights of Noteholders................................................................................7
     Overcollateralization May Become Exhausted Resulting in Losses To Be Allocated to Notes......................7
     Credit Enhancement is Limited in Amount and Coverage.........................................................7
     Losses on Accounts May Reduce Amounts Available to Pay Noteholders...........................................8
     Potential for Losses Increases if Mortgage Collateral Includes Delinquent Accounts or if Accounts
         Become Delinquent........................................................................................8
     Yield is Sensitive to Rate of Principal Prepayment...........................................................8
     Consumer Protection Laws May Limit Remedies..................................................................9
     Collections on the Accounts May be Adversely Affected if Servicer is Removed and Replaced....................9
     Grant of Security Interest In Mortgage Collateral; Risks of Defective Security Interest.....................10
     Noteholder Risk Due to Lack of Third-Party Appraisals and/or Title Insurance................................10
     Pre-Funding Accounts May Result in Prepayments..............................................................10
THE DEPOSITOR....................................................................................................10
THE ISSUER.......................................................................................................11
DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION..........................................................12
     Expenses....................................................................................................12
     Capital Resources and Liquidity.............................................................................12
     Results of Operations.......................................................................................12
     Impact of Inflation and Changing Prices.....................................................................12
THE COMPANY......................................................................................................13
     Homebuilding Activities.....................................................................................13
     Underwriting and Credit Policies............................................................................13
     Description of Accounts.....................................................................................14
     Servicing...................................................................................................15
     Recoveries..................................................................................................15
     Time to Recovery............................................................................................16
THE ASSETS OF THE TRUST..........................................................................................17
     General.....................................................................................................17
     Mortgage Collateral.........................................................................................17
     Collection Account..........................................................................................18
     Certain Contractual Rights..................................................................................19
CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS........................................................19
     Consumer Protection Laws....................................................................................19
     Mortgages, Deeds of Trust and Mechanic's Lien Contracts.....................................................20
     Foreclosure and Other Remedies..............................................................................20
     Rights of Redemption........................................................................................21
     Anti-Deficiency Legislation and Other Limitations on Creditors..............................................21
     Enforceability of Certain Provisions........................................................................23



     Environmental Legislation...................................................................................23
DESCRIPTION OF THE NOTES.........................................................................................23
     General.....................................................................................................23
     Interest....................................................................................................25
     Principal...................................................................................................25
     Categories of Classes of Notes..............................................................................25
     Available Funds.............................................................................................27
     Description of Credit Enhancement...........................................................................28
     Distributions...............................................................................................31
     Redemption of the Notes.....................................................................................31
     Weighted Average Life of the Notes..........................................................................31
     Registration and Transfer of Notes..........................................................................32
THE INDENTURE....................................................................................................35
     Negative Covenants..........................................................................................35
     Review of Account Documents.................................................................................35
     Representations and Warranties..............................................................................36
     Modification of Indenture...................................................................................38
     Voting......................................................................................................38
     Events of Default...........................................................................................39
     Rights Upon Event of Default................................................................................39
     Limitations on Suits........................................................................................39
     Reports to Noteholders......................................................................................40
     Issuer's Annual Compliance Statement........................................................................40
     Satisfaction and Discharge of Indenture.....................................................................40
     The Indenture Trustee.......................................................................................40
THE SERVICING AGREEMENT..........................................................................................40
     General.....................................................................................................40
     Collection of Payments......................................................................................40
     Servicing Fee...............................................................................................41
     Insurance; Taxes............................................................................................41
     Realization upon Defaulted Accounts.........................................................................41
     Resignation.................................................................................................42
     Annual Accountants' Report..................................................................................42
     Events of Default...........................................................................................42
     Rights Upon Event of Default................................................................................42
     Termination and Replacement of Servicer.....................................................................43
     Amendments..................................................................................................43
THE TRUST AGREEMENT..............................................................................................43
THE PURCHASE AND SALE AGREEMENT..................................................................................44
PRE-FUNDING ACCOUNT..............................................................................................45
LEGAL INVESTMENT CONSIDERATIONS..................................................................................46
ERISA CONSIDERATIONS.............................................................................................46
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................48
     General.....................................................................................................48
     Original Issue Discount and Premium.........................................................................49
     Market Discount.............................................................................................51
     Sale or Redemption of Notes.................................................................................52
     Foreign Investors...........................................................................................53
     Backup Withholding..........................................................................................53
     Taxable Mortgage Pools......................................................................................54
USE OF PROCEEDS..................................................................................................54



PLAN OF DISTRIBUTION.............................................................................................54
LEGAL MATTERS....................................................................................................56
NOTE RATINGS.....................................................................................................56
WHERE YOU CAN FIND MORE INFORMATION..............................................................................56
REPORTS TO NOTEHOLDERS...........................................................................................56
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................57
INDEX OF DEFINED TERMS...........................................................................................58


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


                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF NOTES.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THE TERMS OF THE NOTES AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

                    RELEVANT PARTIES FOR EACH SERIES OF NOTES


Notes Offered.............................  Asset-backed notes issuable in series.

Depositor.................................  Mid-State Homes, Inc., a corporation organized under the laws of the
                                            State of Florida which is an indirect wholly-owned subsidiary of
                                            Walter Industries, Inc.

Issuer....................................  With respect to each series of notes, the trust to be formed pursuant to a trust agreement between the depositor and an owner trustee identified in the related prospectus supplement. See "THE ISSUER" in this prospectus.

Servicer..................................  Mid-State Homes, Inc. will also be the servicer. See "THE SERVICING
                                            AGREEMENT" in this prospectus. Jim Walter Homes, Inc., an affiliate of
                                            Mid-State Homes, Inc., may perform certain servicing functions with respect to the accounts pursuant to a sub-servicing agreement for each series of notes.

Indenture Trustee.........................  The entity or entities named as indenture trustee in the related prospectus supplement. See "THE INDENTURE--The Indenture Trustee" in this prospectus.

Owner Trustee.............................  The entity or entities named as owner trustee in the related prospectus supplement which will have the obligations set forth in the related trust agreement and described in this prospectus and in the related prospectus supplement. See "THE TRUST AGREEMENT" in this prospectus.

Originator................................  With respect to each series of notes, the accounts will have been originated by Jim Walter Homes, Inc. and/or one or more affiliates of
                                            Jim Walter Homes, Inc. In the event any accounts not originated by Jim
                                            Walter Homes, Inc. or its affiliates are included in a trust, the related prospectus supplement will provide detailed information regarding the originator of such accounts. See "THE COMPANY" in this prospectus.

                              OVERVIEW OF THE NOTES

Description of Notes......................  Each series of notes will represent debt obligations of the related trust formed pursuant to a trust agreement. A class of notes will be entitled, to the extent of funds available, to one of the following:

                                            -    principal and interest payments;

                                            -    principal payments, with no interest payments;

                                            -    interest payments, with no principal payments; or

                                            -    any other payments described in the related prospectus supplement.

                                            The notes will be secured by the assets of the trust formed pursuant to an indenture between the issuer and the indenture trustee.

Cut-Off Date..............................  The date specified in the related prospectus supplement on and after which payments due or received on the related accounts will be transferred to the related trust and available for payment to the holders of the notes of such series.

Payment Date..............................  The monthly, quarterly or other periodic date specified in the related prospectus supplement on which payments will be made to holders of notes.

Closing Date..............................  The date on which the notes of any series are initially issued as specified in the related prospectus supplement.

Interest Payments on the Notes............  With respect to each series of notes, interest on each class of notes
                                            (other than a class of notes entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be paid to the holders of the related classes of notes on each payment date in accordance with the particular terms of each class of notes. The terms of each class of notes will be described in the related prospectus supplement. See "DESCRIPTION OF THE
                                            NOTES--Interest" in this prospectus.

Principal Payments on the Notes...........  With respect to each series of notes, on each payment date, principal with respect to each class of notes (other than a class of notes entitled to receive interest only) will be paid to holders of that class in the priority, manner and amount specified in such prospectus supplement, to the extent funds are available therefor. See
                                            "DESCRIPTION OF THE NOTES--Principal" in this prospectus.

Record Date...............................  The record date for each payment date is the day of the month indicated in the related prospectus supplement.

Optional Redemption of Notes..............  The related prospectus supplement may provide that the party specified in such prospectus supplement may redeem classes of notes of a series on a payment date under the circumstances and manner specified in the related prospectus supplement. See



                                            "DESCRIPTION OF THE NOTES--Redemption of the Notes" in this prospectus.

                               CREDIT ENHANCEMENT

Subordination.............................  A series of notes may  include  one or more  classes  of notes that are subordinated  to a  different  class  of notes  of that  series  to the extent described in the related  prospectus  supplement.  Subordination is  intended  to  enhance  the  likelihood  of  timely  receipt  by the holders  of the  senior  notes  of the  full  amount  of  interest  and principal  to which the  senior  notes  are  entitled.  The  protection afforded to the holders of senior notes will be accomplished by:

                                            -    the allocation of losses on the related accounts to the respective classes of notes of a series as set forth in the related prospectus supplement, and

                                            -    the application of the available funds for a series on each payment date in the sequential order provided in the related prospectus supplement.

                                            See "DESCRIPTION OF THE NOTES--Categories of Classes of Notes" in this prospectus.

Other Types of Credit Enhancement.........  If so specified in the related prospectus supplement, the notes of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

                                                 -    letter of credit            -    reserve fund

                                                 -    insurance policy            -    spread account

                                                 -    surety bond                 -    cash account

                                                 -    corporate guarantee         -    overcollateralization

                                                 -    reinvestment income

                             SECURITY FOR THE NOTES

Security..................................  Payments of amounts due on the notes of a series will be secured by the following:

                                            -    MORTGAGE COLLATERAL. Accounts having the aggregate present value of future scheduled monthly payments set forth in the related prospectus supplement on the related cut-off date will secure each series of notes. These accounts, each originated by Jim Walter
                                                 Homes, Inc. or one of its affiliates, will have additional characteristics as set forth in the related prospectus supplement.
                                                 Each account will be secured by a



                                                 mortgage lien. See "THE ASSETS OF THE TRUST" in this prospectus.

                                            -    CERTAIN CONTRACTUAL RIGHTS. With respect to each series of notes, the related issuer will assign all of its right, title and interest (including the right to compel performance of the sub-servicer) under the servicing agreement and under the purchase and sale agreement for that series of notes to the related indenture trustee.

                                            -    COLLECTION ACCOUNT. With respect to each series of notes, funds representing payments collected on the accounts will be deposited in a collection account that will be established in the name of the indenture trustee for that series. Amounts deposited into this collection account, less expenses incurred by the issuer, will be available to make payments of principal of, and interest on, the notes. See "THE ASSETS OF THE TRUST--Collection Account" in this prospectus.

                                            -    PRE-FUNDING ACCOUNT. In addition, if the related prospectus supplement so provides, funds on deposit in a pre-funding account will be used to purchase additional accounts during the period specified in the related prospectus supplement. In no event will the amount deposited in the pre-funding account exceed 25% of the initial aggregate principal amount of the notes of the related series of notes. See "PRE-FUNDING ACCOUNT" in this prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

Legal Investment Considerations...........  The related prospectus supplement will specify whether the class or classes of notes offered will constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
                                            as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such notes constitute a legal investment for you. See "LEGAL INVESTMENT CONSIDERATIONS" in this prospectus.

                              ERISA CONSIDERATIONS

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee
                                            Retirement Income Security Act of 1974, as amended ("ERISA"), the
                                            Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of notes could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, the Code or any such similar law. See "ERISA Considerations" in this prospectus.



                             TAX STATUS OF THE NOTES

Tax Status of the Notes...................  The following discussion is the opinion of Cadwalader, Wickersham &
                                            Taft. The notes will be treated as debt for federal income tax purposes. If the notes are issued with original issue discount, noteholders generally will be required to include the original issue discount in gross income over the life of the notes. The notes will not constitute "loans secured by an interest in real property" for
                                            "domestic building and loan associations" or "real estate assets" for
                                            "real estate investment trusts." See "MATERIAL FEDERAL INCOME TAX
                                            CONSEQUENCES" in this prospectus.

                                     RATINGS

Ratings...................................  The notes of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered note is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

                                            -    A security rating is not a recommendation to buy, sell or hold the notes of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

                                            -    Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                  RISK FACTORS

Risk Factors..............................  Various risk factors related to the purchase of notes are discussed under "Risk Factors" in this prospectus.


                                  RISK FACTORS

     The following risk factors, along with the risk factors set forth in the attached prospectus supplement, summarize the material risk factors in connection with the purchase of the related series of notes.

LIMITED LIQUIDITY OF NOTES

     The liquidity of your notes may be limited. You should consider that:

     - a secondary market for the notes of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the notes of any series;

     - issuance of any of the notes of any series in book-entry form may reduce the liquidity of such notes in the secondary trading market because investors may not be willing to purchase notes for which they cannot obtain physical notes; and

     - unless specified in the applicable prospectus supplement, the notes will not be listed on any securities exchange.

LIMITED ASSETS FOR PAYMENT ON NOTES

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     - accounts owned by the related issuer will be the SOLE SOURCE of payments on the notes of a series;

     - the notes of any series will not represent an interest in or obligation of Mid-State Homes, Inc., the indenture trustee or any of their affiliates, except Mid-State Homes, Inc.'s limited obligations with respect to breaches of its representations and warranties and its obligations as a servicer; and

     - neither the notes of any series nor the related accounts will be guaranteed or insured by any governmental agency or instrumentality, Mid-State Homes, Inc., the indenture trustee or any of their affiliates or any other person.

     Consequently, in the event that payments on the accounts underlying your series of notes are insufficient or otherwise unavailable to make all payments required on your notes, there will be no recourse to Mid-State Homes, Inc., the indenture trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

RATINGS ASSIGNED TO THE NOTES WILL HAVE LIMITATIONS

     The ratings assigned to your notes will not:

     - assess the likelihood that principal prepayments (including those caused by defaults) on the related accounts will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of notes; and

     - address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a note at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     In addition, the ratings of any series of notes by any applicable rating agency may be lowered following the initial issuance of the notes. The lowering of a rating on a series or class of notes may adversely affect the market value and liquidity of those notes. Mid-State Homes, Inc. and its affiliates will not have any obligation to maintain any rating of any series of notes.

BANKRUPTCY OR INSOLVENCY OF THE ISSUER

     The bankruptcy or insolvency of the issuer of any series of notes could adversely affect payments on the notes of such series. The automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of obligations of that issuer, including under the notes issued by that issuer and the related indenture, or actions against any of that issuer's property, including the related collateral, prior to modification of the stay. In addition, the trustee in bankruptcy for that issuer may be able to accelerate payment of those notes and liquidate the related accounts. In the event the principal of the notes of that series is declared due and payable, the holders of any notes of that series issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred. The issuer of each series of notes will be structured to limit the likelihood of bankruptcy or insolvency, but there can be no assurance that bankruptcy or insolvency will not occur.

LIMITED RIGHTS OF NOTEHOLDERS

     Prior to the related maturity date, you will not have the right to declare the principal of your notes to be immediately due and payable other than as set forth in the related prospectus supplement. See "THE INDENTURE--Rights Upon Event of Default" in this prospectus.

OVERCOLLATERALIZATION MAY BECOME EXHAUSTED RESULTING IN LOSSES TO BE ALLOCATED TO NOTES

     Overcollateralization will be reduced or eliminated to the extent that losses incurred in respect of defaulted accounts securing a series of notes, together with payments on the accounts, cause the present value of the future scheduled monthly payments due on the related accounts to decline more than the principal amount of the notes. If the protection afforded to the notes of that series by this overcollateralization were to be exhausted, and the accounts incurred further losses, those losses would be allocated as set forth in the related prospectus supplement. See "THE COMPANY" and "DESCRIPTION OF THE NOTES--" in this prospectus.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     With respect to each series of notes, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying accounts. Credit enhancements will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of notes of the same series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; a cross-support; and any combination of the preceding types of credit enhancement. See "DESCRIPTION OF THE NOTES--Description of Credit Enhancement" in this prospectus.

     Regardless of the form of credit enhancement provided:

     - the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

     - may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

     - all or a portion of the credit enhancement for any series of notes will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the servicer, if each applicable rating agency indicates that the then current ratings will not be adversely affected.

     If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, these losses will be borne by the holders of the related notes (or certain classes).

     The rating of any class of notes by a rating agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related accounts in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

     Neither Mid-State Homes, Inc. nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of notes.

     See "DESCRIPTION OF THE NOTES--Description of Credit Enhancement" in this prospectus.

LOSSES ON ACCOUNTS MAY REDUCE AMOUNTS AVAILABLE TO PAY NOTEHOLDERS

     In most cases, amounts realized upon resale of repossessed properties may be less than the present value of the future scheduled monthly payments due on the accounts for the related series of notes at the time of repossession. In addition, some states have adopted statutes limiting the right of mortgagees to obtain deficiency judgments against customers following foreclosure. In the event that the amount realized upon resale is less than the outstanding present value of the future scheduled monthly payments due on the related account, the servicer may be unable to collect the amount of such deficiency. If losses incurred in connection with repossessing homes are at levels higher than those historically experienced, the ability of the issuer of that series of notes to make required payments on these notes may be adversely affected and these noteholders may incur a loss on their investment. See "THE COMPANY" and "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Anti-Deficiency Legislation and Other Limitations on Creditors" in this prospectus.

POTENTIAL FOR LOSSES INCREASES IF MORTGAGE COLLATERAL INCLUDES DELINQUENT
 ACCOUNTS OR IF ACCOUNTS BECOME DELINQUENT

     The related prospectus supplement will set forth the percentage of the accounts that were delinquent, the length of the delinquency and the percentage in foreclosure as well as repossession data. If any portion of a monthly payment due on an account is not received by the servicer, such account is considered delinquent. See "THE COMPANY--Servicing" in this prospectus. Investors should consider the risk that any of the accounts may become delinquent or go into foreclosure and subsequently the properties securing such accounts may become repossessed properties. See "--Losses on Accounts" in this prospectus. Defaults by homeowners on the accounts may result in the failure of the noteholders of a series on a given payment date to receive payments in full in respect of interest or principal.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

     The yield on the notes of each series will depend in part on the rate of principal payment on the accounts (including prepayments, liquidations due to defaults and mortgage loan repurchases). This yield may be adversely affected, depending upon whether a particular note is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related accounts. In particular:

     - the yield on classes of notes entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related accounts; and

     - the yield on certain classes of accounts may be relatively more sensitive to the rate of prepayment of specified accounts than other classes of notes.

     The rate of prepayments on accounts may be influenced by a number of factors, including:

     -   prevailing mortgage market interest rates;

     -   local and national economic conditions;

     -   homeowner mobility; and

     -   the ability of the borrower to obtain refinancing.

     See "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes" in this prospectus.

CONSUMER PROTECTION LAWS MAY LIMIT REMEDIES

     There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

     -   regulate interest rates and other charges;

     -   require certain disclosures;

     -   require licensing of account originators;

     -   prohibit discriminatory lending practices;

     -   regulate the use of consumer credit information; and

     -   regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

     - may limit a servicer's ability to collect all or part of the principal of or interest on the accounts;

     -   may entitle the borrower to a refund of amounts previously paid; and

     -   could subject a servicer to damages and administrative sanctions.

     See "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Consumer Protection Laws" in this prospectus.

COLLECTIONS ON THE ACCOUNTS MAY BE ADVERSELY AFFECTED IF SERVICER IS REMOVED AND REPLACED

     The effective servicing of the accounts requires a significantly greater local presence and number of employees than does the servicing of traditional mortgage loans. In addition, although the servicing agreement for each series of notes may not allow the servicer to resign except under limited circumstances, it may permit the issuer, the indenture trustee or the holders of a majority of the aggregate principal amount of the notes for that series of notes to remove the servicer under certain limited circumstances. If Mid-State Homes, Inc. were removed as servicer, Mid-State Homes, Inc.'s and Jim Walter Homes, Inc.'s system and expertise may be difficult for a successor servicer to replicate, and collections and recoveries on the accounts may be adversely affected. See "THE SERVICING AGREEMENT" in this prospectus.

GRANT OF SECURITY INTEREST IN MORTGAGE COLLATERAL; RISKS OF DEFECTIVE SECURITY INTEREST

     The issuer will grant to the related indenture trustee, on behalf of the holders of notes of a series, a security interest in the agreements underlying each related account comprising the mortgage collateral in a series. The related issuer intends to comply with procedures customarily followed by lenders with respect to the creation and perfection of security interests in the mortgage collateral. If the security interest of the indenture trustee of a series is challenged, delays in payments on the notes of that series and possible reductions in the amount of payments of principal of, and interest on, the notes of that series could occur.

NOTEHOLDER RISK DUE TO LACK OF THIRD-PARTY APPRAISALS AND/OR TITLE INSURANCE

     As described herein under "THE COMPANY--Underwriting and Credit Policies," Jim Walter Homes, Inc. does not obtain independent third-party appraisals or title insurance in connection with the origination of accounts. Any losses resulting from the inadequacy of the value of the property or failures of title will be borne by the holders of the notes of that series as set forth in the related prospectus supplement to the extent the related credit enhancement is not sufficient.

PRE-FUNDING ACCOUNTS MAY RESULT IN PREPAYMENTS

     If so provided in the related prospectus supplement, on the closing date an amount will be deposited into a segregated pre-funding account. This amount will not exceed 25% of the initial aggregate principal amount of the notes of the related series of notes. This amount will be used by the issuer to purchase additional accounts from Mid-State Homes, Inc. during a period from the closing date to a date not more than six months after the closing date. To the extent that this entire amount has not been applied to the purchase of additional accounts by the end of the related period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to noteholders on the payment date immediately following the end of this period, in accordance with the priorities set forth in the related prospectus supplement.

                                  THE DEPOSITOR

     Mid-State Homes, Inc. (the "Depositor" or "Mid-State") was established in 1958 to purchase building and instalment contracts from Jim Walter Homes, Inc. ("Jim Walter Homes") relating to homes constructed and sold by Jim Walter Homes and its predecessor and to service such instalment notes. Jim Walter Homes currently is the sixteenth largest builder of single-family detached housing in the nation. Over 90% of the homes sold by Jim Walter Homes and its affiliates are financed by Jim Walter Homes, which sells the related accounts to Mid-State Homes, Inc. Each of Jim Walter Homes and the Depositor is an indirect wholly-owned subsidiary of Walter Industries, Inc. ("Walter Industries"). The offices of the Depositor are located at 1500 North Dale Mabry Highway, Tampa, Florida 33607.

     Walter Industries was organized in August 1987 by a group of investors for the purpose of acquiring the company that was the predecessor to Jim Walter Homes ("Original Jim Walter"), pursuant to a leveraged buy-out. In December 1989, Walter Industries and most of its subsidiaries, including the Depositor, each filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court for the Middle District of Florida, Tampa Division (the "Bankruptcy Court"). The filing of the voluntary petitions resulted from a sequence of events stemming primarily from an inability of the Company's interest reset advisors to reset interest rates on approximately $624 million of outstanding indebtedness incurred in connection with the leveraged buy-out, which indebtedness by its terms required that the interest rates thereon be reset to the rate per annum such indebtedness should bear in order to have a bid value of 101% of the principal amount thereof as of December 2, 1989. The reset advisors' inability to reset the interest rates was primarily attributable to two factors: (i) uncertainties arising from certain litigation (the "Litigation") pending against an affiliate of Jim Walter Homes, which uncertainties materially hindered the ability of Walter Industries and its subsidiaries to pursue a refinancing or sell assets to reduce debt, and (ii) general turmoil in the high yield bond markets at such time.

     In March 1995, Walter Industries and its subsidiaries, including the Depositor, emerged from bankruptcy pursuant to an Amended Joint Plan of Reorganization dated December 9, 1994 as modified on March 1, 1995 (as so modified, the "Consensual Plan"). Despite the confirmation and effectiveness of the Consensual Plan, the Bankruptcy Court continues to have jurisdiction over, among other things, the resolution of disputed pre-petition claims against Walter Industries and its subsidiaries and other matters that may arise in connection with or relate to the Consensual Plan. Also pursuant to the Consensual Plan, the Litigation, among other things, was settled after a ruling by the Bankruptcy Court (which was confirmed on appeal by the United States District Court for the Middle District of Florida) finding in favor of Walter Industries. Since the Chapter 11 proceedings described above are completed, the Depositor does not believe that such proceedings will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes or the Depositor.

                                   THE ISSUER

     The issuer (the "Issuer") for each series (a "Series") of Asset-Backed Notes (the "Notes") will be a Delaware Business Trust created pursuant to a trust agreement (the "Trust Agreement") between the Depositor and the owner trustee (the "Owner Trustee") for such Series of Notes. Under the terms of each Trust Agreement, the Depositor will convey to the related Owner Trustee a nominal amount of cash to establish a trust (the "Trust") for such Series of Notes. In exchange, the Depositor will receive certificate(s) evidencing beneficial ownership of such Trust created under such agreement. With respect to each Series of Notes, on the date on which such Series is initially issued (the "Closing Date"), the Issuer of such Series of Notes will purchase the related building and instalment sale contracts, promissory notes, related mortgages and other security agreements (the "Accounts") from the Depositor with the net proceeds from the sale of the Notes from such Series. The Issuer of such Series of Notes will pledge the related Accounts to a trustee (the "Indenture Trustee") under an indenture (the "Indenture"), for the benefit of the holders of Notes of such Series (the "Noteholders"), as security for such Notes. Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership in the Issuer of a Series of Notes to another entity or entities.

     The Trust Agreement for each Series of Notes will provide that the related Issuer may not conduct any activities other than those related to the issuance and sale of Notes, the purchase of Accounts, the financing of properties repossessed by such Issuer, the investment of certain funds in Eligible Investments, as described under "THE ASSETS OF THE TRUST--Mortgage Collateral--Investment of Funds" herein, and such other limited activities as may be required in connection with reports and payments to holders of the Notes of such Series and the beneficial interest of such related Trust. See "THE ASSETS OF THE TRUST--Mortgage Collateral--Investment of Funds" herein. With respect to each Series of Notes, neither the related Owner Trustee in its individual capacity nor the holder(s) of the beneficial interest of the related Trust are liable for payment of principal of or interest on the Notes of such Series and each holder of Notes of such Series will be deemed to have released the related Owner Trustee and each holder of the beneficial interest of the related Trust from any such liability. With respect to each Series of Notes, the related Trust Agreement will provide that the Trust of such Series will terminate upon the earlier to occur of (i) the final sale or disposition of the trust estate and the distribution of all proceeds thereof to the owners or (ii) 21 years less one day following the death of the survivor of certain individuals described in the related Trust Agreement, but in no event later than the date provided in the related supplement to this Prospectus (the "Prospectus Supplement").

     The Issuers of the Notes will not have directors or executive officers. It is not contemplated that annual or other regular meetings of the Noteholders of a Series will be held. Each Indenture, however, permits holders of a certain percentage of principal amount of each class of Notes of a Series (a "Class") to approve certain amendments to the related Indenture and, in certain circumstances, to declare the principal of the Notes of such Series due and payable. See "THE INDENTURE--Modification of Indenture" and "--Rights Upon Event of Default" herein.

             DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION

EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the anticipated expenses of the Issuer for each Series of Notes will consist of interest payments due on the Notes of such Series and amounts payable for such Issuer's operating expenses (including, without limitation, amounts payable under the related Indenture, the related Trust Agreement and the related Servicing Agreement that may be payable by the related Trust). Payments on the Accounts of a Series of Notes are intended to be sufficient to make timely payments of interest on the Notes of such Series and to retire such Notes not later than the related maturity date.

CAPITAL RESOURCES AND LIQUIDITY

     With respect to each Series of Notes, the primary sources of the related Issuer's funds will be collections in respect of the related Accounts for such Series and reinvestment income therefrom. With respect to each Series of Notes, the related Issuer is expected to have sufficient liquidity and capital resources to make timely payments of interest on the Notes of such Series and to retire the Notes of such Series not later than the related maturity date. See "DESCRIPTION OF THE NOTES--Interest--Principal" and "THE ASSETS OF THE TRUST" herein.

RESULTS OF OPERATIONS

     With respect to each Series of Notes, the related Issuer's results of operations will depend primarily on the rate at which payments are made on the related Accounts, the level of income from reinvestment of payments on the related Accounts and the level of the related Issuer's operating expenses.

IMPACT OF INFLATION AND CHANGING PRICES

     With respect to each Series of Notes, inflation and increased prices may result in increases in the level of the related Issuer's operating expenses. However, such increases may be offset, in whole or in part, by increases in income from reinvestment of payments on the related Mortgage Collateral for such Series of Notes. See "THE ASSETS OF THE TRUST" herein.

                                   THE COMPANY

HOMEBUILDING ACTIVITIES

     It is expected that all of the Accounts will have been originated by Jim Walter Homes or Jim Walter Homes affiliates. Any Account originated by a Jim Walter Homes affiliate will have been originated using substantially the same standards as those used by Jim Walter Homes in underwriting Accounts of the same type. Jim Walter Homes is in the business of marketing and supervising the construction of standardized, partially finished, detached, single-family residential homes. The homes are sold directly to customers through approximately 118 branch offices, serving approximately 23 states, primarily in the southern region of the United States. A home is constructed on the customer's land only after a building contract has been entered into and Jim Walter Homes is satisfied that the customer has clear title to the land and that the site is suitable for building. Currently, Jim Walter Homes and its affiliates offer over 100 models of conventionally built homes in various stages of completion ranging from a "shell" to a "90% completed" home and 75 modular home models. A shell is a home completed on the outside with rough floors, partition studding and closet framing but without interior walls, floor finishing, plumbing, electrical wiring and fixtures, doors and cabinetry. A 90% completed home has a completed interior except for interior paint, floor covering and utility hook-up. Modular homes are pre-manufactured in a location other than the customer's land and are delivered to and installed on the customer's land.

     Jim Walter Homes is a contractor rather than a developer, does not own or sell land to customers except in connection with resales of repossessed homes and does not maintain its own construction crews. Local independent contractors construct the homes using their own construction crews. Jim Walter Homes' employees, however, supervise construction to ensure that it conforms to its specifications.

UNDERWRITING AND CREDIT POLICIES

     Substantially all homes Jim Walter Homes sells are purchased with financing it arranges. Generally, 100% of the purchase price is financed. Some portion of the customers that purchase and finance homes through Jim Walter Homes may not qualify for traditional bank financing of such homes. To qualify for financing a potential customer must provide information concerning his or her monthly income and employment history as well as a legal description of and evidence that the customer owns the land on which the home is to be built. A customer's income and employment usually are verified through telephone conversations with such customer's employer and by examining his or her pay stubs, W2 forms or, if the customer is self-employed, income tax returns. An applicant must have a minimum of one year's continuous employment or, if he or she has changed jobs, the new job must be in the same field of work. Only a small percentage of secondary income (second jobs or part-time work) is utilized in qualifying applicants. Ownership of the land is verified by examining the title record. In addition, Jim Walter Homes' credit department obtains a credit report. If a favorable report is obtained and the required monthly payment does not exceed 25% of the customer's monthly gross income, the application usually is approved and a building or instalment sale contract is executed, a title report is ordered and frequently a survey of the property is made. Surveys are performed by independent registered surveyors when, in the opinion of Jim Walter Homes, additional information beyond examination of the title record is needed. Such additional information is primarily concerned with verification of legal description, ownership of land and existence of any encroachments. Jim Walter Homes may also use a point or grade credit scoring system. Particular attention is paid to the credit information for the most recent three to five years. Attention is also given to the customer's total indebtedness and total other monthly payments on a judgmental basis by the credit department. The customer's credit standing is considered favorable if the employment history, income and credit report meet the aforementioned criteria. The building and instalment sale contract is subject to (i) except in the State of Texas, executing a promissory note which is secured by a first lien on the land and the home to be built, (ii) executing a mortgage, deed of trust, mechanic's lien contract or other security instrument, (iii) receiving a satisfactory title report, (iv) inspecting the land to determine that it is suitable for building and (v) obtaining required permits. Although the mortgages, deeds of trust and similar security instruments constitute a first lien on the land and the home to be built, such security instruments are not insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs or otherwise insured or guaranteed.

     Jim Walter Homes does not obtain appraisals or title insurance. Although consideration is given to the ratio of the amount financed to the estimated value of the home and the land securing such amount, there is no explicit appraisal-based loan-to-value test. However, there is a requirement that the value of the lot on which the home is to be built, as estimated solely on the basis of Jim Walter Homes' mortgage servicing division employees' experience and knowledge, be at least equal to 10% of the cash selling price of the home resulting in a maximum initial loan-to-value ratio of approximately 90%. Before occupying a new home, the customer must complete the utility and sewer hook-ups, and any of the other components not purchased from Jim Walter Homes, arrange for the building inspection and, if required, obtain a certificate of occupancy. Upon construction of a new home to the agreed-upon percentage of completion, Jim Walter Homes conveys the Account represented thereby, including the underlying documents related thereto, to the Depositor in the ordinary course of business.

     Accounts may be selected for inclusion in a Trust if such Accounts were originated in accordance with the criteria described above.

DESCRIPTION OF ACCOUNTS

     With respect to sales of new homes, each Account (other than those originated in the State of Texas) is evidenced by a promissory note (each, a "Promissory Note"), a building contract (each, a "Building Contract"), a related mortgage and certain other security agreements and each Account originated in the State of Texas is evidenced by a retail instalment contract (each, a "Texas Building Contract") and a mechanic's lien contract with power of sale (each, a "Mechanic's Lien Contract"). With respect to sales of repossessed homes, each Account (other than those originated in the State of Texas) is evidenced by a Promissory Note, a sale contract (each, a "Sale Contract," and together with the Building Contracts, "Retail Contracts"), a related mortgage or certain other security agreements and each Account originated in the State of Texas is evidenced by an instalment sale contract (each, a "Texas Sales Contract," and together with the Texas Building Contracts, "Texas Contracts") and a deed with vendor's lien together with a purchase money deed of trust (collectively, each, a "Texas Resale Mortgage," and together with the Mechanic's Lien Contracts, "Texas Mortgages"). Each Account is secured by a first lien on a single-unit residential home and the real property on which such home is situated.

     Each Promissory Note and Texas Contract obligates the homeowner to pay the Gross Receivable Amount of the related Account. Each Promissory Note and Texas Contract generally requires equal monthly payments in amounts sufficient to amortize the Gross Receivable Amount over the term thereof. The "Gross Receivable Amount" with respect to any Account is equal to the sum of the amount of the Account financed and the total dollar amount of finance charges to be paid over the duration of such Account. The terms of the Promissory Notes and Texas Contracts generally range from 144 to 360 months. The Promissory Notes do not have a stated interest rate and neither the Promissory Notes nor the Texas Contracts divide the monthly payments into interest and principal portions.

     Each Retail Contract and Texas Contract sets forth (i) the amount that is being financed by the related customer (generally the purchase price of the related home), (ii) the total finance charge that such customer will incur through the maturity date of the Promissory Note or the Texas Contract, as the case may be, and (iii) the annual percentage rate (the "Effective Financing Rate") used to calculate the total finance charge. Upon a prepayment in full by a customer or an acceleration of the amount owed by such customer under the Promissory Note or the Texas Contract, as the case may be, such customer will be entitled to receive a credit for any unearned finance charge (i.e., that portion of the total finance charge which has not yet been earned through the date of the prepayment or acceleration, calculated using either the actuarial or rule of 78s method, whichever is provided for in the customer's Retail Contract or Texas Contract.

     The "Economic Balance" of an Account is the present value of the future scheduled monthly payments due on the Account. Such present value is calculated by discounting the remaining future scheduled monthly payments on an Account by the Effective Financing Rate thereof. The Effective Financing Rate is determined by calculating the discount rate which, when applied in a present value calculation, results in the present value of all originally scheduled monthly payments on such Account being equal to the original amount financed. In effect, the Economic Balance of an Account is the amount of principal that can be amortized by the instalment payments due over the remaining scheduled term of the Account at the Effective Financing Rate. The Economic Balance of any Account as to which the related home has been repossessed and disposed of will be equal to $0 and such Account will be removed from the lien of the Indenture. The Economic Balance of any Account which is substituted (as described under "--Recoveries" below) for an Account described in the preceding sentence will be calculated as described in this paragraph.

SERVICING

     Mid-State, as the servicer (the "Servicer"), has serviced and expects to continue to service all Accounts from Tampa, Florida. Although the Servicer does not escrow payments for insurance premiums and real estate taxes, it monitors these payments by customers. With respect to each Series of Notes, under the terms of the related Servicing Agreement, the Servicer will be responsible for paying unpaid taxes and insurance premiums and recovering such amounts from customers or, in certain circumstances, from liquidation proceeds. See "THE SERVICING AGREEMENT--Insurance; Taxes" herein.

     Jim Walter Homes, pursuant to a sub-servicing agreement, has performed and will continue to perform substantially all field servicing activities, which include collecting or foreclosing on delinquent Accounts and reselling repossessed homes. Mid-State currently intends to continue to use Jim Walter Homes as a sub-servicer for such field servicing activities and to perform itself the remaining servicing activities. Any sub-servicer engaged by Mid-State other than Jim Walter Homes would be expected to have experience in servicing loans or accounts similar to the Accounts and to have sufficient financial resources to perform its duties. Each month the Servicer will send a delinquency list, which includes all Accounts which are past due, to the branch, regional and home offices of Jim Walter Homes. Representatives of Jim Walter Homes will contact the customer in person, by phone or by mail. If an Account becomes more than three months past due, generally, the customer surrenders the property or the Servicer commences foreclosure proceedings. Mid-State's current policy is to continue to show an Account as delinquent until it is brought current, the property is surrendered or foreclosure proceedings are completed.

RECOVERIES

     Homes may be repossessed by the Servicer in the event that the related purchaser has missed a number of monthly payments and the Servicer reasonably believes that the prudent course of action would be to repossess the home. Information concerning the frequency of defaults and repossessions will be included in the Prospectus Supplement for each Series of Notes. Generally, repossessed homes are remarketed by field collection personnel of Jim Walter Homes with assistance from its sales network for new homes. Typically, the homes are resold with little or no rehabilitation of the properties and, accordingly, cash expenditures are small. The majority of homes, including the land on which such homes are located, are resold for a down payment of generally less than $1,000 and a new account. All other repossessed homes are sold for cash.

     With respect to each Series of Notes, the related sub-servicing agreement will require Jim Walter Homes to continue to perform remarketing services as it has in the past. In certain jurisdictions in which repossessed homes may be located, local laws require that persons selling real property be licensed real estate agents or brokers, unless such persons are selling real estate which they (or their employers) own. The field collection personnel of Jim Walter Homes are generally not licensed real estate agents or brokers. It is therefore necessary, with respect to repossessed homes located in such jurisdictions, for title to such repossessed homes to be taken, in whole or in part, in the name of Jim Walter Homes (rather than in the name of the Issuer) pending disposition. Upon disposition, the applicable Trust will receive the related cash proceeds, if any, and the related new Accounts originated, in connection with resales of repossessed properties securing defaulted Accounts for such Series. In the event repossessed property is sold at a loss, such loss will be reflected in the accounting records of the Issuer of such Series. Depending on the age of the repossessed Account and other factors, such as the condition and location of the related repossessed property, the amount of a recovery (i.e., the amount of the new Account plus cash, if any) as a percentage of the Economic Balance will vary.

TIME TO RECOVERY

     The elapsed time between the initial delinquency of an account and the date the related home is resold can be divided into three stages: (i) delinquency as to monthly payment period, (ii) repossession period and (iii) real estate owned period. An account generally will be no more than three months delinquent before the Servicer commences foreclosure proceedings. If the Servicer anticipates that a payment will not be forthcoming, it may commence foreclosure proceedings when an account has been delinquent as little as two months. The Servicer estimates that approximately 20% of all repossessed homes are voluntarily surrendered during the delinquency period and, accordingly, avoid the repossession period, and it estimates that, although the time to recovery can vary considerably, the average time following initial delinquency until recovery is approximately ten months.

     Since no party is required to advance required payments on delinquent Accounts, any such delinquencies that exist at the end of a Collection Period immediately preceding any Payment Date will reduce the amount of Available Funds for the monthly, quarterly or other periodic date specified in the related Prospectus Supplement on which payments will be made to Noteholders (the "Payment Date"). See "RISK FACTORS--Limited Assets for Payment of Notes," "--Overcollateralization May Become Exhausted Resulting in Losses to be Allocated to Notes," and "--Yield is Sensitive to Rate of Principal Prepayment" herein.

                             THE ASSETS OF THE TRUST

GENERAL

     Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the related Accounts, including (A) (i) the aggregate number of Accounts, (ii) the aggregate Economic Balance of the Accounts, (iii) the Effective Financing Rate of the Accounts,
(iv) the number and aggregate balance of Accounts secured by homes representing new sales, (v) the number and aggregate balance of Accounts secured by homes that have been repossessed and resold, (vi) the years of calculated scheduled final payment of the Accounts, (vii) ranges of outstanding Economic Balance of the individual Accounts, (viii) the original Economic Balance of the Accounts,
(ix) the years of origination of the Accounts and (x) the geographical distribution of the Accounts and (B) with respect to different ranges of remaining years to maturity of Accounts, (i) the number of Accounts, (ii) the average Economic Balance of the Accounts (iii) the weighted average remaining term of the Accounts, (iv) the weighted average effective financing rate of the Accounts, (v) the current Economic Balance of the Accounts and (vi) the original Economic Balance of the Accounts. Each Account will be secured by a mortgage lien.

MORTGAGE COLLATERAL

     GENERAL. With respect to each Series of Notes, the Notes of such Series will be secured by assignments to the related Indenture Trustee of collateral consisting of (i) the Accounts owned directly by the Depositor (collectively, the "Mortgage Collateral") for such Series of Notes, (ii) the payments received thereon after the date specified in the related Prospectus Supplement (the "Cut-Off Date"), (iii) the net reinvestment income from such payments and (iv) the related Servicing Agreement and related Purchase and Sale Agreement, (collectively, the "Collateral"). See "DESCRIPTION OF THE NOTES--Interest--Principal Payments" herein.

     ACCOUNTS. With respect to each Series, in order to enable the Indenture Trustee of such Series of Notes to obtain a security interest in the mortgage, deed of trust or other security instrument, as the case may be, and other documents and instruments underlying each related Account comprising the Mortgage Collateral for such Series, upon receipt of such documents and instruments from the Depositor after the issuance of the Notes for such Series, the related Indenture requires the Issuer of such Series to: (i) endorse each customer's promissory note in blank and deliver such note to be held by the related Indenture Trustee until such time as such customer's Account is paid in full or has been foreclosed upon; (ii) prepare assignments of mortgages, mechanic's lien contracts or deeds of trust, as the case may be, in recordable form, which collaterally assign the related Issuer's interest in the mortgages, mechanic's lien contracts or deeds of trust to the related Indenture Trustee; and (iii) record such assignments in the local real estate records where the real property is located. See "RISK FACTORS--Grant of Security Interest in Mortgage Collateral--Risks of Defective Security Interest" herein.

     INSURANCE PROCEEDS. Unless otherwise specified in the related Prospectus Supplement with respect to each Series of Notes, the Issuer of such Series of Notes will assign to the related Indenture Trustee, as additional security for the Notes of such Series, all payments due under the standard hazard insurance policies (the "Insurance Policies") insuring the relevant Mortgaged Property with respect to each of the Accounts comprising the Mortgage Collateral for such Series. Because the Insurance Policies will be underwritten by different issuers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, governmental actions, floods, earth movements, nuclear reaction, hazardous wastes or substances, and theft. The foregoing list is indicative of certain kinds of uninsured risks and is not all-inclusive. The terms of each Account comprising the Mortgage Collateral for a Series of Notes will require the customer to maintain an Insurance Policy covering the related mortgaged property. With respect to each Series of Notes, the terms of the related Servicing Agreement require the Servicer either to cause such Insurance Policy to be maintained in full force and effect, or to obtain an insurance policy against certain losses with respect to each such Account. All proceeds of any Insurance Policy collected by the Servicer (less amounts to be applied to the restoration or repair of the mortgaged property) will be deposited in the collection account (the "Collection Account"), established with, and in the name of, the Indenture Trustee for the related Series of Notes. Insurance proceeds designated for repair or restoration of a Mortgaged Property will be deposited in a servicing account established in accordance with the terms of each Servicing Agreement. See "THE SERVICING AGREEMENT--Insurance; Taxes" herein.

     At the time of entering into a Retail Contract or Texas Contract, Jim Walter Homes (or one of its affiliates) offers each customer the opportunity to select Best Insurors, Inc. ("Best"), a licensed Florida insurance agency and a wholly-owned subsidiary of Walter Industries, to provide the Insurance Policy required to be maintained by such customer under the Retail Contract or Texas Contract. Each Prospectus Supplement shall set forth the percentage, if any, of the Accounts having Insurance Policies issued by Best.

     Any losses incurred with respect to Accounts comprising the Mortgage Collateral of any Series of Notes due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds will result in a loss which may result in the reduction of the principal balance of one or more Classes of Notes of such Series without a payment in respect of principal thereon.

     INVESTMENT OF FUNDS. Subject to certain limitations set forth in the Indenture for each Series of Notes, prior to a default or an Event of Default under the related Indenture, funds in the Collection Account for each Series of Notes will be invested by the related Indenture Trustee, as directed by the Issuer of such Series of Notes, in certain eligible investments which may include, among other investments, obligations of the United States or any agency thereof backed by the full faith and credit of the United States, certain obligations issued or fully guaranteed by the Federal Home Loan Mortgage Corporation ("Freddie Mac") or the Federal National Mortgage Association ("Fannie Mae"), certificates of deposit, time deposits and bankers' acceptances that are obligations of eligible depository institutions, certain repurchase agreements entered into with eligible depository institutions, commercial paper or other debt securities issued by corporations meeting certain credit rating standards and other investments acceptable to the Rating Agencies or other such investments as set forth in the related Prospectus Supplement ("Eligible Investments"). With respect to each Series of Notes, if a default or an Event of Default under the related Indenture occurs and is continuing, the related Issuer shall no longer have the ability to direct the investment of funds in the Collection Account for such Series of Notes. See "THE INDENTURE--Events of Default" herein.

     Funds in a Collection Account may be invested only in Eligible Investments so that all investments will mature no later than two Business Days prior to the next Payment Date. Any income or other gain from Eligible Investments will be credited to, and any loss resulting from such investments will be charged to, the Collection Account for such Series of Notes.

COLLECTION ACCOUNT

     With respect to each Series of Notes, prior to the Closing Date, the Collection Account for such Series will be established with, and in the name of, the related Indenture Trustee. With respect to each Series of Notes, on the related Closing Date, the related Issuer will deposit cash in an amount equal to all payments (including prepayments) received on the related Accounts comprising the Mortgage Collateral for such Series of Notes since the related Cut-Off Date and up to the date that is five business days prior to the related Closing Date. Thereafter, all payments (including payments received since and including the date that is five business days prior to the related Closing Date) received in respect of the related Accounts will be deposited in the related Collection Account on a weekly basis (which will include the deposit on the last business day of each Collection Period), in accordance with information provided by the Servicer. With respect to each Series of Notes, the related Indenture Trustee will transfer amounts in the related Holding Account into the related Collection Account. Prior to any such deposit, payments received in respect of the related Accounts will be held by the Indenture Trustee of such Series in the related Holding Account. See "THE SERVICING AGREEMENT--Collection of Payments" herein. The foregoing amounts deposited into the Collection Account of a Series of Notes, together with the reinvestment income thereon and less related Issuer Expenses, will be available to make payments on the Notes of such Series.

CERTAIN CONTRACTUAL RIGHTS

     With respect to each Series of Notes, the Issuer of such Series of Notes will assign to the Indenture Trustee of such Series of Notes as security for the Notes of such Series all of its right, title and interest in, to and under the related Purchase and Sale Agreement, pursuant to which the Depositor will sell and assign, and the related Issuer will purchase, all of the related Accounts for such Series of Notes (the "Purchase and Sale Agreement") and the related Servicing Agreement, dated the applicable Closing Date among the related Issuer, the Servicer and the Indenture Trustee for such Series (the "Servicing Agreement") and the rights to certain servicing software. See "THE PURCHASE AND SALE AGREEMENT" herein.

            CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors providing mortgage financing. These laws include, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Reserve Board's Regulations "B" and "Z" and the Uniform Consumer Credit Code (the "UCCC"). These requirements can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, such liabilities may affect the ability of an assignee (such as each Trust and each Indenture Trustee) to enforce instalment sale contracts and promissory notes such as the Accounts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCCC, has the effect of subjecting not only a seller (and certain related creditors and their assignees) in a consumer credit transaction but also any assignee of the seller, to all claims and defenses which the customer could assert against the seller. Because liability under the FTC Rule is limited to the amounts paid by such customer under the contract, the holder of the contract may be unable to collect any remaining balance due thereunder. The Accounts are subject to the requirements of the FTC Rule. Accordingly, each Issuer, as holder of Accounts for a Series of Notes, will be subject to any claims or defenses that the obligor of the related Account may assert against Jim Walter Homes under the building or instalment sale contract related to such Account in such Series. If a customer successfully asserts any such claim or defense, the value of such Account could be adversely affected.

     The instalment contracts utilized by Jim Walter Homes contain provisions obligating the obligor to pay late charges if payments are not made in a timely manner. In certain cases, laws of certain states may specifically limit the amount of late charges that may be collected or prohibit the imposition of late charges. With respect to each Series of Notes, late charges will be retained by the Servicer as additional servicing compensation, and the inability of the Servicer to collect these amounts will not affect payments to Noteholders of such Series.

MORTGAGES, DEEDS OF TRUST AND MECHANIC'S LIEN CONTRACTS

     The following discussion contains summaries of certain legal aspects of the mortgages, deeds of trust, deeds to secure debt and mechanic's lien contracts (collectively, "Security Instruments") which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially) the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Accounts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing such Accounts.

     The Security Instruments generally will be either mortgages or deeds of trust depending upon the prevailing practice in the state in which the property securing the related Account is located. A mortgage creates a lien upon the real property encumbered by the mortgage. There are two parties to a mortgage, the mortgagor, who is the obligor and homeowner, and the mortgagee, who provides financing. Generally, the mortgagor delivers to the mortgagee a note and the mortgage. The lien created by a mortgage is not prior to liens for real estate taxes and assessments or to certain tax liens (see "--Anti-Deficiency Legislation and Other Limitations on Creditors"), nor is it prior to certain other liens which in most jurisdictions are given priority by statute. Priority between mortgages depends on their terms and generally on the order in which they are filed with a state or county recording office.

     Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the obligor-homeowner called the trustor (similar to a mortgagor), a creditor (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The deed of trust may, by state law, be subordinated to real estate taxes and assessments and certain other liens which are given priority by statute. It also may be subordinated to certain tax liens (see "--Anti-Deficiency Legislation and Other Limitations on Creditors").

     In the State of Texas, indebtedness incurred for the purchase of real property is typically secured by a deed of trust and indebtedness incurred for the purpose of making improvements on real property is secured by a mechanic's lien contract, both with power of sale. In all material respects, the mechanic's lien contract has the same effect as a deed of trust.

FORECLOSURE AND OTHER REMEDIES

     The laws of foreclosure vary from state to state. Foreclosure of a mortgage generally is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties experienced in locating necessary party defendants. Judicial foreclosure proceedings are often not contested by any of the parties defendant. If a mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. If the court finds for a mortgagee, it generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     Foreclosure of either a deed of trust or a mechanic's lien contract generally is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the obligor under the terms of the deed of trust or the note secured thereby. In some states, the trustee must record a notice of default and send a copy to the obligor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholder. In some states, the obligor has the right to reinstate the obligation at any time following default until shortly before the trustee's sale. In general, the obligor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a creditor. If the deed of trust or mechanic's lien contract, as the case may be, is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In the case of foreclosure under a mortgage, deed of trust or mechanic's lien contract, the sale by the referee or other designated officer or by the trustee is at a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Instead, it is common for the creditor, or an affiliate of the creditor, to purchase the property from the trustee or referee for an amount equal to the unpaid principal amount of note secured by the mortgage, deed of trust or mechanic's lien contract, accrued and unpaid interest and the costs and expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the creditor will assume the burdens of ownership, including obtaining insurance and making such repairs at its own expense as are necessary to render the property suitable for resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the creditor's investment in the property.

RIGHTS OF REDEMPTION

     In some states, after the sale of real property pursuant to a deed of trust or foreclosure of a mortgage, the obligor and foreclosed junior liens are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire unpaid balance of the cash price, earned finance charges and costs and expenses of foreclosure. In other states, redemption may be authorized if the former customer pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the creditor to sell the foreclosed property. The right of redemption could defeat the title of any purchaser from the creditor subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the creditor to retain the property and to pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON CREDITORS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a mortgage or a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the creditor. In some states, statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. Finally, other statutory provisions limit any deficiency judgment against the obligor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the obligor as a result of low or no bids at the judicial sale.

     Numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage creditor to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no mortgage payments are made during the course of the bankruptcy proceeding. In a case under the bankruptcy laws, the secured creditor is precluded from foreclosing without authorization from the bankruptcy court. In addition, with respect to federal bankruptcy laws, a court with federal bankruptcy jurisdiction may permit an obligor through his or her chapter 11 or chapter 13 rehabilitative plan to cure a monetary default in respect of a Security Instrument on such obligor's residence by paying arrearages within a reasonable time period and reinstating the original Security Instrument payment schedule even though the creditor accelerated the outstanding indebtedness and a final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the obligor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that enabled an obligor to cure a payment default by paying arrearages over a number of years. In addition, the laws of various states provide for moratoria on the payment of principal of, and interest on, outstanding indebtedness by obligors meeting certain qualifications.

     Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage or a deed of trust secured by property not consisting solely of the obligor's principal residence may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, reducing the rate of interest or finance charge, altering the repayment schedule and reducing the creditor's security interest to the value of the residence, thus rendering the creditor a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the indebtedness. Some courts have permitted such modifications when the mortgage or deed of trust is secured both by the obligor's principal residence and by personal property.

     The Code provides priority to certain tax liens over the liens of a Security Instrument. In addition, substantive requirements are imposed upon creditors in connection with the origination of Security Instruments by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws and state laws impose specific statutory liabilities upon creditors who originate Security Instruments and who fail to comply with the provisions of such laws. In some cases, this liability may affect assignees of the Security Instruments, including the Issuer and the Indenture Trustee. See "--Consumer Protection Laws" above.

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a homeowner under an Account who enters the military service after the origination of such homeowner's Account (including a homeowner who is a member of the National Guard or is in reserve status at the time of the origination of the Account and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such homeowner's active duty status, unless a court orders otherwise upon application of the lender. It is possible that similar actions could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of finance charges on certain of the Accounts. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Account during the homeowner's period of active duty status. Thus, in the event that such an Account goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the obligor from the legal effect of his defaults under the mortgage or deed of trust. Examples of judicial remedies that have been fashioned include judicial requirements that the creditor undertake affirmative and extensive actions to determine the causes for the obligor's default and the likelihood that the obligor will be able to cure the default. In some cases, courts have substituted their judgment for the creditors' judgment and have required that creditors reinstate mortgages or deeds of trust or recast payment schedules in order to accommodate obligors who are suffering from temporary financial disability. In other cases, courts have limited the right of creditors to foreclose if the default under the mortgage instrument is not a monetary default, such as when the obligor fails adequately to maintain the property or the obligor executes a second mortgage or deed of trust affecting the property.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage or deed of trust. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may, in certain limited circumstances, be liable as an "owner or operator" for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured party (such as the Trust). In the event that title to a Mortgaged Property securing an Account was acquired by the Issuer of a Series of Notes and cleanup costs were incurred in respect of the Mortgaged Property, the Noteholders of such Series would be adversely affected if such costs were required to be paid by the Issuer of such Series.

     However, recent amendments to federal environmental legislation provide for a "secured creditor exemption" which defines and specifies the range of permissible actions that may be undertaken by a secured party holding security in a contaminated facility. In addition, under the amendments, a secured party continues to be protected from liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. The "secured creditor exemption," however, does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the "secured creditor exemption."

                            DESCRIPTION OF THE NOTES

     The following are summaries of the material provisions of the Notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the separate Indenture for each Series of Notes.

GENERAL

     The following summary describes certain terms of the Notes, common to any Indenture and Trust Agreement. Forms of the Indenture, the Trust Agreement and the Purchase and Sale Agreement providing for the transfer of Accounts from the Depositor to an Issuer have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Notes and the Purchase and Sale Agreement for each Trust, any Indenture and Trust Agreement and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Notes will represent debt secured by the assets of the related Trust, including the Accounts and all proceeds thereof and certain other property, as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may have the benefit of one or more insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income, overcollateralization or other form of credit enhancement. In addition to or in lieu of any or all of the foregoing, credit enhancement may be provided through subordination. Any such credit enhancement may be included in the assets of the related Trust. See "--Description Of Credit Enhancement" herein.

     A Series of Notes may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Note may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Notes of a Series entitled to payments of interest may receive interest at a specified rate (a "Note Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest as described in the related Prospectus Supplement. One or more Classes of Notes of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Notes entitled to payments derived from a specified group or groups of Accounts held by the related Trust. The rights of one or more Classes of Notes may be senior or subordinate to the rights of one or more of the other Classes of Notes of such Series. A Series may include two or more Classes of Notes which differ as to the priority of payment or amount of distributions of principal or interest or both.

     Each Class of Notes of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Note will represent a percentage interest (a "Percentage Interest") in the Notes of the respective Class of the respective Series, determined by dividing the original dollar amount (or Notional Principal Amount, in the case of certain Notes entitled to receive interest only) represented by such Note by the original principal balance of such Class.

     One or more Classes of Notes of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Notes of a Series (the "Book-Entry Notes") may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). If so specified in the related Prospectus Supplement, holders of Notes may hold beneficial interests in Book-Entry Notes through DTC (in the United States) or Clearstream Banking or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Notes representing the Book-Entry Notes will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Notes, all references herein to "holders" of Notes shall reflect the rights of owners of the Book-Entry Notes, as they may indirectly exercise such rights through DTC, Clearstream Banking, Euroclear and their participating organizations, except as otherwise specified herein. See "--Registration and Transfer of Notes" herein.

     Unless otherwise specified in the related Prospectus Supplement, on each Payment Date, there shall be paid to each person in whose name a Note is registered on the record date specified in the related Prospectus Supplement (the "Record Date") (which in case of the Book-Entry Notes initially will be only

Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest held by such holder of such Class.

INTEREST

     Unless otherwise specified in the related Prospectus Supplement, interest will accrue on each Class of Notes of a Series (other than a Class of Notes entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an "Interest Accrual Period") at the Note Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Notes at the applicable Note Rate during each Interest Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement. Payments of interest with respect to any Class of Notes entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest with respect to any Series of Notes or one or more Classes of Notes of such Series, may be reduced to the extent of interest shortfalls not covered by any applicable credit enhancement.

PRINCIPAL

     On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Accounts will be paid to holders of the Notes of the related Series (other than a Class of Notes of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor.

     Payments of Principal with respect to a Series of Notes or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by any applicable credit enhancement.

CATEGORIES OF CLASSES OF NOTES

     The Notes of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Notes may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.


CATEGORIES OF CLASSES                                                      DESCRIPTION
---------------------                                                      -----------

                                                                         PRINCIPAL TYPES
                                                                         ---------------
Subordinated Class........................  If specified in the applicable Prospectus Supplement, the rights of the holders of the subordinated Class or Classes of a Series of Notes for which credit enhancement is provided through subordination to receive distributions with respect to the Accounts in the related
                                            Trust will be subordinated to such rights of the holders of Senior
                                            Classes of Notes of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of such Senior
                                            Classes of Notes of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Notes against losses due to defaults. Certain losses and shortfalls may be allocated to a subordinated Class thereby reducing the yield on such Class as specified in the related
                                            Prospectus Supplement.

Lockout Class.............................  A senior Class that is designed not to participate in (I.E., to be
                                            "locked out" of), for a specified period, the receipt of (1) principal prepayments on the Accounts that are allocated disproportionately to the senior Classes of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the
                                            Accounts that are allocated to the senior Classes as a group. A
                                            Lockout Class will typically not be entitled to receive distributions of principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the principal balances of other senior Classes.
                                            Although Lockout Classes are designed to minimize weighted average life volatility during the lockout period, under certain payment scenarios the Lockout Classes may receive payments during a lockout period, therefore weighted average life volatility exists.

Notional Amount Class.....................  A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Scheduled Amortization Class..............  A Class that is designed to receive principal payments using a predetermined principal balance schedule. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Accounts. The two rates are the endpoints for the "structuring range" for the Scheduled Amortization
                                            Class. A Scheduled Amortization Class is generally less sensitive to prepayments than a Support Class. There is no assurance that such a
                                            Class will receive payments according to their scheduled due to the uncertainty of the timing and amount of payments made on the Accounts.

Sequential Pay Class......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Payment Date on which they receive principal until they are retired. Sequential Pay Classes may receive principal payments concurrently with one or more other
                                            Classes. A single Class that is entitled to receive principal payments before or after other Classes in the same Series of Notes may be identified as a Sequential Pay Class.

Support Class (also sometimes
  referred to as a "Companion Class").....  A Class that is entitled to receive principal payments on any Payment
                                            Date only if scheduled payments have been made on specified Scheduled
                                            Amortization Classes.



                                                                         INTEREST TYPES
                                                                         --------------
Fixed Rate Class..........................  A Class with an interest rate that is fixed throughout the life of the
                                            Class.

Floating Rate Class.......................  A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate Class...............  A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating
                                            Rate Class.

Variable Rate Class.......................  A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Accounts.

Interest Only Class.......................  A Class that is entitled to receive some or all of the interest payments made on the Accounts and little or no principal. Interest
                                            Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Principal Only Class......................  A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Accrual Class.............................  A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Payment
                                            Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.


AVAILABLE FUNDS

     "Available Funds" in respect of a Payment Date are funds that will generally be equal to the sum of (i) collections on the related Accounts during the period specified in the related Prospectus Supplement (each, a "Collection Period") immediately preceding such Payment Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period (ii) any net reinvestment income earned on funds described in clause (i) above, from the date two business days prior to the preceding Payment Date through the date two business days prior to such Payment Date (each such period, a "Reinvestment Period") and (iii) the proceeds of any insurance policy relating to the Notes or the Accounts. Available Funds will be net of Issuer Expenses paid. "Issuer Expenses" are all of the Issuer's expenses (other than amounts due on the Notes of such Series), including, without limitation, the fees and expenses of the related Owner Trustee, the related Indenture Trustee and the fee of the Servicer for such Series of Notes. See "THE TRUST AGREEMENT," "THE INDENTURE--The Indenture Trustee" and "THE SERVICING AGREEMENT--Servicing Fee" herein. The "Remaining Available

Funds" for a Payment Date are the Available Funds for such Payment Date reduced by the amount of interest due on the Notes of such Series on such Payment Date.

DESCRIPTION OF CREDIT ENHANCEMENT

     To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Notes may be provided by one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, mortgage pool insurance policy, special hazard insurance policy or other type of credit enhancement. Credit enhancement may also be provided by overcollateralization or by subordination of one or more Classes of Notes of a Series to one or more other Classes of Notes of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Notes will not be available for losses incurred with respect to any other Series of Notes. To the extent credit enhancement for any Series of Notes is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Notes will bear all further risk of loss.

     The amounts and types of credit enhancement, as well as the provider thereof (the "Credit Provider"), if applicable, with respect to each Series of Notes will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Indenture, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Accounts decrease, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related Prospectus Supplement, to the extent permitted by the applicable Rating Agencies and provided that the then current rating of the affected Notes is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled or reduced in amount or scope of coverage or both.

     The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

     FINANCIAL GUARANTY INSURANCE POLICY. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Notes Insurance Policy") may be obtained and maintained for a Class or Series of Notes. The issuer of the Notes Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Notes Insurance Policy will be filed with the related Current Report on Form 8-K.

     Unless otherwise specified in the related Prospectus Supplement, a Notes Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Notes that an amount equal to the full amount of distributions due to such holders will be received by the Indenture Trustee or its agents on behalf of such holders for distribution on each Payment Date.

     The specific terms of any Notes Insurance Policy will be set forth in the related Prospectus Supplement. A Notes Insurance Policy may have limitations and generally will not insure the obligation of the Depositor to purchase or substitute for a defective Account and will not guarantee any specific rate of principal prepayments.

     Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Notes Insurance Policy.

     LETTER OF CREDIT. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Notes may be provided by a letter of credit (a "Letter of Credit") issued by a bank or other financial institution (a "Letter of Credit Issuer") identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Letter of

Credit will be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Notes or the underlying Accounts or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Fund or Spread Account (each as defined below). The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related Prospectus Supplement. A Letter of Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

     POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Notes may be provided by a pool insurance policy (a "Pool Insurance Policy") issued by the insurer (a "Pool Insurer") specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the Accounts up to the amount specified in such Prospectus Supplement (or in a Current Report on Form 8-K). The Indenture with respect to any Series of Notes for which a Pool Insurance Policy is provided will require the Servicer or other party specified therein to use reasonable efforts to maintain the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

     SPECIAL HAZARD INSURANCE POLICY. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Notes may be provided in part by an insurance policy (a "Special Hazard Policy") covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Notes for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitation on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claims will be paid under any Special Hazard Policy unless hazard insurance on the Account is in force and protection and preservation expenses have been paid.

     SPREAD ACCOUNT AND RESERVE FUND. If so specified in the related Prospectus supplement, all or any component of credit enhancement for a Series of Notes may be provided by a reserve fund (a "Reserve Fund") or a spread account (a "Spread Account"). A Reserve Fund or Spread Account may be funded by a combination of cash, one or more letters of credit or otherwise provided by the Depositor or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Notes subordinated to one or more other Classes of Notes or to the holder of the certificate of beneficial interest in the related Trust or as otherwise specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, a Reserve Fund for a Series of Notes may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Fund or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted Instruments. A Reserve Fund or Spread Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Fund or Spread Account may not be deemed part of the assets of the related Trust or may be deemed to be pledged or provided by the Depositor, the holders of the Class of Notes otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement.

     CASH COLLATERAL ACCOUNT. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Notes may be provided by the establishment of a cash collateral account (a "Cash Collateral Account"). A Cash Collateral Account will be similar to a Reserve Fund or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the "Cash Collateral Lender"), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Prospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Investment. The loan from the Cash Collateral Lender will be repaid from amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Fund. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Notes of a Series.

     SUBORDINATION. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Notes of a Series ("Subordinated Notes") may instead be payable to holders of one or more other Classes of Notes of such Series ("Senior Notes") under the circumstances and to the extent specified in such Prospectus Supplement. A Class of Notes may be subordinated to one or more Classes of Notes and senior to one or more other Classes of Notes of a Series. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Accounts and losses on defaulted Accounts will be borne first by the various Classes of Subordinated Notes and thereafter by the various Classes of Senior Notes, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate losses in respect of defaulted Accounts which must be borne by the Subordinated Notes by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Notes that will be distributable to Senior Notes on any Payment Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Notes of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Notes of such Series could experience losses.

     In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Notes on any Payment Date may be deposited in a Reserve Fund or Spread Account, as described above. Such deposits may be made on each Payment Date, on each Payment Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Fund or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

     As between Classes of Subordinated Notes, payments to holders of Senior Notes on account of delinquencies or losses and deposits to any Reserve Fund or Spread Account will be allocated as specified in the related Prospectus Supplement.

     CROSS-SUPPORT PROVISIONS. If the Mortgage Collateral for a Series is divided into separate groups, each supporting a separate Class or Classes of Notes of a Series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Notes evidencing interests in one group of Accounts prior to distributions on Subordinated Notes evidencing interests in a different group of Accounts within the Trust. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

     OTHER CREDIT ENHANCEMENT. Credit enhancement may also be provided for a Series of Notes in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Accounts or the Notes, as specified in the related Prospectus Supplement.

         DISTRIBUTIONS

     Unless otherwise specified in the related Prospectus Supplement, on each Payment Date, the Indenture Trustee of a Series is required to distribute from Available Funds the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

         (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

         (ii) if a reserve fund or similar account is established with respect to a Series of Notes, deposits into such fund or account of amounts required to be deposited therein;

         (iii) payments to holders of Notes on account of interest and principal, in that order and in the manner set forth in the related Prospectus Supplement; and

         (iv) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

REDEMPTION OF THE NOTES

     If so specified in the related Prospectus Supplement, Classes of Notes of a Series may be redeemed on a Payment Date at the option of the Issuer of such Series or such other entity as specified in the related Prospectus Supplement, at a price equal to the unpaid principal amount of each Class of Notes of such Series plus accrued interest, if indicated in the related Prospectus Supplement, after giving effect to the payment of principal that would be made on such Payment Date absent such redemption, the aggregate principal amount of each Class of Notes of such Series outstanding (prior to allocations of any losses on the related Mortgage Collateral as set forth in the related Prospectus Supplement) is at a level of the original aggregate principal amount of such Class of Notes as specified in the related Prospectus Supplement. In no event will such percentage exceed 25% of the unpaid principal amount of the Notes of such Series. The redemption price paid in connection with any optional redemption will be required to be sufficient to pay the full principal balance of the outstanding Notes and all interest accrued and unpaid thereon.

WEIGHTED AVERAGE LIFE OF THE NOTES

     The weighted average life of each Class of Notes of a Series refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such Class of Notes will be repaid to the investor. The weighted average life of the Notes of a Series will be influenced by, among other factors, the rate at which collections are made on the related Accounts. Payments on the Accounts may be in the form of scheduled payments or prepayments (for this purpose, the term "prepayments" includes prepayments in full and receipt of proceeds from Insurance Policies that are not applied to the restoration of the home). It is expected that, consistent with Mid-State's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Account together with a small amount of cash. Consequently, liquidations of Accounts due to repossessions are not expected to generate much, if any, cash proceeds.

     The weighted average life of each Class of Notes of a Series will be computed in the related Prospectus Supplement based on certain assumptions and other information as set forth in the related Prospectus Supplement.

REGISTRATION AND TRANSFER OF NOTES

     If so specified in the related Prospectus Supplement, one or more Classes of Notes of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Notes, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related Prospectus Supplement, Book-Entry Notes may be initially represented by one or more certificates registered in the name of DTC and be available only in the form of book-entries. If specified in the related Prospectus Supplement, holders of Notes may hold beneficial interests in Book-Entry Notes through DTC (in the United States) or Clearstream Banking or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream Banking Participant or Euroclear Participant on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of Notes by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Notes of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Beneficial owners ("Owners") that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Notes may do so only through DTC Participants and Indirect DTC Participants. DTC Participants who are Owners of Book-Entry Notes will receive a credit for such Notes on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Noteholder entered into the transaction. Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Notes of any Series will be Cede, as nominee of DTC. Owners will only be permitted to exercise the rights of holders indirectly through DTC Participants and DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit distributions of principal of and interest on the Book-Entry Notes. DTC Participants and Indirect DTC Participants with which Owners have accounts with respect to the Book-Entry Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders.

     DTC has advised the Servicer and the Depositor that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more DTC Participants to whose DTC accounts the Notes are credited. DTC has advised the Servicer and the Depositor that DTC will take such action with respect to any Percentage Interests of the Book-Entry Notes of a Series only at the direction of and on behalf of such DTC Participants with respect to such Percentage Interests of the Book-Entry Notes. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

     Clearstream Banking, societe anonyme ("Clearstream Banking") is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its participating organizations ("Clearstream Banking Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 28 currencies, including United States dollars. Clearstream Banking provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class or Series of Notes offered hereby. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class or Series of Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments and distributions with respect to Book-Entry Notes held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or The Chase Manhattan Bank, the relevant depositary of Clearstream Banking and Euroclear (the "Depositaries"), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations" herein. Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Book-Entry Notes of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Notes being referred to herein as "Definitive Notes") only under the circumstances provided in the related Indenture, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises an Issuer and any Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes of such Series and the Servicer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a servicer termination event, a majority of the aggregate Percentage Interest of any Class of Notes of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical notes being issued to Owners is no longer in the best interests of Owners of such Class of Notes. Upon issuance of Definitive Notes of a Series to Owners, such Notes will be transferable directly (and not exclusively on a book- entry basis) and registered holders will deal directly with the related Issuer or related Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

                                  THE INDENTURE

     The following summaries describe the material provisions expected to be in the Indenture for each Series of Notes not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture of the related Series. The related Prospectus Supplement will describe any material provisions of the related Indenture not described herein. Where particular provisions or terms used in the Indenture for a Series of Notes are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Notes of each Series will be secured under the related Indenture.

NEGATIVE COVENANTS

     With respect to each Series of Notes, the related Issuer will not, among other things, engage in any business or activity other than in connection with, or relating to, the issuance of Notes of such Series and the purchase of the related Accounts or the preservation of the related Trust and the release of assets therefrom pursuant to the related Indenture and the related Trust Agreement. See "THE ISSUER" herein.

REVIEW OF ACCOUNT DOCUMENTS

     Within 90 days after the Closing Date for a Series of Notes, the related Indenture Trustee will review the Mortgage Collateral documents with respect to each Account for such Series of Notes that is part of such Mortgage Collateral to determine that all documents required to be delivered have been delivered, that they have been executed as required and that they relate to the Accounts listed on the Schedule of Accounts attached to the Indenture for such Series of Notes. Upon discovery that any such Mortgage Collateral document is missing or defective in a materially adverse manner, the related Indenture Trustee will notify the Servicer and the Issuer of such Series of Notes.

     Within 90 days of the earlier of discovery by or notice to the Issuer of a Series of Notes that any related Mortgage Collateral document is missing or defective and such omission or defect materially and adversely affects the interest of the Noteholders of such Series in a related Account, such Issuer will be required to use its best efforts to cure such omission or defect. If such omission or defect is not or cannot be cured within such 90-day period or, with the prior written consent of the related Indenture Trustee, such longer period as specified in such consent, such Issuer is required to either (i) deposit in the related Collection
Account an amount equal to 100% of the current Economic Balance of the affected Account, for such Series, at which time such affected Account will be released from the lien of the related Indenture or (ii) remove such Account from the lien of such Indenture and substitute one or more qualified substitute accounts.

     In order to be a "qualified substitute account," an account must comply with the representations and warranties described under "THE INDENTURE--Representations and Warranties" below, and must have an Economic Balance not less than the Economic Balance of the Account for which it is being substituted, all as more specifically set forth in the related Indenture.

     With respect to each Series of Notes, the obligation of the related Issuer to cure any such omission or defect or to repurchase or substitute for the affected Account will be the sole remedy available to such Indenture Trustee or Noteholders for such Series in respect of the related omission or defect.

REPRESENTATIONS AND WARRANTIES

     With respect to each Series of Notes in the related Indenture the Issuer of such Series of Notes will make representations and warranties with respect to each related Account that constitutes part of the Mortgage Collateral for such Series to the effect that as of the related Closing Date:

          (a) the information set forth with respect to such Account in the Schedule of Accounts attached to the Indenture is true and correct as of the date as of which such information is given;

          (b) the related building or instalment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due have been performed;

          (c) the Mortgage Collateral documents have been duly executed by the Account obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged;

          (d) the mortgages have been properly recorded as required by law and such documents constitute a valid first priority lien upon and secure title to the property described therein, which in each case, is a single family detached dwelling, and such Mortgage Collateral documents are enforceable in accordance with their respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity (whether applied in a proceeding in law or at equity);

          (e) the Issuer is the sole owner of each Account that is part of the Mortgage Collateral and has good title to such Account and full right and authority to grant a lien or security interest on such Account to the Indenture Trustee and, upon delivery of the related Mortgage Collateral documents to the Indenture Trustee, the Indenture Trustee will have a valid and perfected lien or security interest in such Account;

          (f) all costs, fees, intangible, documentary, recording taxes and expenses incurred in making, closing and recording such Account and the related mortgage and in connection with the issuance of the Notes, have been paid;

          (g) no part of the property purporting to secure any such Account has been, or shall have been, released from the lien or security title of the related mortgage, deed of trust, mechanic's lien contract or other security agreement except for property securing Accounts which have prepaid in full between the Cut-Off Date and the date that is five business days prior to the Closing Date which amounts shall be deposited in the Collection Account on or before the Closing Date;

          (h) except to the extent permitted by the Servicing Agreement, no term or provision of any Account that is part of the Mortgage Collateral has been or will be altered, changed or modified in any way by the Servicer or the Issuer without the consent of the Indenture Trustee;

          (i) Mid-State and the Issuer acquired title to the Accounts in good faith, for value and without notice of any adverse claim;

          (j) the promissory note or instalment contract with respect to each Account evidences a homeowner's obligation to pay the Gross Receivable Amount of the related Account with fully amortizing level monthly payments and each bears a fixed finance charge rate. Each promissory note or instalment contract has an original term to maturity not in excess of 30 years;

          (k) except as disclosed in the Indenture, there is no right of rescission, setoff, defense or counterclaim to the promissory note, instalment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account, including both the obligation of the Account obligor to pay the unpaid balance of the cash price or finance charge on such promissory note or instalment contract and the defense of usury; furthermore, neither the operation of any of the terms of the promissory note, instalment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account nor the exercise of any right thereunder will render such promissory note, instalment contract, mortgage, mechanic's lien contract or other security agreement unenforceable, in whole or in part, or subject such promissory note or mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

          (l) as of the Closing Date, to the best of the Issuer's knowledge there are no mechanics' liens or claims for work, labor or material (and to the best of the Issuer's knowledge, no rights or claims are outstanding that under law could give rise to such lien) affecting any mortgaged property which are or may be a lien prior to, or equal with, the lien of the mortgage, mechanic's lien contract or other security agreement thereon;

          (m) except as disclosed in the Indenture, the promissory note or instalment contract with respect to each Account at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

          (n) as of the Closing Date, with respect to each deed of trust with respect to any Account, a trustee, duly qualified under applicable law to serve as such, is properly designated, serving and named in such deed of trust;

          (o) there has been no fraud, dishonesty, misrepresentation or negligence on the part of the originator or Account obligor in connection with the origination of the promissory note or instalment contract with respect to any Account or in connection with the sale of the related Account; and

          (p) to the best knowledge of the Issuer, except for Mortgaged Properties for which insurance proceeds are available, each Mortgaged Property is free of damage which materially and adversely affects the value thereof.

     Within 90 days of the earlier of discovery by or notice to the related Issuer of any breach of a representation or warranty which materially and adversely affects the interest of the Noteholders of such

Series in a related Account, the Issuer of such Series of Notes is required to use its best efforts to cure such breach in all material respects. If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the related Indenture Trustee, such longer period as specified in such consent, the Issuer of such Series of Notes is required to either (i) deposit in the related Collection Account an amount equal to 100% of the current Economic Balance of the affected Account, at which time such affected Account will be released from the lien of the related Indenture or (ii) remove such Account from the lien of such Indenture and substitute one or more qualified substitute accounts.

     In order to be a "qualified substitute account," an account must comply with the representations and warranties set forth above and must have an Economic Balance not less than the Economic Balance of the Account for which it is being substituted all as more specifically set forth in the related Indenture.

     The obligation of the Issuer of a Series of Notes to cure any such breach or to repurchase or substitute for the affected Account will be the sole remedy available to the related Indenture Trustee or Noteholders of the particular Series of Notes in respect of the related breach.

MODIFICATION OF INDENTURE

     With the consent of the holders of Notes of a Series evidencing not less than 50% of the Voting Rights of each Class of Notes of such Series adversely affected, the related Indenture Trustee and the Issuer of such Series of Notes may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the related Indenture or modify (except as provided below) in any manner the rights of the holders of the Notes of such Series.

     Without the consent of the holders of each outstanding Note of a Series affected thereby, no supplemental indenture shall (a) change the related maturity date, or the Payment Date for any instalment of interest on, any Note of such Series or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, or change the earliest date on which any Note of such Series may be redeemed or any place of payment where, or the coin or currency in which, any Note of such Series or any interest thereon is payable or impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment, (b) reduce the percentage of the Voting Rights, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture, or of certain defaults thereunder and their consequences as provided for in the related Indenture, (c) modify the provisions of the related Indenture relating to the sale of property subject to the lien under the related Indenture or specifying the circumstances under which such a supplemental indenture may not change the provisions of the related Indenture without the consent of the holders of each outstanding Note of such Series affected thereby, as applicable,
(d) modify or alter the provisions of the related Indenture regarding the voting of Notes of such Series held by the related Issuer or an affiliate of such Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any part of the property subject to the lien under the related Indenture or terminate the lien of the related Indenture on any property at any time subject thereto or deprive the holder of any Note of such Series of the security afforded by the lien of the related Indenture or (f) modify any of the provisions of the related Indenture in such manner as to affect the calculation of the principal and interest payable on any Note of such Series.

VOTING

     The voting rights assigned to each Class of Notes of a Series (the "Voting Rights") will be a fraction, expressed as a percentage, the numerator of which is equal to the aggregate outstanding principal amount of such Class of Notes of a Series and the denominator of which is equal to the aggregate outstanding principal amount of all Classes of Notes of such Series.

EVENTS OF DEFAULT

     With respect to each Series of Notes, an event of default (an "Event of Default") will be defined in the related Indenture as one or more of the following events: (i) a default in the payment of any amount due under the Notes of such Series by or on the related maturity date; (ii) a failure to apply funds in the Collection Account of such Series in accordance with the related Indenture and such failure continues for a period of two days; (iii) a default in the payment when due of any interest on any Class of Notes of a particular Series and the expiration of a 30-day grace period; (iv) a default in the observance of certain negative covenants in the related Indenture; (v) a default in the observance of any other covenant in the related Indenture and the continuation of any such default for a period of thirty days after notice to the Issuer of such Series of Notes by the related Indenture Trustee or to such Issuer and such Indenture Trustee by the holders of Notes of such Series entitled to at least 40% of the Voting Rights, such written notice specifying the Event of Default and stating that such notice is a "Notice of Default;" or
(vi) certain events of bankruptcy or insolvency with respect to the Issuer of such Series of Notes. Notwithstanding the foregoing, with respect to a Series of Notes that uses subordination as a form of credit enhancement, prior to the applicable maturity date, any of the events described in the preceding sentence will not be an Event of Default in respect of a subordinate Class of Notes until each Class of Notes senior in priority of payments has been paid in full.

     Following an the occurrence of an Event of Default with respect to any Series of Notes, unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee for such Series of Notes will be required to apply amounts received in respect of the related Accounts to the payment of Issuer Expenses, interest on such Notes (as specified in the related Indenture) and principal of such Notes, the reimbursement of amounts owed to the Insurer and the remainder to the Issuer, in foregoing order.

RIGHTS UPON EVENT OF DEFAULT

     With respect to each Series of Notes, the related Indenture provides that the Indenture Trustee for such Series of Notes may exercise remedies on behalf of the Noteholders of such Series only if an Event of Default has occurred and is continuing. The Indenture Trustee for such Series of Notes shall proceed, in its own name, subject to the related Indenture, to protect and enforce its rights and the rights of the Noteholders of such Series by such remedies provided for in the related Indenture as the related Indenture Trustee shall deem most effectual to protect and enforce such rights.

     An Event of Default may be cured only if the Indenture Trustee of a Series has not accelerated the Notes of such Series.

LIMITATIONS ON SUITS

     No holder of any Note of a Series will have the right to institute any proceedings, judicial or otherwise, with respect to the related Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the related Indenture, unless (a) such holder previously has given to the related Indenture Trustee written notice of a continuing Event of Default, (b) the holders of Notes of such Series entitled to not less than 40% of the Voting Rights of such Series have made written request of the related Indenture Trustee to institute such proceedings in its own name as Indenture Trustee and have offered such Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) such Indenture Trustee has for 60 days after its receipt of such notice neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the then outstanding Notes of such Series. Notwithstanding the foregoing, there shall be no restriction on the ability of the holders of the Notes to institute any proceedings, judicial or otherwise, to recover due and unpaid principal and interest on the Notes.

REPORTS TO NOTEHOLDERS

     With respect to each Series of Notes, on each Payment Date the related Indenture Trustee is required to deliver to the Noteholders of such Series a written report setting forth the amount of the payment which represents principal and the amount which represents interest (in each case on a per individual Note basis), and the remaining outstanding principal amount of an individual Note after giving effect to the payment of principal made on such Payment Date.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     With respect to each Series of Notes, the related Issuer will be required to file annually with the Indenture Trustee for such Series a written statement as to the fulfillment of its obligations under the related Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

     With respect to each Series of Notes, the related Indenture will be discharged in respect of the Accounts for such Series upon the delivery to the related Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of all the Notes of such Series.

THE INDENTURE TRUSTEE

     The Indenture Trustee will be the entity or entities named in the related Prospectus Supplement.

                             THE SERVICING AGREEMENT

GENERAL

     With respect to each Series of Notes, the related Accounts will be serviced by the Servicer under the Servicing Agreement for such Series of Notes between the Servicer and the related Issuer, which will be assigned to the related Indenture Trustee as additional security for the Notes of such Series. The following summaries describe the material provisions of each Servicing Agreement for each Series of Notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related Servicing Agreement and the Indenture for such Series of Notes, and where particular provisions or terms used in the related Servicing Agreement or the related Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The offices of the Servicer are located at 1500 North Dale Mabry Highway, Tampa, Florida 33607. The Servicer, as Depositor, will be the settler and initially the sole beneficiary of the Issuer. The Servicer will perform the services described below and set forth in each Servicing Agreement.

COLLECTION OF PAYMENTS

     With respect to each Series of Notes, the Servicer will service the Accounts and will provide certain accounting and reporting services with respect to the Accounts. The Servicer will be obligated to service the Accounts generally in accordance with certain specific standards set forth in the related Servicing Agreement and otherwise in accordance with reasonable and prudent servicing standards that are employed by a prudent servicer with respect to the servicing of accounts held in its own portfolio and in accordance with the Servicer's past practices. Although the Servicer will be responsible for servicing the Accounts, the Servicer will enter into a sub-servicing agreement with Jim Walter Homes pursuant to which Jim Walter Homes will perform certain day-to-day servicing functions, such as following up on delinquent accounts and initiating foreclosure proceedings, in accordance with the standards and provisions of the related Servicing Agreement.

     Generally, all payments received on the Mortgage Collateral for a Series of Notes will be deposited on a daily basis in a separate holding account (each, a "Holding Account") established with and in the name of a custodian as set forth in the related Prospectus Supplement prior to the related Closing Date. The Servicer will transfer the payments attributable to the Mortgage Collateral for a Series of Notes, net of the applicable servicing fee and other permitted deductions, into the related Collection Account.

     With respect to each Series of Notes, the Servicer will perform certain monitoring and reporting functions for the related Indenture Trustee, including the preparation and delivery of monthly reports to the related Indenture Trustee covering the current payments and prepayments in full received with respect to the Accounts of such Series and reports covering defaulted Accounts.

SERVICING FEE

     The servicing fee will be calculated and paid as set forth in the related Prospectus Supplement. In addition to the servicing fee, the Servicer may receive other fees as set forth in the related Prospectus Supplement.

INSURANCE; TAXES

     The Servicer will not be required to maintain escrow accounts for collection of taxes or premiums on Insurance Policies on the Accounts. The terms of each Account require the obligor to maintain a standard Insurance Policy covering the property underlying such Account. The standard Insurance Policy is generally in the form of the fire insurance policy with extended coverage that is customary in the state in which the Mortgaged Property is located. Such standard forms vary from state to state but generally cover damage by fire, lightning and windstorm, subject to certain conditions and exclusions. Other causes of damage (including without limitation floods and earth movements) are not covered. With respect to each Series of Notes, the Servicing Agreement requires the Servicer to cause such a policy to be maintained in full force and effect or to maintain a blanket insurance policy insuring against hazard and certain other losses with respect to each such Account. The Servicer or Jim Walter Homes, as sub-servicer, will be required to monitor the customer's payment of insurance and taxes. If such payments are not made, the Servicer will be required to make such payments and will not be reimbursed for such payments except to the extent such amounts are collected from the obligor, from a sub-servicer or to the extent recoverable as liquidation expenses.

     If the Servicer obtains an Insurance Policy on behalf of an obligor, it normally does so through an insurance agency that is an affiliate of the Servicer, and the reinsurer, if any, of such Insurance Policy is an affiliate of the Servicer.

REALIZATION UPON DEFAULTED ACCOUNTS

     The Servicer will foreclose upon or otherwise comparably convert the ownership of the property securing any Account that comes into default and as to which no satisfactory arrangements can be made for collection of delinquent amounts. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures specified in the Servicing Agreement for such Series of Notes as are consistent with its customary servicing procedures. In this regard, the Servicer may sell the property at a foreclosure or a trustee's sale. Generally, however, it is expected that the property will be resold primarily in exchange for a new account and such account will be an Account securing the Notes of such Series.

     If any property securing a defaulted Account is damaged and the proceeds, if any, from the related Insurance Policy maintained by the customer or from any temporary insurance policy obtained by the Servicer are insufficient to restore the damaged property completely, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration is likely to increase the liquidation proceeds of the related Account and (ii) that it will recover such expenses through liquidation or insurance proceeds.

RESIGNATION

     With respect to each Series of Notes, the Servicer may not resign from its obligations and duties under the related Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will be effective until a successor servicer has assumed the Servicer's obligations and duties under the related Servicing Agreement. Such a successor servicer must be satisfactory to the Issuer of such Series of Notes and the related Indenture Trustee in the exercise of their reasonable discretion. The Servicer may, however, enter into sub-servicing agreements with any person similar to the one to be entered into with Jim Walter Homes to perform any of its obligations under the Servicing Agreement for a Series of Notes, but the Servicer will remain fully liable for performance of all obligations under the related Servicing Agreement.

ANNUAL ACCOUNTANTS' REPORT

     With respect to each Series of Notes, the Servicer will be required to cause a firm of independent certified public accountants to furnish to the Issuer of each Series of Notes and the related Indenture Trustees, at such times as set forth in the related Prospectus Supplement, a statement to the effect that such firm (a) has examined the Servicer's financial statements for the preceding fiscal year in accordance with generally accepted auditing standards and has issued an opinion thereon, and (b) has examined certain documents and records relating to the servicing of the Accounts during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Accounts for such Series or has set forth such exceptions.

EVENTS OF DEFAULT

     With respect to each Series of Notes, Events of Default under each Servicing Agreement will include: (a) any failure to deposit into the Holding Account of a Series of Notes any required payment within two Business Days after it is required to be deposited; (b) any failure by the Servicer duly to observe or perform any other of its covenants or agreements in the related Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure by the related Indenture Trustee or the holders of Notes of such Series representing a majority in principal amount of the then outstanding Notes of such Series; (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Servicer, any sub-servicer or any affiliate of either; (d) any representation, warranty or statement of the Servicer made in the related Servicing Agreement or any other certificate delivered in connection with the issuance of the Notes of such Series being materially incorrect as of the time such representation, warranty or statement was made, which defect has not been cured within 30 days after the Servicer received notice of the defect; and (e) any failure of the Servicer to deliver to the related Indenture Trustee a weekly report covering transfers from the related Holding Account to the related Collection Account in the absence of force majeure.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under the Servicing Agreement remains unremedied, the Insurer, the Issuer or the Indenture Trustee of such Series of Notes (in each case subject to the provisions of the related Indenture) or, with the consent of the related Indenture Trustee, holders of Notes of such

Series entitled to more than 50% of the Voting Rights of each Class of Notes of such Series may terminate all of the rights and obligations of the Servicer under the related Servicing Agreement. Upon such termination, the Issuer of such Series of Notes will be obligated to obtain a substitute servicer satisfactory to the related Indenture Trustee. If the Issuer of such Series of Notes fails to appoint a servicer satisfactory to the related Indenture Trustee, such Indenture Trustee may appoint or petition, in a court of competent jurisdiction, for the appointment of a servicer to act as successor to the Servicer under the related Servicing Agreement. Pending the appointment of a successor Servicer, the Indenture Trustee of such Series of Notes will be obligated to act as Servicer. The Indenture Trustee of a Series of Notes and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the related Servicing Agreement. No termination of the Servicer shall be effective until the new servicer enters into a servicing agreement with the Issuer of such Series of Notes and the related Indenture Trustee.

TERMINATION AND REPLACEMENT OF SERVICER

     Upon the occurrence of certain events as set forth in the related Prospectus Supplement, the Indenture Trustee of such Series of Notes will have the option to, but is not obligated to: (i) terminate the rights of the Servicer under the related Servicing Agreement and appoint a new Servicer thereunder;
(ii) compel the transfer of the software used by the Servicer to service the related Accounts; (iii) direct the homeowners under the Accounts of such Series of Notes to make payments directly to the successor Servicer; and/or (iv) avail itself of any other remedies under the related Servicing Agreement or the related Indenture.

AMENDMENTS

     With respect to each Series of Notes, the related Servicing Agreement may be amended by the related Issuer and Mid-State with the consent of the related Indenture Trustee and the holders of Notes of such Series entitled to more than 50% of the Voting Rights of each Class of affected Notes of such Series, for the purpose of adding any provisions to, or modifying or eliminating any provisions of, the related Servicing Agreement. However, amendments affecting amounts to be deposited in the related Holding Account or the related Collection Account, altering the priorities with which any allocation of funds shall be made under the related Servicing Agreement, creating liens on the collateral securing the payment of principal and interest on the Notes of such Series or modifying certain specified provisions of the related Servicing Agreement may be approved only with the consent of the related Indenture Trustee and all holders of the Notes of such Series. The Servicing Agreement for a Series of Notes may also be amended without the consent of the related Indenture Trustee or any Noteholder of such Series if such amendment does not adversely affect in any material respect the interests of any Noteholder of such Series.

                               THE TRUST AGREEMENT

     The following summaries describe the material provisions of the Trust Agreement for each Series of Notes not described elsewhere in this Prospectus. The related Prospectus Supplement will describe any material provisions of the related Trust Agreement not described herein.

     With respect to each Series of Notes, under the terms of the related Trust Agreement, the Depositor will have conveyed to the related Owner Trustee a nominal amount of cash to establish the related Trust, which will act as Issuer for such Series of Notes. In exchange, the Depositor will have received certificates evidencing beneficial ownership of the Issuer of such Series of Notes created under such agreement. Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership of the Issuer of a Series of Notes to another entity or entities.

     With respect to each Series of Notes, the related Trust Agreement will provide that the related Owner Trustee will be obligated to (i) execute and deliver the Indenture, the Notes, the Servicing Agreement, the Purchase and Sale Agreement and all other documents, agreements and instruments related thereto for such Series of Notes, (ii) acquire the related Collateral and to pledge such Collateral as security for the Notes of such Series, (iii) issue the Notes of such Series pursuant to the related Indenture and (iv) take whatever action shall be required to be taken by the Owner Trustee of such Series of Notes by, and subject to, the terms of the related Trust Agreement. With respect to each Series of Notes, the related Trust Agreement will provide that the Issuer of such Series of Notes may not conduct any activities other than those related to the issuance and sale of Notes of such Series, the investment of certain funds in Eligible Investments, as defined in the related Indenture, and such other limited activities as may be required in connection with reports and payments to holders of the Notes of such Series and the beneficial interest of the related Trust. With respect to each Series of Notes, neither the related Owner Trustee in its individual capacity nor the holders of the beneficial interest of the related Trust (the "Owners") are liable for payment of principal of or interest on the Notes of such Series and each holder of Notes of such Series will be deemed to have released the related Owner Trustee and the Owners of such Series from any such liability. Upon the payment in full of all outstanding Notes of a Series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the related Indenture Trustee, and the Owners of such Series of Notes will succeed to all the rights of the Noteholders of such Series, under the related Servicing Agreement, except as otherwise provided therein.

     With respect to each Series of Notes, the related Trust Agreement will provide that the related Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust until at least 367 days after payment in full of all the Notes of such Series and the Owners of such Series of Notes shall not direct the related Owner Trustee to take any action that would violate such provision.

     The related Prospectus Supplement will set forth the fee the related Owner Trustee is entitled to pursuant to the related The Trust Agreement.

     With respect to each Series of Notes, the related Trust Agreement may, at the unanimous written request of the Owners of such Series of Notes, be supplemented and amended by a written instrument signed by the related Owner Trustee and the Owners of such Series of Notes, with the written consent of the related Indenture Trustee.

     With respect to each Series of Notes, the related Trust Agreement will provide that the related Trust will terminate upon the earlier to occur of (i) the final sale or disposition of the trust estate and the distribution of all proceeds thereof to the Owners of such Series of Notes or (ii) 21 years less one day following the death of the survivor of certain individuals described in the Trust Agreement, but in no event later than the date set forth in the related Prospectus Supplement.

                         THE PURCHASE AND SALE AGREEMENT

     The following summaries describe the material provisions of the Purchase and Sale Agreement for each Series of Notes not described elsewhere in this Prospectus. The related Prospectus Supplement will describe any material provisions of the related Purchase and Sale Agreement not described herein.

     The Depositor will sell and assign to the Issuer of a Series of Notes all its right, title and interest in the Mortgage Collateral for such Series pursuant to the related Purchase and Sale Agreement. Simultaneously, the Issuer of such Series of Notes will collaterally assign such Mortgage Collateral to the related Indenture Trustee as security for the Notes of such Series pursuant to the related Indenture.

     The Depositor will represent and warrant to the Issuer of each Series of Notes, with respect to the Accounts sold pursuant to the related Purchase and Sale Agreement, that as of the date of execution thereof: (i) the related building or instalment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due shall have been performed by both parties thereto; (ii) the promissory note shall have been duly executed by the customer with respect thereto and, to the extent required under local law for recordation or enforcement, the mortgage, mechanic's lien contract or other security agreement has been duly executed and properly acknowledged;
(iii) the Mortgage Collateral documents, other than the assignments thereof, shall have been properly recorded as required by law; (iv) the mortgage, deed of trust, mechanic's contract or other security agreement shall constitute a valid first-priority lien upon and secure title to the property described therein, and such mortgage, deed of trust, mechanic's lien contract or other security agreement and the promissory note or instalment sale contract secured thereby shall be fully enforceable in accordance with their respective terms; (v) all costs, fees, intangible and documentary recording taxes and expenses incurred in making, closing, and recording each Account shall have been paid; and (vi) no part of the mortgaged property securing any promissory note or instalment sale contract shall have been released from the lien or security title of the mortgage, deed of trust, mechanic's lien contract or other security agreement securing such promissory note or instalment sale contract except for Account notes which have been prepaid in full since the related Cut-Off Date, which amounts will be deposited in the related Collection Account.

     Within 90 days of the earlier of discovery by or notice to the Depositor of any breach of a representation or warranty which materially and adversely affects the interests of the Issuer of a Series of Notes in a related Account, the Depositor is required to use its best efforts to cure such breach in all material respects. If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the related Indenture Trustee, such longer period as specified in such consent, the Depositor is required to either
(i) repurchase such Account from the related Issuer for an amount equal to 100% of the current Economic Balance of the affected Account or (ii) substitute for such affected Account one or more qualified substitute accounts.

     In order to be a "qualified substitute account," an account must comply with the representations and warranties set forth above and must have an Economic Balance not less than the Economic Balance of, and an Effective Financing Rate not less than the Effective Financing Rate of, the Account for which it is being substituted, all as more specifically set forth in the related Purchase and Sale Agreement.

     The obligation of the Depositor to cure any such breach or to repurchase or substitute for the affected Account will be the sole remedy available to the Issuer of a Series of Notes in respect of the related breach.

                               PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a segregated account (the "Pre-Funding Account"), in the name of the related Indenture Trustee on behalf of the related Noteholders, into which the Depositor will deposit an amount (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Notes of the related Series of Notes. The Pre-Funded Amount will be used by the related Issuer upon satisfaction of the conditions precedent thereto specified in the related Indenture to purchase accounts ("Subsequent Accounts") from the Depositor from time to time during a period from the Closing Date to a date not more than six months after the Closing Date (the "Funding Period"). The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the

Funding Period will be distributed to the related Noteholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Notes.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Notes, is subject to significant interpretive uncertainties.

     Unless otherwise specified in the related Prospectus Supplement, no representation is made as to the proper characterization of any Class of Notes of any Series for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Notes constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

     With respect to each Series of Notes, the Issuer, the Depositor and Walter Industries, an affiliate of the Depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Code, with respect to many employee benefit plans or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively, the "Plans"). While Mid-State has no present intention to transfer the beneficial interest in the Issuer of any Series of Notes to any person other than an affiliate of Mid-State (including a trust beneficially owned by Mid-State or an affiliate), any transferee of such beneficial interest (including a transferee that is not such an affiliate) may be such a "party in interest" or "disqualified person." Prohibited transactions within the meaning of ERISA and the Code may arise if the Notes are acquired by a Plan with respect to which Walter Industries is a service provider or other category of "party in interest" or "disqualified person," unless such Notes are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a "qualified professional asset manager" or pursuant to any other available exemption.

     A possible violation of the prohibited transaction rules also could occur if a Plan purchased Notes pursuant to this offering and the Issuer, any underwriter, or any of their employees, affiliates or financial consultants (i) manage any part of the Plan's investment portfolio on a discretionary basis, or
(ii) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of such Plan that such advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the Issuer, any underwriter, Mid-State and their respective affiliates will not, and no Plan should, allow the purchase of Notes with assets of any Plan if the Issuer, any underwriter, Mid-State or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire such Notes the management services or advice described in the previous sentence.

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under

Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Notes may cause the Accounts and other assets included in a related Trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (I.E., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Notes are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Notes is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Collateral and other assets included in a Trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Accounts and other assets included in a Trust constitute Plan assets, the purchase of Notes by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code.

     To the extent the Notes are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Notes ("Non-Equity Notes") would not cause the assets included in a related Trust to be deemed Plan assets. However, the Depositor, the Servicer, the Indenture Trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Notes, the purchase of Non-Equity Notes using Plan assets over which any such parties have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Notes may not be purchased using the assets of any Plan if a Depositor, or any of the Servicer, the Indenture Trustee, the Owner Trustee or the underwriter or any of their affiliates has investment authority with respect to such assets.

     In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTE 91-38, which exempts certain transactions involving bank collective investment funds, PTE 95-60, which exempts certain transactions involving insurance company general accounts, or PTE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary which proposes to cause a Plan to purchase Notes should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the potential applicability of any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Notes may contain additional information regarding the application of any exemption, with respect to the Notes offered thereby.

     The sale of Notes to a Plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

     ANY PLAN FIDUCIARY OR OTHER INVESTOR CONSIDERING WHETHER TO PURCHASE ANY NOTES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL AND REFER TO THE RELATED PROSPECTUS SUPPLEMENT FOR GUIDANCE REGARDING THE ERISA CONSIDERATIONS APPLICABLE TO THE NOTES OFFERED THEREBY.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Cadwalader, Wickersham & Taft as to the material federal income tax consequences of the purchase, ownership and disposition of Notes. This opinion covers the federal income tax characterization of the Notes and the federal income tax treatment of original issue discount, market discount, premium, sales or redemptions of Notes and backup withholding and taxation of foreign investors. This opinion assumes the accuracy of the factual descriptions contained in this Prospectus and the applicable Prospectus Supplement and compliance with all provisions of the related agreements pursuant to which the Notes are issued. This discussion reflects laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the Notes applicable to all categories of investors, some of which may be subject to special rules. The Depositor recommends that prospective investors consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes. Unless stated otherwise, for purposes of the following summary, references to "Noteholder" and "holder" mean the beneficial owner of a Note.

GENERAL

     The determination of whether a particular investment represents indebtedness or an ownership interest in the underlying property or an equity interest in the issuing entity is based upon a number of factors, no one of which is controlling, which generally look to form of the transaction, the intent of the parties, the degree of assurance of repayment and the economic indicia of ownership of the underlying property. Based on an analysis of the relevant factors, although there is no authority directly on point, in the opinion of Cadwalader, Wickersham & Taft, the Notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Accounts nor as an equity interest in the Issuer or a separate association taxable as a corporation and, further, under current law, the Trust will not be treated as a taxable mortgage pool ("TMP") as defined in Code
Section 7701(i).

     Based on the foregoing, for federal income tax purposes, (i) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     Tax counsel will indicate in the related Prospectus Supplement whether the Notes may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of the Notes and their "issue price." Holders of any Notes issued with original issue discount generally must include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income.

     Based on Code Sections 1271 through 1273 and Section 1275, Treasury Regulations under such Code Sections issued on January 27, 1994, as amended on June 14, 1996 (the "OID Regulations") and certain provisions of the Tax Reform Act of 1986 (the "1986 Act"), the Depositor anticipates that the amount of original issue discount required to be included in a Noteholder's income in any taxable year will be computed as described below. The OID Regulations require that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the collateral supporting a debt instrument ("Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Prepayment Assumption will include a reasonable assumed prepayment rate for the Accounts. The OID Regulations provide that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Notes, and which is not an unreasonable assumption. The Prepayment Assumption determined by the Depositor for the purposes of determining the amount and rate of accrual of original issue discount will be set forth in the Prospectus Supplement with respect to a Series of Notes. No representation is made that the Accounts will prepay at the Prepayment Assumption or at any other rate. The Prepayment Assumption used to price the Notes will be based in part on an assumed level of cash recoveries on repossessed properties and also on an assumed default rate on the Accounts. It is unclear under the 1986 Act and the OID Regulations whether an assumption as to cash recoveries on repossessed properties or an assumption as to a default rate on the Accounts will be acceptable. Moreover, it is not clear whether an assumption as to the expected timing of payments on an equity interest in a Trust is permissible. The Depositor intends, however, to use such assumptions for purposes of computing original issue discount on the Notes unless regulations are issued that prohibit the use of such assumptions. There can be no assurance, however, that the Internal Revenue Service (the "IRS") will agree with the positions taken by the Depositor and any challenge by the IRS could result in holders being required to include income in different amounts or at different times from those described below.

     In general, each Note will be treated as a single instalment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The "issue price" of the Notes is the price at which a substantial amount of the Notes are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers) regardless of the price paid by subsequent buyers. Generally, the stated redemption price at maturity of a Note is its stated principal amount. Under a DE MINIMIS rule contained in the Code, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of a Note multiplied by its weighted average maturity. Weighted average maturity is computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years from the issue date (rounding down for partial years) until each payment included in the stated redemption price at maturity is scheduled to be made under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of each such payment and the denominator of which is the Note's stated redemption price at maturity.

     Generally, a Noteholder must include in gross income in each taxable year, the "daily portion," as determined below, of the original issue discount that accrues on a Note for each day during the taxable year that the Noteholder holds such Note, including the purchase date but excluding the disposition date. In the case of an original holder of a Note, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that either begins or ends on the day in the calendar year corresponding to a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (a) adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Note as calculated under the Prepayment Assumption), and (ii) any principal payments received during such accrual period and (b) subtracting from the total the "adjusted issue price" of the Note at the beginning of such accrual period. The "adjusted issue price" of a Note at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Note at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any principal payment made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under a reasonable method set forth under the OID Regulations, provided that such method is consistent with the method used to determine yield on the Notes. The calculation of original issue discount as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

     A subsequent purchaser of a Note issued with original issue discount who purchases the Note at a cost less than the remaining stated redemption price at maturity but more than its adjusted issue price (I.E., at an "acquisition premium"), also will be required to include in gross income the sum of the daily portions of original issue discount on the Note. In computing the daily portions of original issue discount for such a purchaser, however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Note exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includable in the gross income of an original Noteholder (who purchased the Note at its issue price), (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Note for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     An initial purchaser of a Note who purchases the Note at a cost greater than its principal amount will be considered to have purchased the Note at a premium. Moreover, a purchaser who purchases a Note in the secondary market for greater than its remaining principal amount (in the case of a Note issued without original issue discount) will be considered to have purchased the Note at a premium. A Noteholder that holds a Note purchased at a premium as a capital asset within the meaning of Section 1221 of the Code may elect to amortize such premium under a constant yield method. The Code provides that amortizable bond premium will be treated as an offset to interest income rather than as a deductible interest expense. The election to amortize premium will apply to all debt instruments acquired by the Noteholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Investors should consult their own tax advisors regarding the consequences of making such an election.

     The OID Regulations permit a Noteholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium on the Notes in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Noteholder acquires during the year of the election or thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable without the consent of the IRS.

MARKET DISCOUNT

     A purchaser of a Note also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the excess, if any, of (i) the Note's stated principal amount or, in the case of a Note with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Note from an original holder) over (ii) the price paid by the purchaser for such Note. Under a DE MINIMIS rule contained in the Code, market discount with respect to a Note will be considered to be zero if the amount allocable to the Note is less than 0.25% of the stated redemption price at maturity of such Note multiplied by the number of complete years to maturity of the Note remaining after the date of purchase. If market discount on a Note is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Note and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Investors should consult their own advisors regarding the application of the market discount rules and advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The 1986 Act provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount Note acquired by the taxpayer after the date of enactment of the Act shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Note is to be reduced by the amount so treated as ordinary income. This rule will not apply, however, if the Noteholder elects to include market discount in income currently as it accrues on all market discount obligations acquired by such Noteholder in the taxable year and thereafter.

     The 1986 Act also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one instalment. Until such time as regulations are issued by the Treasury, certain rules described in the legislative history accompanying the 1986 Act will apply. Under those rules, the holder of a market discount Note may elect to accrue market discount either on the basis of a constant interest rate (taking into account the Prepayment Assumption) or according to one of the following methods. For Notes issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Notes issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the methods in the case of instruments (such as the Notes) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the Prepayment Assumption will apply. Regulations are to provide similar rules for computing the accrual of amortizable note premium on instruments payable in more than one principal instalment.

     A holder of a Note who acquired such Note at a market discount also may be required to defer, until the maturity date of such Note or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Note in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Note. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Note for the days during the taxable year on which the holder held the Note and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Note matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized, in whole or in part, any remaining deferred deduction will be allowed to the extent gain is recognized on the disposition. The deferral rule does not apply if the Noteholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Noteholder in that taxable year and thereafter.

SALE OR REDEMPTION OF NOTES

     If a Note is sold or redeemed, the seller generally will recognize gain or loss equal to the difference between the amount realized on the sale or redemption and the seller's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Note, and reduced by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Note will recognize gain equal to the excess, if any, of the amount of the payment over such holder's adjusted basis in the Note. A holder of a Note who receives a final payment which is less than such holder's adjusted basis in the Note will generally recognize a loss. In general, such gain or loss will be a capital gain or loss, provided that the
Note is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

FOREIGN INVESTORS

     Payments of interest (including any payment with respect to accrued original issue discount) on the Notes to a Noteholder who is a non-United States person ("foreign person") not engaged in a trade or business within the United States, will not be subject to Federal income or withholding tax if (i) such Noteholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in Mid-State or any parent corporation thereof, (ii) such Noteholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to Mid-State or any parent corporation thereof and (iii) such Noteholder complies with certain identification requirements (including delivery of a statement, signed by the Noteholder under penalty of perjury, certifying that such Noteholder is a foreign person and providing the name and address of such Noteholder). As used herein, the term "foreign person" means a person that is, for United States Federal income tax purposes, someone other than (i) a citizen or resident of the United States, (ii) a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,
(iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons).

     Recently issued Treasury regulations (the "New Regulations") provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 2001. Currently valid withholding certificates will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. The New Regulations require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Noteholders who are foreign persons as described above should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     If a tax is withheld by the withholding agent, the Noteholder would be entitled to a refund of such tax if such Noteholder can prove it is a foreign person and it is not a 10 percent shareholder of Mid-State or any parent corporation thereof, or a controlled foreign corporation related to Mid-State or any parent corporation thereof. A Noteholder may be required to file a U.S. Federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

BACKUP WITHHOLDING

     Federal income tax laws provide for "backup withholding" of tax at a rate of 31% in certain circumstances on "reportable payments," which include payments of principal, interest and original issue discount (determined in any case as if the Noteholder were the original holder of the Note), but not market discount, on a Note and of the proceeds of the disposition of a Note. Persons subject to the requirement of backup withholding include, in certain circumstances, the Depositor, the Issuer, the paying agent of the Issuer, a person who collects a payment of interest or original issue discount as a custodian or nominee on behalf of the Noteholder and a "broker" (as defined in applicable Treasury regulations) through which the Noteholder receives the proceeds of the retirement or other disposition of a Note. Backup withholding applies only if the Noteholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number to the person subject to the requirement of backup withholding, (2) furnishes an incorrect taxpayer identification number to such person, (3) fails to report properly interest or dividends or (4) under certain circumstances, fails to provide to such person a certified statement, signed under penalty of perjury, that the taxpayer identification number furnished is the correct number and that such Noteholder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Noteholders, including payments to certain exempt recipients (such as tax-exempt organizations) and to certain foreign persons (as discussed under "Foreign Investors" above). Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     The amount of any "reportable payments" made by the Issuer during each calendar year and the amount of tax withheld, if any, with respect to payments on the Notes will be reported to the Noteholders and to the IRS.

TAXABLE MORTGAGE POOLS

     Under Code section 7701(i), an entity substantially all the assets of which consist of mortgage loans and which does not elect REMIC status may be classified as a taxable mortgage pool only if it is "the obligor under debt obligations with two or more maturities." On August 4, 1995 the IRS issued Treasury regulations under Section 7701(i) (the "TMP Regulations"). Because the Notes will pay principal PRO RATA in the absence of losses on the Accounts and various Classes of Notes will have the same maturities (within the meaning of applicable Treasury regulations), the Trust will not be classified as a TMP.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the proceeds from the sale of the Notes of a Series will be used by the Issuer to purchase the Accounts for such Series and to pay the expenses of the offering of such Series.

                              PLAN OF DISTRIBUTION

     The Notes are being offered hereby in Series through one or more of the methods described below. The related Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Notes of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

     The Notes will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Notes may be made through a combination of two or more of these methods:

                  1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the related Prospectus Supplement;

                  2. By placements by the Issuer with investors through dealers; and

                  3.     By direct placements by the Issuer with investors.

     If underwriters are used in a sale of any Notes, such Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Notes will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The related Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Issuer to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Notes will be obligated to purchase all such Notes if any are purchased. The Depositor will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

     The Prospectus Supplement with respect to any Series of Notes offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and dealers and/or the Issuer and purchasers of Notes of such Series.

     Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Noteholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the Prospectus Supplement relating to a Series of Notes, the Issuer or any affiliate thereof may purchase some or all of one or more Classes of Notes of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Notes so purchased directly, through one or more underwriters to be designated at the time of the offering of such Notes or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Notes may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Notes for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Notes by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     During and after the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include overallotment and stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

     The Depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments the underwriters may be required to make in respect thereof. The Depositor has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

     Certain legal matters relating to the Notes, including the federal income tax consequences to holders of Notes of an investment in the Notes of a Series will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                                  NOTE RATINGS

     It will be a condition to the issuance of each Series of Notes that each Class of the Notes be rated by one or more of Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR"), Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch" and each of Fitch, Moody's, DCR and S&P, a "Rating Agency") in one of their four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Notes upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Notes of a Series is revised or withdrawn, the liquidity of such Class of Notes may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (including any amendments thereto) under the Securities Act of 1933, as amended, with respect to the Notes. This Prospectus, which forms part of the Registration Statement, omits certain information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Issuer has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The address of the principal executive offices of the Issuer is Mid-State Homes, Inc., 1500 North Dale Mabry Highway, Tampa, Florida 33607, and the telephone number of the principal executive offices of the Issuer is
(813) 871-4811.

                             REPORTS TO NOTEHOLDERS

     Periodic reports concerning the assets of each Trust are required to be forwarded to holders of the Notes of the related Series. See "The
Indenture--Reports to Noteholders" herein. Any reports forwarded to holders will not contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Depositor pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to David L. Townsend, Vice President-Administration, Walter Industries, Inc.,
1500 N. Dale Mabry Highway, Tampa, Florida 33607.

                             INDEX OF DEFINED TERMS


1

1986 Act...........................................49

A

Accounts...........................................11
accreted value......................................7
accrual period.....................................50
adjusted issue price...............................50
Available Funds....................................27

B

Bankruptcy Code.....................................7
Bankruptcy Court...................................11
Best...............................................18
Book-Entry Notes...................................24
Building Contract..................................14

C

Cash Collateral Account............................30
Cash Collateral Lender.............................30
Cede...............................................24
Class..............................................12
Clearstream Banking................................33
Clearstream Banking Participants...................33
Closing Date.......................................11
Code................................................4
Collateral.........................................17
Collection Account.................................18
Collection Period..................................27
Commission.........................................56
Companion Class....................................26
Consensual Plan....................................11
Credit Provider....................................28
Cut-Off Date.......................................17

D

DCR................................................56
Definitive Notes...................................35
Depositaries.......................................34
Depositor..........................................10
DOL................................................47
DTC................................................24
DTC Participants...................................33

E

Economic Balance...................................15
EDGAR..............................................56
Effective Financing Rate...........................14
Eligible Investments...............................18
ERISA............................................4,46
Euroclear..........................................34
Euroclear Cooperative..............................34
Euroclear Operator.................................34
Euroclear Participants.............................34
Event of Default...................................39
Exchange Act.......................................57

F

Fannie Mae.........................................18
Fitch..............................................56
foreign person.....................................53
Freddie Mac........................................18
FTC Rule...........................................19
Funding Period.....................................45




G

Gross Receivable Amount............................14

H

holder.............................................48
holders............................................24
Holding Account....................................41

I

Indenture..........................................11
Indenture Trustee..................................11
Indirect DTC Participants..........................33
Insurance Policies.................................17
Insurer............................................28
Interest Accrual Period............................25
IRS................................................49
issue price........................................50
Issuer.............................................11
Issuer Expenses....................................27

J

Jim Walter Homes...................................10

L

Letter of Credit...................................28
Letter of Credit Issuer............................28
Litigation.........................................11

M

Mechanic's Lien Contract...........................14
Mid-State..........................................10
Moody's............................................56
Mortgage Collateral................................17

N

New Regulations....................................53



Non-Equity Notes...................................47
Note Rate..........................................24
Noteholder.........................................48
Noteholders........................................11
Notes..............................................11
Notes Insurance Policy.............................28
Notice of Default..................................39

O

OID Regulations....................................49
original issue discount.............................7
Original Jim Walter................................10
Owner Trustee......................................11
Owners..........................................33,44

P

Parties in Interest................................47
Payment Date.......................................16
Percentage Interest................................24
Plans..............................................46
Pool Insurance Policy..............................29
Pool Insurer.......................................29
Pre-Funded Amount..................................45
Pre-Funding Account................................45
Prepayment Assumption..............................49
prepayments........................................31
Promissory Note....................................14
Prospectus Supplement..............................12
PTE................................................48
Purchase and Sale Agreement........................19

Q

qualified substitute account.................36,38,45

R

Rating Agency......................................56
Record Date........................................24
Reinvestment Period................................27
Relief Act.........................................22
Remaining Available Funds..........................28
Reserve Fund.......................................29
Retail Contracts...................................14

S

S&P................................................56
Sale Contract......................................14
Securities Act.....................................55
Security Instruments...............................20
Senior Notes.......................................30
Series.............................................11
Servicer...........................................15
Servicing Agreement................................19
Special Hazard Policy..............................29
Spread Account.....................................29
Subordinated Notes.................................30
Subsequent Accounts................................45

T

Terms and Conditions...............................34
Texas Building Contract............................14
Texas Contracts....................................14
Texas Mortgages....................................14
Texas Resale Mortgage..............................14
Texas Sales Contract...............................14
TMP................................................49
TMP Regulations....................................54
Trust..............................................11
Trust Agreement....................................11

U

UCCC...............................................19

V

Voting Rights......................................38

W

Walter Industries..................................10


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
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                                  $386,500,000
                                 (APPROXIMATE)

                              MID-STATE TRUST VIII

                           7.791% ASSET-BACKED NOTES

                     --------------------------------------
                             PROSPECTUS SUPPLEMENT
                                 APRIL 27, 2000

                     --------------------------------------

                         Banc of America Securities LLC
                                Lehman Brothers
                              Salomon Smith Barney

    Until 90 days after the date hereof, all dealers that buy, sell or trade these securities may be required to deliver this prospectus supplement together with the accompanying prospectus, regardless of whether they are participating in the offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------